Prospectus Supplement
(To Prospectus dated August 16, 2002)

[C-BASS LOGO]                                               [RADAR VIEWER LOGO]

                           $198,690,000 (Approximate)
         C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB4

                      Residential Asset Funding Corporation
                                    Depositor

               Credit-Based Asset Servicing and Securitization LLC
                                     Seller

                            Litton Loan Servicing LP
                                    Servicer

                                        Initial Certificate   Pass-Through
Class                                       Balance (1)           Rate
------------------------------------    -------------------   ------------
A-IO ...............................       Notional (2)         Step (2)
AF-1 ...............................        $93,800,000        Variable(3)
AF-2 ...............................        $33,700,000         Fixed (3)
AF-3 ...............................        $12,100,000         Fixed (3)
AF-4 ...............................        $12,710,000         Fixed (3)
M-1 ................................        $16,930,000        Variable(3)
M-2 ................................        $13,990,000        Variable(3)
B-1 ................................        $12,520,000        Variable(3)
B-2 ................................        $ 2,940,000        Variable(3)

--------------
(1) Approximate.
(2) The Class A-IO Certificates are a class of interest-only certificates and are not entitled to any principal payments, but will accrue interest at a pass-through rate of (a) for the 1st distribution date through the 6th distribution date, the lesser of (1) 6.50% per annum and (2) the related rate cap, (b) for the 7th distribution date through the 12th distribution date, the lesser of (1) 3.50% per annum and (2) the related rate cap and
    (c) for the 13th distribution date and each distribution date thereafter, 0% per annum on a notional amount equal to the lesser of (i) $112,000,000 and (ii) the aggregate principal balance of the mortgage loans. The Class A-IO Certificates are not entitled to distributions of interest after the distribution date in August 2003.
(3) Subject to limitation as described in this prospectus supplement.

Offered Certificates

The certificates represent ownership interests in a trust consisting primarily of a pool of one- to four-family residential first and second lien mortgage loans, consisting of conventional fixed-rate and adjustable-rate, FHA insured and VA guaranteed mortgage loans. The mortgage loans will be segregated into two groups, one consisting of mortgage loans with principal balances that conform to Freddie Mac loan limits and one consisting of mortgage loans with principal balances that may or may not conform to Freddie Mac loan limits. Credit enhancement for the offered certificates will be provided in the form of excess interest, subordination, overcollateralization, cross-collateralization and a mortgage insurance policy.

Underwriting

The underwriters will offer to the public the offered certificates from time to time at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates, before deducting expenses, will be approximately 102.5% of the aggregate initial certificate principal balance of the offered certificates, other than the Class A-IO Certificates, plus accrued interest in the case of the Class A-IO, Class AF-2, Class AF-3 and Class AF-4 Certificates. The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Luxembourg and the Euroclear System on or about August 27, 2002. See "Method of Distribution."

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

   The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                              Wachovia Securities

Greenwich Capital Markets, Inc.                       Blaylock & Partners, L.P.

           The date of this Prospectus Supplement is August 16, 2002.

--------------------------------------------------------------------------------
Carefully consider the "risk factors" beginning on page S-14 of this prospectus supplement and on page 4 in the accompanying prospectus.

The offered certificates are not insured or guaranteed by any governmental agency or instrumentality.

The offered certificates represent interests in the trust only and will not be obligations of or represent interests in any other entity.

This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by the prospectus.
--------------------------------------------------------------------------------

              Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

         o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

         o this prospectus supplement, which describes the specific terms of this series of certificates.

If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

Residential Asset Funding Corporation's principal offices are located at One Wachovia Center, 301 S. College Street, Charlotte, North Carolina 28288-0630 and its phone number is (704) 373-6611.

We cannot sell the offered certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS

                              Prospectus Supplement


SUMMARY OF PROSPECTUS SUPPLEMENT............................................S-4
RISK FACTORS...............................................................S-14
THE MORTGAGE POOL..........................................................S-25
THE SELLER.................................................................S-53
PREPAYMENT AND YIELD CONSIDERATIONS........................................S-53
DESCRIPTION OF THE CERTIFICATES............................................S-65
POOLING AND SERVICING AGREEMENT............................................S-86
USE OF PROCEEDS............................................................S-94
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................S-95
CERTAIN STATE TAX CONSEQUENCES.............................................S-99
METHOD OF DISTRIBUTION.....................................................S-99
SECONDARY MARKET..........................................................S-100
LEGAL MATTERS.............................................................S-100
RATINGS...................................................................S-100
LEGAL INVESTMENT..........................................................S-101
ERISA CONSIDERATIONS......................................................S-101
ANNEX I...................................................................S-103
ANNEX II..................................................................S-107
ANNEX III.................................................................S-108

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, CAREFULLY READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

         o THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. SOME OF THE INFORMATION CONSISTS OF FORWARD-LOOKING STATEMENTS RELATING TO FUTURE ECONOMIC PERFORMANCE OR PROJECTIONS AND OTHER FINANCIAL ITEMS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE PROJECTED RESULTS. THOSE RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, AND VARIOUS OTHER MATTERS, ALL OF WHICH ARE BEYOND OUR CONTROL. ACCORDINGLY, WHAT ACTUALLY HAPPENS MAY BE VERY DIFFERENT FROM WHAT WE PREDICT IN OUR FORWARD-LOOKING STATEMENTS.

Issuer                     2002-CB4 Trust.

Title of Series            C-BASS Mortgage Loan Asset-Backed Certificates,
                           Series 2002-CB4.

Cut-off Date               August 1, 2002.

Closing Date               On or about August 27, 2002.

Depositor                  Residential Asset Funding Corporation, a North
                           Carolina corporation. The depositor is an affiliate of Wachovia Securities, Inc., the underwriter. The depositor will deposit the mortgage loans into the trust. See "The Sponsor" in the prospectus.

Seller Credit-Based Asset Servicing and Securitization LLC will sell the mortgage loans to the depositor. The mortgage loans were acquired generally in accordance with the underwriting standards described under "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.

Servicer Litton Loan Servicing LP, a Delaware limited partnership and an affiliate of the seller, will be the servicer of the mortgage loans. See "Pooling and Servicing Agreement--The Servicer" in this prospectus supplement.

Trustee U.S. Bank National Association, a national banking association, will be the trustee. See "Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

Distribution Dates         Distributions on the offered certificates will be
                           made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in September 2002.

Offered Certificates

On the Closing Date, 2002-CB4 Trust will issue certain classes of certificates, nine of which are being offered by this prospectus supplement. Only the certificates listed in the immediately following table, referred to as the offered certificates in this prospectus supplement, are being offered by this prospectus supplement. Each class of offered certificates will have the initial certificate principal balance or notional amount, as applicable, and pass-through rate set forth or described in the immediately following table.


                                         Initial Certificate
                       Class     Principal Balance/Notional Amount(1)       Pass-Through Rate
              ------------------ -------------------------------------- --------------------------
              A-IO                         $112,000,000(2)                       Step(3)
              ------------------ -------------------------------------- --------------------------

              AF-1                         $93,800,000                         Variable(4)
              ------------------ -------------------------------------- --------------------------

              AF-2                         $33,700,000                          Fixed(5)
              ------------------ -------------------------------------- --------------------------

              AF-3                         $12,100,000                          Fixed(5)
              ------------------ -------------------------------------- --------------------------

              AF-4                         $12,710,000                          Fixed(5)
              ------------------ -------------------------------------- --------------------------

              M-1                          $16,930,000                         Variable(4)
              ------------------ -------------------------------------- --------------------------

              M-2                          $13,990,000                         Variable(4)
              ------------------ -------------------------------------- --------------------------

              B-1                          $12,520,000                         Variable(4)
              ------------------ -------------------------------------- --------------------------

              B-2                          $2,940,000                          Variable(4)
              ================== ====================================== ==========================

----------------
(1)     Approximate.

(2) The initial notional amount of the Class A-IO Certificates. For any distribution date thereafter, the notional amount will be equal to the lesser of $112,000,000 and the aggregate principal balance of the mortgage loans.

(3) The pass-through rate on the Class A-IO Certificates will be (a) for the 1st distribution date through the 6th distribution date, the lesser of
       (1) 6.50% per annum and (2) the related rate cap, (b) for the 7th distribution date through the 12th distribution date, the lesser of (1) 3.50% per annum and (2) the related rate cap and (c) for the 13th distribution date and each distribution date thereafter, 0% per annum.

(4) The pass-through rate on the Class AF-1 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates is based on one-month LIBOR plus an applicable margin, subject to the rate cap described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates."

(5) The pass-through rates on the Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates will be fixed, subject to the related rate cap. The pass-through rate on the Class AF-4 Certificates will increase by 0.50% per annum after the Optional Termination Date. See "Description of the Certificates--Pass-Through Rates."

Non-Offered Certificates

The trust will also issue the Class AV-1 Certificates, the Class B-3 Certificates, the Class X Certificates, the Class N Certificates and the Class R Certificates. The Class AV-1 Certificates are being privately offered by the trust to Freddie Mac pursuant to an information circular. The Class B-3 Certificates will be delivered to the Seller or its designee as partial consideration for the mortgage loans. The Class AV-1 Certificates will have an original certificate principal balance of approximately $90,650,000 and a pass-through rate described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates." The Class B-3 Certificates will have an original certificate principal balance of approximately $5,156,836 and a pass-through rate described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates."

In addition to the offered certificates and the non-offered certificates, the trust will issue three other classes of certificates. These certificates will be designated as the Class X Certificates, the Class N Certificates and the Class R Certificates and are not being offered by this prospectus supplement to the public or otherwise. The Class R Certificates are sometimes referred to in this prospectus supplement as the "Residual Certificates." The Class X Certificates and the Class N Certificates are subordinate to the Class AV-1 Certificates, the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates, the Class A-IO Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates and are not offered by this prospectus supplement. The Class X Certificates and the Class N Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans. The Class N Certificates or the Class X Certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans as described in the pooling and servicing agreement. The Residual Certificates will not have an original principal balance and are the classes of Certificates representing the residual interests in the trust. The Residual Certificates will be delivered to the seller or its designee as partial consideration for the mortgage loans.

The Trust

The depositor will establish a trust with respect to the certificates under the pooling and servicing agreement, dated as of the cut-off date, among the depositor, the seller, the servicer, Federal Home Loan Mortgage Corporation, as guarantor of the Class AV-1 Certificates, and the trustee. The certificates represent beneficial interests in the trust. See "Description of the Certificates" in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the offered certificates will be made primarily from payments received or advanced in connection with the mortgage loans. In addition, the trustee, on behalf of the holders of the offered certificates, the Class AV-1 Certificates and the Class B-3 Certificates, will enter into an interest rate cap agreement, the proceeds of which will be available to cover certain amounts of basis risk carryover on the certificates. In addition, the trustee, on behalf of the holders of the Class AF-1 Certificates, will enter into a second interest rate cap agreement, the proceeds of which will be available to cover certain interest shortfalls on the Class AF-1 Certificates. By their terms, the interest rate cap agreements terminate on the distribution date in August 2003. See "Description of the Certificates--The Interest Rate Cap Agreements" in this prospectus supplement.

The Mortgage Loans

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date or the aggregate principal balance of the mortgage loans in the related loan group as of the cut-off date as the context requires.

The trust will contain approximately 3,000 one-to four-family, adjustable-rate and fixed-rate mortgage loans secured by first liens and second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $294,496,835.76 as of the cut-off date after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%.

The mortgage loans will be divided into two loan groups, loan group I and loan group II. Loan group I will consist of adjustable-rate mortgage loans with principal balances that conform to Freddie Mac loan limits and loan group II will consist of fixed-rate and adjustable-rate mortgage loans with principal balances that may or may not conform to Freddie Mac loan limits.

The mortgage loans have the following approximate characteristics as of the cut-off date:


       Range of current principal balances:                 $2,097.37 to $643,104.39
       Average current principal balance:                   $98,165.61
       Range of original principal balances:                $5,000.00 to $650,625.00
       Average original principal balance:                  $100,063.91
       Fixed-rate mortgage loans:                           64.87%
       Adjustable-rate mortgage loans:                      35.13%
       Index of the adjustable-rate mortgage loans:
         Six-Month LIBOR:                                   93.58%
         1-Year CMT:                                        6.14%
         Other:                                             0.28%
       Range of current mortgage rates:                     5.625% to 21.000%
       Weighted average current mortgage rate:              9.093%
       Weighted average combined loan-to-value ratio at
         origination:                                       83.01%
       Weighted average remaining term to maturity:         319 months
       Weighted average original term to maturity:          335 months
       Balloon mortgage loans:                              4.65%
       Simple interest mortgage loans:                      3.94%
       Second lien mortgage loans:                          4.22%
       FHA mortgage loans:                                  0.08%
       FHA uninsured mortgage loans:                        0.03%
       VA mortgage loans:                                   0.05%
       Sub-prime mortgage loans:                            94.89%
       Performing mortgage loans:                           96.59%
       Sub-performing mortgage loans:                       3.41%
         30-59 days delinquent:                             3.41%
       Sub-performing mortgage loans that are also
         forbearance plan mortgage loans:                   0.15%
       Sub-performing mortgage loans that are also
         bankruptcy plan mortgage loans:                    0.11%
       Owner-financed mortgage loans:                       1.65%
       Mortgage loans with primary mortgage insurance:      50.55%
       Mortgage loans with prepayment charges:              73.96%
       Maximum zip code concentration:                      0.33%, 90043 ZIP code
       Geographic concentrations in excess of 5%:
         California                                         22.25%
         Florida                                              8.25%
         Ohio                                                 5.69%

The Group I Mortgage Loans consist of 835 mortgage loans with an aggregate principal balance of approximately $90,658,283.92 as of the cut-off date and have the following approximate characteristics as of the cut-off date:


       Range of current principal balances:                 $9,629.45 to $423,414.49
       Average current principal balance:                   $108,572.80
       Range of original principal balances:                $12,250.00 to $424,000.00
       Average original principal balance:                  $110,248.85
       Range of current mortgage rates:                     5.625% to 17.990%
       Weighted average current mortgage rate:              9.399%
       Weighted average combined loan-to-value ratio at
         origination:                                       80.19%



       Weighted average remaining term to maturity:         339 months
       Weighted average original term to maturity:          359 months
       Balloon mortgage loans:                              None
       Simple interest mortgage loans:                      None
       Second lien mortgage loans:                          None
       FHA mortgage loans:                                  None
       FHA uninsured mortgage loans:                        None
       VA mortgage loans:                                   None
       Sub-prime mortgage loans:                            97.96%
       Performing mortgage loans:                           94.59%
       Sub-performing mortgage loans:                       5.41%
         30 to 59 days delinquent:                          5.41%
       Sub-performing mortgage loans that are also
         forbearance plan mortgage loans:                   0.36%
       Sub-performing mortgage loans that are also
         bankruptcy plan mortgage loans:                    0.33%
       Owner-financed mortgage loans:                       None
       Mortgage loans with prepayment charges:              68.63%
       Mortgage loans with primary mortgage insurance:      47.52%
       Maximum zip code concentration:                       0.69%, 11236 ZIP code
       Geographic concentrations in excess of 5%:
         California                                         26.48%
         Florida                                            9.91%
         Illinois                                           5.78%
       Index:
         Six-Month LIBOR:                                   94.14%
         1-Year CMT:                                         5.64%
         Other:                                              0.22%
       Weighted average gross mortgage rate by Index:
         Six-Month LIBOR:                                    9.395%
         1-Year CMT:                                         9.519%
         Other:                                              7.898%
       Weighted average gross margin by Index:
         Six-Month LIBOR:                                    6.730%
         1-Year CMT:                                         4.814%
         Other:                                              3.244%
       Range of gross margins:                               0.000% to 12.100%
       Weighted average gross margin:                        6.614%
       Range of maximum mortgage rates:                     12.250% to 24.990%
       Weighted average maximum mortgage rate:              16.128%
       Range of minimum mortgage rates:                      2.500% to 17.990%
       Weighted average of minimum mortgage rate:            9.240%
       Range of initial rate adjustment caps:                1.000% to 7.000%
       Weighted average of initial rate adjustment cap:      2.111%
       Range of periodic rate adjustment caps:               1.000% to 2.000%
       Weighted average of periodic rate adjustment cap:     1.416%
       Range of months to next rate adjustment:             1 to 35 months
       Weighted average of months to next rate adjustment:  17 months
       Weighted average rate adjustment frequency:          6 months


The Group II Mortgage Loans consist of 2,165 mortgage loans with an aggregate principal balance of approximately $203,838,551.84 as of the cut-off date and have the following approximate characteristics as of the cut-off date:

       Range of current principal balances:                 $2,097.37 to $643,104.39
       Average current principal balance:                   $94,151.76
       Range of original principal balances:                $5,000.00 to $650,625.00
       Average original principal balance:                  $96,135.77
       Range of current mortgage rates:                     5.875% to 21.000%
       Weighted average current mortgage rate:              8.958%
       Weighted average combined loan-to-value ratio at
         origination:                                       84.26%
       Weighted average remaining term to maturity:         310 months
       Weighted average original term to maturity:          324 months
       Balloon mortgage loans:                              6.72%
       Simple interest mortgage loans:                      5.69%
       Second lien mortgage loans:                          6.10%
       FHA mortgage loans:                                  0.12%
       FHA uninsured mortgage loans:                        0.05%
       VA mortgage loans:                                   0.07%
       Sub-prime mortgage loans:                            93.52%
       Performing mortgage loans:                           97.47%
       Sub-performing mortgage loans:                       2.53%
         30-59 days delinquent:                             2.53%
       Sub-performing mortgage loans that are also
         forbearance plan mortgage loans:                   0.06%
       Sub-performing mortgage loans that are also
         bankruptcy plan mortgage loans:                    0.01%
       Owner-financed mortgage loans:                       2.39%
       Mortgage loans with prepayment charges:              76.33%
       Mortgage loans with primary mortgage insurance:      51.89%
       Maximum zip code concentration:                      0.47%, 90043 ZIP code
       Geographic concentrations in excess of 5%:
         California                                         20.36%
         Florida                                            7.51%
         Ohio                                               6.26%

       For adjustable rate mortgage loans only:
       Index:
         Six-Month LIBOR:                                   89.58%
         1-Year CMT:                                          9.70%
         Other:                                               0.72%
       Weighted average gross mortgage rate by  Index:
         Six-Month LIBOR:                                   8.950%
         1-Year CMT:                                        6.423%
         Other:                                             7.500%
       Weighted average gross margin by Index:
         Six-Month LIBOR:                                   6.400%
         1-Year CMT:                                        2.750%
         Other:                                             2.000%
       Range of gross margins:                              2.000% to 11.125%
       Weighted average gross margin:                       6.015%
       Range of maximum mortgage rates:                     11.625% to 22.375%
       Weighted average maximum mortgage rate:              15.326%
       Range of minimum mortgage rates:                     2.000% to 11.375%
       Weighted average of minimum mortgage rate:           8.031%
       Range of initial rate adjustment caps:               1.000% to 3.000%
       Weighted average of initial rate adjustment cap:     2.025%




       Range of periodic rate adjustment caps:              1.000% to 6.000%
       Weighted average of periodic rate adjustment cap:    1.579%
       Range of months to next rate adjustment:             1 to 58 months
       Weighted average of months to next rate adjustment:  19 months
       Weighted average rate adjustment frequency:          7 months


For additional information regarding the mortgage loans, see "The Mortgage Pool" in this prospectus supplement.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess interest, subordination, overcollateralization, cross-collateralization and a mortgage insurance policy, each as described in this section and under "Description of the Certificates--Credit Enhancement" and "--Overcollateralization Provisions" in this prospectus supplement.

Excess Interest. The mortgage loans bear interest each month at a rate that in the aggregate is expected to exceed the amount needed to pay monthly interest on the offered certificates, the Class AV-1 Certificates and the Class B-3 Certificates and to pay certain fees and expenses of the trust. The excess interest from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to create and maintain or restore overcollateralization at required levels.

Subordination. The rights of the holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class X Certificates and the Class N Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class AV-1 Certificates, the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates and the Class A-IO Certificates.

In addition, in each case to the extent described under "Description of the Certificates--Allocation of Losses" in this prospectus supplement:

         o the rights of the holders of the Class M-2 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class X Certificates and the Class N Certificates will be subordinated to the rights of the holders of the Class M-1 Certificates;

         o the rights of the holders of the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class X Certificates and the Class N Certificates will be subordinated to the rights of the holders of the Class M-2 Certificates;

         o the rights of the holders of the Class B-2 Certificates, the Class B-3 Certificates, the Class X Certificates and the Class N Certificates will be subordinated to the rights of the holders of the Class B-1 Certificates;

         o the rights of the holders of the Class B-3 Certificates, the Class X Certificates and the Class N Certificates will be subordinated to the rights of the holders of the Class B-2 Certificates; and

         o the rights of the holders of the Class X Certificates and the Class N Certificates will be subordinated to the rights of the holders of the Class B-3 Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the mortgage loans, as described under "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

Overcollateralization. A portion of the excess interest generated by the mortgage loans will be applied as principal on the offered certificates (other than the Class A-IO Certificates), the Class AV-1 Certificates and the Class B-3 Certificates, which will reduce the principal balance of such certificates at a faster rate than the principal balance on the mortgage loans is being reduced. As a result, the aggregate principal balance of the mortgage loans is expected to exceed the aggregate certificate principal balance of the offered certificates (other than the Class A-IO Certificates), the Class AV-1 Certificates and the Class B-3 Certificates. This feature is referred to as "overcollateralization." There will be substantially no overcollateralization on the closing date but over time it is targeted to increase to approximately 0.75% of the aggregate principal balance of the mortgage loans as of the cut-off date, subject to reduction as described in this prospectus supplement. If the level of overcollateralization falls below what is required, the excess interest generated by the mortgage loans will be distributed to the offered certificates (other than the Class A-IO Certificates), the Class AV-1 Certificates and the Class B-3 Certificates as principal to restore the required level of overcollateralization.

Allocation of Losses. If, on any distribution date after the principal balances of the offered certificates, the Class AV-1 Certificates and the Class B-3 Certificates have been reduced by the amount of principal paid on that date, the total principal balance of the offered certificates, the Class AV-1 Certificates and the Class B-3 Certificates is greater than the total principal balance of the mortgage loans and there is not sufficient excess interest or overcollaterallization to absorb realized losses on the mortgage loans, then realized losses on the mortgage loans will be allocated to the offered certificates (other than the Class A-IO Certificates), the AV-1 Certificates and the Class B-3 Certificates in reverse order of seniority: Class B-3, Class B-2, Class B-1, Class M-2, Class M-1 and then any realized losses on the group I mortgage loans to the Class AV-1 Certificates and any realized losses on the group II mortgage loans only, concurrently, to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates on a pro rata basis.

Once realized losses are allocated to the Class M Certificates and Class B Certificates, such realized losses will not be reinstated thereafter. However, the amount of any realized losses allocated to the Class M Certificates and Class B Certificates may be distributed to the holders of these certificates according to the priorities set forth under "Description of the Certificates--Application of Monthly Excess Cashflow Amounts" in this prospectus supplement.

Realized losses which are special hazard losses will be allocated as described above, except that if the aggregate amount of such losses exceeds a certain level as specified in this prospectus supplement, such excess will be allocated among all the outstanding classes of certificates (other than the Class A-IO Certificates but including the Class N Certificates and the Class X Certificates) on a pro rata basis, except that Special Hazard Losses relating to loan group I will only be allocated to the Class AV-1 Certificates and special hazard losses relating to loan group II will only be allocated to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

Cross-collateralization. In certain circumstances, payments on group I mortgage loans may be used to make certain distributions to the holders of the group II certificates and payments on the group II mortgage loans may be used to make certain distributions to the holders of the group I certificates.

Primary mortgage insurance policy. Certain mortgage loans will have the benefit of a primary mortgage insurance policy that will provide for limited coverage of losses experienced on such mortgage loans. See "The Mortgage Pool--Primary Mortgage Insurance" in this prospectus supplement.

Advances

The servicer is required to advance delinquent payments of principal and interest on any mortgage loan, other than simple interest mortgage loans, subject to the limitations described under "Pooling and Servicing Agreement--Advances" in this prospectus supplement. The servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. The servicer will not make any advances with respect to simple interest mortgage loans or REO Properties and will make only limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan. See "Pooling and Servicing Agreement--Advances" in this prospectus supplement and "Servicing--Advances and Limitations Thereon" in the prospectus.

Optional Termination

At its option, the servicer of the group II mortgage loans or an affiliate of that servicer may purchase all of the mortgage loans, together with any properties in respect of such mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans, and properties acquired in respect of such mortgage loans, has been reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Description of the Securities--Optional Redemption, Purchase or Termination" in the prospectus.

Federal Income Tax Consequences

Multiple elections will be made to treat designated portions of the trust as real estate mortgage investment conduits for federal income tax purposes. See "Material Federal Income Tax Consequences--REMIC Securities" in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Certain Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

Ratings

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Moody's Investors Service, Inc., or Moody's, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or S&P, and Fitch Ratings, or Fitch:


                            Offered
                         Certificates   Moody's     S&P     Fitch
                         ------------   -------     ---     -----

                        Class A-IO        Aaa      AAA      AAA

                        Class AF-1        Aaa      AAA      AAA

                        Class AF-2        Aaa      AAA      AAA

                        Class AF-3        Aaa      AAA      AAA

                        Class AF-4        Aaa      AAA      AAA

                        Class M-1         Aa2      AA       AA

                        Class M-2         A2       A        A

                        Class B-1         Baa2     BBB      BBB

                        Class B-2         Baa3     BBB-     BBB-

A security rating does not address the frequency of prepayments on the related mortgage loans or the corresponding effect on yield to investors. See "Prepayment and Yield Considerations" and "Ratings" in this prospectus supplement.

Legal Investment

The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment" in this prospectus supplement and in the prospectus.

ERISA Considerations

The U.S. Department of Labor has issued an individual exemption, as amended, to First Union Securities, Inc., the predecessor to Wachovia Securities, Inc. This exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986, or the Code, and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriters. This exemption generally applies to certificates such as the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates and the Class A-IO Certificates, and the servicing and operation of asset pools such as the mortgage loans, provided that certain conditions are satisfied. This exemption does not apply to any other class of offered certificates. See "ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus.

                                  RISK FACTORS

         The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under Risk Factors in the prospectus.

Nature of sub-prime mortgage loans may increase risk of loss.

         Approximately 97.96% of the group I mortgage loans and approximately 93.52% of the group II mortgage loans, by aggregate principal balance of the mortgage loans as of the cut-off date, are of sub-prime credit quality and do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover such delays and losses.

Inclusion of delinquent mortgage loans increases risk of loss.

         Approximately 5.41% of the group I mortgage loans and approximately 2.53% of the group II mortgage loans, each by aggregate principal balance of the mortgage loans in such group as of the cut-off date, were 30 to 59 days contractually delinquent. As a result, the mortgage pool may bear more risk than a pool of mortgage loans without any delinquencies but with otherwise comparable characteristics. It is possible that a delinquent mortgage loan will not ever become current or, if it does become current, that the mortgagor may become delinquent again.

         These past due payments on mortgage loans which were delinquent on or prior to the cut-off date are called "arrearages" and, to the extent previously advanced, are not a part of the trust. The servicer will be required to make advances of delinquent payments of principal and interest on delinquent mortgage loans, other than with respect to simple interest mortgage loans, REO Properties and balloon payments, each to the extent such advances are deemed recoverable, until such mortgage loans become current or the related mortgaged property is acquired through foreclosure. In the event that a mortgage loan is liquidated before the related arrearage is reduced to zero, the arrearage, together with reimbursements for advances of principal and interest and servicing advances with respect to such mortgage loan, will be reimbursed prior to, and will reduce the liquidation proceeds available for, distribution to certificateholders.

There are risks related to owner-financed mortgage loans.

         Reduced underwriting standards. None of the group I mortgage loans and approximately 2.39% of the group II mortgage loans, each by aggregate principal balance of the mortgage loans in such group as of the cut-off date, are owner-financed mortgage loans. These mortgage loans were originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor, nor obtain other information customarily obtained during the mortgage loan origination process. As a result, certain information concerning the owner-financed mortgage loans that may be of interest to you is not available. In connection with an acquisition of an owner-financed mortgage loan, the seller obtained and reviewed the credit history and payment history of the mortgagor, as well as conducted an assessment of the value of the property.

         Appraisals may be inaccurate. In acquiring owner-financed mortgage loans, the seller assesses the value of a property, generally using either a prior appraisal, which must be re-certified if older than six months, or a drive-by appraisal. A drive-by appraisal is not as accurate as a full real estate appraisal because the appraiser does not have access to the interior of the mortgaged property and may not have access to the rear of the mortgaged property. As a result, the appraisal may reflect assumptions the appraiser made regarding the interior or the rear of the mortgaged property which may not be accurate. To the extent the seller has over-appraised the value of a property, such amount may not be recovered during a liquidation proceeding.

The recovery of defaulted amounts under FHA and VA programs is uncertain.

         None of the group I mortgage loans and approximately 0.19% of the group II mortgage loans, by aggregate principal balance of the mortgage loans in such group as of the cut-off date, are covered by either insurance from the Federal Housing Administration or a guaranty from the United States Department of Veterans Affairs. As described in this prospectus supplement, the amount of coverage may be limited. In addition, recovery of the insured amounts from these agencies is dependent upon material compliance by the seller and the servicer with applicable regulations. These regulations are subject to interpretative uncertainties. If upon filing a claim for recovery of a defaulted amount, it is discovered that the mortgage loan did not comply with a regulation, the servicer may not be able to fully recover the insured amounts. Defaults on mortgage loans either insured by the Federal Housing Administration or guaranteed by the United States Department of Veterans Affairs should have the same effect on the certificates as a prepayment of such mortgage loans. However, in the event that such guaranty or insurance is no longer available to provide protection or does not cover the full amount of the loss, any losses on such mortgage loans will be borne by the certificateholders. See "The Mortgage Pool--FHA Mortgage Loans and VA Mortgage Loans" in this prospectus supplement.

There are risks relating to alternatives to foreclosure.

         Certain of the mortgage loans will be delinquent as of the closing date. Other mortgage loans may become delinquent after the closing date. The servicer may either foreclose on any such mortgage loan or work out an agreement with the mortgagor, which may involve waiving or modifying certain terms of the mortgage loan. If the servicer extends the payment period or accepts a lesser amount than the amount due pursuant to the mortgage note in satisfaction of the mortgage note and, if this amount is not covered by available credit enhancement, your yield may be reduced and you may suffer a loss.

There are risks relating to high loan-to-value ratios.

         Approximately 38.00% of the group I mortgage loans and approximately 52.79% of the group II mortgage loans, by aggregate principal balance of the mortgage loans in such group as of the cut-off date, had a combined loan-to-value ratio at origination in excess of approximately 80.00%. No group I mortgage loan had a combined loan-to-value ratio at origination exceeding 100.00% and no group II mortgage loan had a combined loan-to-value ratio at origination exceeding approximately 121.81%.

         Mortgage loans with high combined loan-to-value ratios, in particular those mortgage loans with original loan-to-value ratios in excess of 100.00%, will be more sensitive to declining property values than those mortgage loans with lower combined loan-to-value ratios and may present a greater risk of loss. The loan-to-value ratio of any mortgage loan that is a second lien mortgage loan is calculated based on the aggregate principal balance of such second lien mortgage loan and any senior lien mortgage loan. An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its loan-to-value ratio at origination.

The mortgage loans are concentrated in particular states, which may present a greater risk of loss relating to these mortgage loans.

         The charts presented under "Summary of Prospectus Supplement--The Mortgage Loans" list the states with the highest concentrations of mortgage loans for each loan group. Mortgaged properties in California may be particularly susceptible to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters for which there may or may not be insurance.

         In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

         o Economic conditions in states with high concentrations of mortgage loans which may or may not affect real property values may affect the ability of mortgagors to repay their mortgage loans on time.

         o Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios.

         o Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Risks relating to second lien mortgage loans.

         None of the group I mortgage loans and approximately 6.10% of the group II mortgage loans, by aggregate principal balance of the mortgage loans in such group as of the cut-off date evidence a second lien that is subordinate to the rights of the mortgagee under a first mortgage. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of such junior mortgage loans only to the extent that the claims of any senior mortgage loans have been satisfied in full, including any foreclosure costs. In circumstances where the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write-off the entire outstanding principal balance of the related mortgage loan as bad debt. The foregoing considerations will be particularly applicable to junior mortgage loans that have high combined loan-to-value ratios because the servicer is more likely to determine that foreclosure would be uneconomical.

Risks relating to balloon mortgage loans.

         Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. None of the group I mortgage loans and approximately 6.72% of the group II mortgage loans, by aggregate principal balance of the mortgage loans in such group as of the cut-off date, are balloon loans.

Violation of consumer protection laws may result in losses on the mortgage loans and your certificates.

         Applicable state laws regulate interest rates and other charges, require disclosure, and require licensing of the originator of the mortgage loans. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, actual or alleged violations of applicable federal or state laws, policies and principles may limit the ability of the servicer to collect all or part of the interest on or principal of the mortgage loans, may provide the mortgagors with a right to rescind the related mortgage loan, may entitle the borrower to a refund of amounts previously paid or to set off those amounts against their monthly payment and, in addition, could subject the trust to litigation or liability for expenses, penalties and damages resulting from the violations. As a result, these violations could result in shortfalls in the distributions due on your certificates.

         None of the group I mortgage loans and approximately 0.62% of the group II mortgage loans, by aggregate principal balance of the mortgage loans in such group as of the cut-off date will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, or Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all applicable mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, including the trust, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         The seller will represent that as of the date of origination, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, the seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the pooling and servicing agreement. However, repurchase or replacement of the affected mortgage loans will not necessarily fully compensate the trust or certificateholders for any losses arising from the related breach. For example, if a mortgagor brings legal action against the trust, the trustee will be entitled to indemnification from the trust for its defense costs. The seller will neither indemnify the trust nor have any other responsibility to the trust or certificateholders (other than to repurchase or replace such loan) for any losses and liabilities the trust may suffer with respect to mortgage loans as to which the representation as to compliance with laws is breached. As a result, shortfalls in the distributions due on your certificates could occur.
There are risks relating to the difference between the pass-through rates on the offered certificates and the mortgage rates on the mortgage loans.

         The yield to maturity on the offered certificates (other than the Class A-IO Certificates) may be affected by the inclusion of fixed-rate mortgage loans and the resetting of the mortgage rates on the adjustable-rate mortgage loans on their related adjustment dates. The mortgage rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage rates on the adjustable-rate mortgage loans are based on the related index set forth in the mortgage note (and such mortgage loans may not have their mortgage rates adjusted for a period of, in most cases, approximately three years from the dates of their origination), while the pass-through rates on the Class AF-1 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates are based on one-month LIBOR. This may cause the application of the related rate cap, which is calculated as described in this prospectus supplement, and could therefore adversely affect the yield to maturity on such certificates. In addition, the applicable rate cap will decrease if mortgage loans with relatively high mortgage rates in the related loan group prepay at a faster rate than mortgage loans with relatively low mortgage rates.

         The related rate cap on the offered certificates (other than the Class A-IO Certificates) will be affected by the amount of interest distributable on the Class A-IO Certificates. As the aggregate principal balance of the mortgage loans is reduced by payments of principal including prepayments and collections upon defaults, liquidations and repurchases on the mortgage loans, the portion of the total amount of interest generated by the mortgage loans that is used to pay interest on the Class A-IO Certificates will increase. A rapid rate of prepayments on the mortgage loans before the end of the first 12 distribution dates would lower the rate cap applicable to such certificates increasing the likelihood that the related rate cap will limit the pass-through rates on one or more of such classes of offered certificates.

         If the pass-through rate on the offered certificates (other than the Class A-IO Certificates), the Class AV-1 Certificates and the Class B-3 Certificates is limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of such class of certificates on such distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the offered certificates, the Class AV-1 Certificates, the Class B-3 Certificates, and the payment of certain fees and expenses of the trust. Any such LIBOR Carryover Amount will be paid on future distribution dates from and to the extent of funds available in a LIBOR Carryover Reserve Account maintained by the trustee. The ratings on the offered certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of such certificates. Investors should note that amounts in the LIBOR Carryover Reserve Account will be supplemented by any amount received by the trustee under a 12-month cap contract pursuant to which the counterparty thereunder will be obligated to make payments when LIBOR exceeds 5.50% per annum for the first 12 months following the closing date. In addition, the holders of the Class AF-1 Certificates will also be entitled to receive any amount received by the trustee under a 12-month cap contract pursuant to which the counterparty thereunder will be obligated to make payments when LIBOR exceeds 3.50% per annum for the first 12 months following the closing date to cover certain shortfalls in interest on such certificates. However, the sum of the amount in the LIBOR Carryover Reserve Account used to pay shortfalls on the offered certificates, the Class AV-1 Certificates and the Class B-3 Certificates and the amount received under the cap contract may be insufficient to pay the holders of such certificates the full amount of interest which they would have received absent the limitations of the related rate cap.

The rate and timing of principal distributions on the certificates will be affected by prepayment speeds and by the priority of distributions on such certificates.

         The rate and timing of distributions allocable to principal on the offered certificates (other than the Class A-IO Certificates) will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to distribute principal on such certificates as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. In addition, the servicer may repurchase mortgage loans that become 120 days or more delinquent or for which the servicer has accepted a deed in lieu of foreclosure. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

         The servicer of the group II mortgage loans or an affiliate of that servicer may purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, which will have the same effect on the holders of the offered certificates as a prepayment in full of all the mortgage loans.

         With respect to approximately 68.63% of the group I mortgage loans and approximately 76.33% of the group II mortgage loans, by aggregate principal balance of the mortgage loans in such group as of the cut-off date, a principal prepayment may subject the related mortgagor to a prepayment charge. Approximately 67.62% of the group I mortgage loans and approximately 75.81% of the group II mortgage loans, by aggregate principal balance of the mortgage loans in such group as of the cut-off date, have prepayment charges outstanding as of the cut-off date. Generally, each such mortgage loan provides for payment of a prepayment charge on prepayments made within the first five years from the date of origination of such mortgage loan. A prepayment charge may or may not act as a deterrent to prepayment of the related mortgage loan. Prepayment charges collected on the mortgage loans will be distributed to the holders of the Class N Certificates or the Class X Certificates, as specified in the pooling and servicing agreement, and such amounts will not be available to holders of the offered certificates.

         The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates (other than the Class A-IO Certificates) at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates (other than the Class A-IO Certificates) at a time when reinvestment at comparable yields may not be possible. Furthermore, because the mortgage rate for each adjustable-rate mortgage loan is based on the related index set forth in the mortgage note plus a fixed percentage amount, such rate could be higher than prevailing market interest rates at the time of adjustment, and this may result in an increase in the rate of prepayments on such mortgage loans after such adjustment.

The yield to maturity on the offered certificates will depend on a variety of factors.

         The yield to maturity on the offered certificates will depend, in general, on (1) the applicable pass-through rate thereon from time to time; (2) the applicable purchase price; (3) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of such certificates; (4) the rate, timing and severity of realized losses on the mortgage loans; (5) adjustments to the mortgage rates on the adjustable-rate mortgage loans; (6) the amount of excess interest generated by the mortgage loans; and (7) the allocation to the offered certificates of some types of interest shortfalls.

         The yield to investors on any class of offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered certificates (other than the Class A-IO Certificates) are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates (other than the Class A-IO Certificates) are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         As a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and subordination, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of principal to the offered certificates (other than the Class A-IO Certificates) and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates (other than the Class A-IO Certificates), the Class AV-1 Certificates and the Class B-3 Certificates at any time that the overcollateralization provided by the mortgage pool is less than the required level.

         The yield to maturity of the Class A-IO Certificates will become extremely sensitive to the rate of principal prepayment on the mortgage loans, if prior to August 1, 2003 the aggregate principal balance of the mortgage loans is reduced to or below $112,000,000. Investors in the Class A-IO Certificates should fully consider the risk that an extremely rapid rate of principal prepayment on the mortgage loans could result in the failure of such investors to recover their initial investments.

Potential inadequacy of credit enhancement for the offered certificates.

         The credit enhancement features described in the summary of this prospectus supplement are intended to increase the likelihood that holders of the more senior certificates will receive regular payments of interest and/or principal. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are deemed unrecoverable and, in the case of simple interest mortgage loans, no advance of scheduled monthly payments will be made, whether or not such advances are deemed unrecoverable. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Interest generated by the mortgage loans may be insufficient to create, maintain or restore overcollateralization.

         The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates, the Class AV-1 Certificates and the Class B-3 Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, available excess interest generated by the mortgage loans will be used to create, maintain or restore overcollateralization; provided that until the earlier of the 13th distribution date and the date the targeted level of overcollateralization is met, only 50% of the remaining available excess interest will be used to create, maintain or restore overcollateralization. In addition, if the offered certificates are entitled to distributions of principal at any time that the overcollateralization is required to be created or restored to the required level, then the amounts available for such purpose will be allocated between the group I and group II certificates on a pro rata basis based on the amount of principal actually received on the Mortgage Loans in the related loan group for the related distribution date. This, as well as the relative sizes of the loan groups, may magnify the prepayment effect on the related certificates caused by the related rates of prepayments and defaults experienced by the loan groups.

         We cannot assure you, however, that enough excess interest will be generated to create, maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate.

         o Every time a mortgage loan is prepaid in full, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

         o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because such mortgage loan will no longer be outstanding and generating interest.

         o If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

         o The adjustable-rate mortgage loans have mortgage rates that adjust less frequently than, and on the basis of indexes that are different from the index used to determine, the pass-through rates on the offered certificates (other than the Class A-IO Certificates, Class AF-2 Certificates, Class AF-3 Certificates and Class AF-4 Certificates), and the fixed-rate mortgage loans have mortgage rates that do not adjust. As a result, the pass-through rates on the offered certificates (other than the Class A-IO Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates) may increase relative to mortgage rates on the mortgage loans, requiring that a greater portion of the interest generated by the mortgage loans be applied to cover interest on such offered certificates.

There are various risks associated with the mezzanine certificates.

         The weighted average lives of, and the yields to maturity on, the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificate may be lower than the yield anticipated by such holder. The timing of losses on the mortgage loans will also affect an investor's yield to maturity, even if the rate of defaults and severity of losses over the life of the trust are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of (i) the Class B-3 Certificates, if such certificates are still outstanding, (i) the Class B-2 Certificates, if the Class B-3 Certificates are no longer outstanding and if such certificates are still outstanding, (ii) the Class B-1 Certificates, if the Class B-3 Certificates and the Class B-2 Certificates are no longer outstanding and if such certificates are still outstanding, (iii) the Class M-2 Certificates, if the Class B-3 Certificates, the Class B-2 Certificates and the Class B-1 Certificates are no longer outstanding and if such certificates are still outstanding or (iii) the Class M-1 Certificates, if the Class B-3 Certificates, the Class B-2 Certificates, the Class B-1 Certificates and the Class M-2 Certificates are no longer outstanding and if such certificates are still outstanding. As a result of these reductions, less interest will accrue on these classes of certificates than would be the case if those losses were not so allocated.

         Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates will not be entitled to any principal distributions until at least September 2005 or a later date as provided in this prospectus supplement or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels described under "Description of the Certificates--Principal Distributions" in this prospectus supplement. As a result, the weighted average lives of such certificates will be longer than would be the case if distributions of principal were allocated among all of the offered certificates (other than the Class A-IO Certificates) at the same time. As a result of the longer weighted average lives of such certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels described under "Description of the Certificates--Principal Distributions" in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular distribution date even if no losses have occurred on the mortgage loans.

         In addition, the multiple class structure of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment on the mortgage loans. Because distributions of principal will be made to the holders of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, or mezzanine certificates, according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess cash flow otherwise distributable to the Class X Certificates, the Class N Certificates and the Class R Certificates or a class of mezzanine certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Interest Shortfalls and Relief Act Shortfalls.

         When a mortgage loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. Similarly, with respect to simple interest mortgage loans, the mortgagor is only charged interest up to the date on which payment is made. Therefore, if a mortgagor makes a payment on a simple interest mortgage loan in any month less than 30 days after the previous payment date, a shortfall in interest collections available for payment on the next distribution date may result. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full on actuarial mortgage loans and simple interest mortgage loans, but only up to one-half of the servicing fee for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer covers, you may incur a loss.

         In addition, the servicer will not cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act.

There are risks associated with losses on the mortgage loans.

         Losses resulting from the liquidation of defaulted mortgage loans will first reduce the level of overcollateralization and excess interest, if any, for the certificates. If there is no overcollateralization or excess interest, such losses will be allocated to the certificates (excluding the Class A-IO Certificates) in reverse order of seniority: Class B-3, Class B-2, Class B-1, Class M-2, Class M-1. After the certificate principal balance of the Class M-1 Certificates is reduced to zero due to the allocation of realized losses, any remaining realized loss on a group I mortgage loan will be allocated to the Class AV-1 Certificates and any remaining realized losses on a group II mortgage loan will be allocated concurrently to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates on a pro rata basis. A loss allocation results in a reduction in certificate principal balance without a corresponding distribution of cash to the certificateholder. A lower certificate principal balance will result in less interest accruing on the certificate.

         Losses which are special hazard losses will be allocated as described above, except that if the aggregate amount of such special hazard losses exceeds a certain level as specified in this prospectus supplement, such excess will be allocated among all the outstanding classes of certificates (other than the Class A-IO Certificates but including the Class N Certificates and the Class X Certificates), on a pro rata basis based on the certificate principal balance or notional amount of each such class, except that excess special hazard losses relating to loan group I will only be allocated to the Class AV-1 Certificates and excess special hazard losses relating to loan group II will only be allocated to the Class AF-1, Class AF-2, Class AF-3 and Class AF-4 Certificates.

         The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact may be on the yield on the offered certificates. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement for more detail.

Your certificates will be limited obligations solely of the trust and not of any other party.

         The offered certificates represent an interest in the trust only. No other person will insure or guarantee the offered certificates or will have any obligation with respect to the certificates except for the obligations of the depositor and the seller pursuant to certain limited representations and warranties made with respect to the mortgage loans, of the servicer with respect to its servicing obligations under the pooling and servicing agreement and, with respect to certain of the mortgage loans, of the primary mortgage insurer under a related primary mortgage insurance policy for such mortgage loan. No governmental agency or instrumentality will guarantee or insure the certificates or the underlying mortgage loans, except for insurance coverage of 0.08% of the mortgage loans by the Federal Housing Administration and a guaranty of 0.05% of the mortgage loans by the US Department of Veterans Affairs. Proceeds of the assets included in the trust (including the mortgage loans) will be the sole source of payments on the offered certificates. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the offered certificates.

No advances of principal or interest will be made with respect to simple interest mortgage loans or REO Properties which could adversely affect the yield on your certificates.

         The servicer will not make any advances of principal or interest with respect to simple interest mortgage loans or with respect to any mortgage loan that has become an REO Property. None of the group I mortgage loans and approximately 5.69% of the group II mortgage loans, by aggregate principal balance of the mortgage loans in such group as of the cut-off date, are simple interest mortgage loans. In addition, the servicer will make only limited advances with respect to the unpaid principal balance remaining at maturity of a balloon loan. The failure to make such advances could result in less funds being available to make distributions on the offered certificates than would be available if such advances were made and may negatively affect the yield on the offered certificates.

The cap contracts are subject to counterparty risk.

         The assets of the trust include a cap contract which will require the counterparty thereunder to make certain payments for the benefit of the holders of the offered certificates, the Class AV-1 Certificates and the Class B-3 Certificates. In addition, the assets of the trust will include a second cap contract which will require the counterparty thereunder to make certain payments for the benefit of the holders of the Class AF-1 Certificates only. To the extent that distributions on such certificates depend in part on payments to be received by the trustee under the related cap contract, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the counterparty to the applicable cap contract. Although there is a mechanism in place to facilitate replacement of each cap contract upon the default or credit impairment of the cap contract counterparty thereunder, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement cap contract.

Rights of Freddie Mac.

         Pursuant to the terms of the pooling and servicing agreement, Freddie Mac, unless there exists a default by Freddie Mac in its guarantee obligations, will be entitled to exercise, among others, the following rights of the holders of the Class AV-1 Certificates, without the consent of such holders, and the holders of the Class AV-1 Certificates may exercise such rights only with the prior written consent of Freddie Mac: the right to provide notices of servicer defaults and the right to direct the Trustee to terminate the rights and obligations of the servicer under the pooling and servicing agreement in the event of a default by the servicer. Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement, Freddie Mac, unless there exists a default by Freddie Mac in its guarantee obligations, will be entitled to exercise among others, the following rights of the holders of the Class AV-1 Certificates, without the consent of such holders, and the holders of the Class AV-1 Certificates may exercise such rights only with the prior written consent of Freddie Mac: (i) the right to remove the Trustee or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (ii) the right to direct the Trustee to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, Freddie Mac, unless there exists a default by Freddie Mac in its guarantee obligations, will be entitled to exercise the following rights of the certificateholders, without the consent of such holders and the holders of the Class AV-1 Certificates may exercise such rights on with the prior written consent of Freddie Mac, (i) the removal of the Servicer, any successor servicer or the Trustee, (ii) the appointment of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

The liquidity of your certificates may be limited.

         The underwriters have no obligation to make a secondary market in the classes of offered certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

In the event the seller is not able to repurchase or replace defective mortgage loans, you may suffer losses on your certificates.

         The seller will make various representations and warranties related to the mortgage loans.

         If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, the seller will be required to repurchase or replace the defective loan. See "Pooling and Servicing Agreement--Assignment of the Mortgage Loans" in this prospectus supplement. In the event that the seller is not able to repurchase or replace any defective mortgage loans at the date such action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the seller to repurchase or replace defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

Recent terrorist attacks and military action could adversely affect the yield on your certificates.

         The effects that the recent terrorist attacks in the United States and related military action may have on the performance of the mortgage loans and the offered certificates cannot be determined at this time. Investors should consider the possible effects on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of United States military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Relief Act. See "Legal Aspects of Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

Possible reduction or withdrawal of ratings on the offered certificates.

         Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the offered certificates as investments.

         The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Environmental risks

         Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the mortgage loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

         In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or an "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property.

Conflicts of interest between the servicer and the trust

         The servicer will initially, directly or indirectly, own all or a portion of the Class B-3 Certificates, the Class N Certificates, the Class X Certificates and the Residual Certificates. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the servicer, may affect the weighted average lives and yields of the Offered Certificates. You should consider that the timing of such foreclosures or sales may not be in the best interests of all certificateholders and that no formal policies or guidelines have been established to resolve or minimize such a conflict of interest.

         Certain capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Certificates--Glossary of Terms" or in the prospectus.

                                THE MORTGAGE POOL

         The seller provided the information set forth in the following paragraphs. None of the depositor, the servicer, the trustee, Freddie Mac, Wachovia Securities, Inc., Greenwich Capital Markets, Inc., Blaylock & Partners, L.P. or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

         The statistical information presented in this prospectus supplement relates to the mortgage loans and related mortgaged properties in each Loan Group as of the Cut-off Date, as adjusted for scheduled principal payments due on or before the Cut-off Date whether or not received. Certain information with respect to the mortgage loans to be included in the mortgage pool is set forth herein. Prior to the closing date, mortgage loans may be removed from either Loan Group and other mortgage loans may be substituted therefor. The seller believes that the information set forth herein with respect to the mortgage pool and each Loan Group as presently constituted is representative of the characteristics of the mortgage pool and the Loan Group as each will be constituted at the closing date, although certain characteristics of the mortgage loans may vary.

General

         The assets included in the trust will consist primarily of a pool of 3,000 closed-end, fixed-rate and adjustable-rate mortgage loans having original terms to maturity ranging from approximately 60 months to approximately 364 months and an aggregate principal balance as of the cut-off date of approximately $294,496,835.76. The mortgage pool will consist of two groups:
Loan Group I will consist of mortgage loans (the "Group I Mortgage Loans") with principal balances that conform to Freddie Mac loan limits and Loan Group II will consist of mortgage loans (the "Group II Mortgage Loans") with principal balances that may or may not conform to Freddie Mac loan limits.

         All mortgage loan statistics set forth herein are based on principal balances, mortgage rates, terms to maturity, mortgage loan counts and similar statistics as of the cut-off date. All weighted averages specified herein are based on the principal balances of the mortgage loans in the related Loan Group as of the cut-off date, as adjusted for the principal payments received or advanced on or before such date. Such balances are referred to in this prospectus supplement as Cut-off Date Principal Balances. The "principal balance" of a mortgage loan, as of any date, is equal to the principal balance of such mortgage loan at its origination, less the sum of scheduled and unscheduled payments and other recoveries in respect of principal made or advanced on such mortgage loan. References to percentages of the mortgage loans mean percentages based on the aggregate of the Cut-off Date Principal Balance of the mortgage loans in the related Loan Group, unless otherwise specified. The "pool balance" is equal to the aggregate of the principal balances of the mortgage loans.

         The depositor will purchase the mortgage loans from the seller pursuant to the mortgage loan purchase agreement, dated as of August 1, 2002, between the seller and the depositor. Pursuant to the pooling and servicing agreement, dated as of August 1, 2002, by and among the depositor, the seller, the servicer, Freddie Mac (as guarantor of the Class AV-1 Certificates) and the trustee, the depositor will cause the mortgage loans to be assigned to the trustee for the benefit of the certificateholders. See "Pooling and Servicing Agreement" in this prospectus supplement.

         Each of the mortgage loans in the mortgage pool was selected from the seller's portfolio of mortgage loans. The seller acquired the mortgage loans in the secondary market in the ordinary course of its business and reunderwrote the mortgage loans generally in accordance with its underwriting standards as described under "--Underwriting Standards" in this prospectus supplement. The mortgage loans in the mortgage pool were originated or acquired by various entities. Approximately 20.74%, 20.32% and 15.65% of the Group I Mortgage Loans were originated by Accredited Home Lenders, Inc., New Century Mortgage Corporation and Master Financial, Inc., respectively. Approximately 43.99%, 13.60% and 7.53% of the Group II Mortgage Loans were originated by First Union National Bank of Delaware, Accredited Home Lenders, Inc. and WMC Mortgage Corp., respectively.

         Under the mortgage loan purchase agreement, the seller will make certain representations and warranties (which will be assigned to the Trustee and Freddie Mac) relating to, among other things, the due execution and enforceability of the mortgage loan purchase agreement, its title to the mortgage loans and certain characteristics of the mortgage loans and, subject to certain limitations, will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such breach of any such representation or warranty materially and adversely affects the certificateholders' or Freddie Mac's interests in such mortgage loan. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute for mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above.

         The mortgage pool will consist of fixed-rate mortgage loans and adjustable-rate mortgage loans. None of the Group I Mortgage Loans are fixed-rate mortgage loans. The adjustable-rate Group I Mortgage Loans consist of 835 mortgage loans with an aggregate unpaid principal balance of approximately $90,658,283.92 as of the cut-off date. The fixed-rate Group II Mortgage Loans consist of 2,125 mortgage loans with an aggregate unpaid principal balance of approximately $191,041,409.46 as of the cut-off date. The adjustable-rate Group II Mortgage Loans consist of 40 mortgage loans with an aggregate unpaid principal balance of approximately $12,797,142.38 as of the cut-off date.

         The mortgage loans consist of Performing Mortgage Loans and Sub-Performing Mortgage Loans.

         A Performing Mortgage Loan is a mortgage loan pursuant to which no payment due under the related mortgage note (or any modification thereto) prior to the cut-off date, is 30 or more days delinquent.

         A Sub-Performing Mortgage Loan is a mortgage loan (that might be a Forbearance Plan Mortgage Loan or a Bankruptcy Plan Mortgage Loan) pursuant to which a payment due prior to the cut-off date under the terms of the related mortgage note (or any modification thereto), is at least 30 but not more than 89 days delinquent. Certain Sub-Performing Mortgage Loans have been modified in writing and are also characterized as follows:

         (a) If a Sub-Performing Mortgage Loan is a Forbearance Plan Mortgage Loan, the related mortgagor must make monthly payments ("Modified Scheduled Payments") in an amount at least equal to the sum of (i) the amount of the monthly scheduled payment of principal and interest determined in accordance with such mortgage loan's original amortization schedule ("Regular Scheduled Payments") plus (ii) an additional amount to be applied to pay down the total amount of scheduled monthly payments due thereon on or before the cut-off date but not received prior to the cut-off date plus the aggregate amount of tax and insurance advances made with respect to such mortgage loan to the extent remaining outstanding as of the cut-off date.

         (b) If a Sub-Performing Mortgage Loan is a Bankruptcy Plan Mortgage Loan, the related mortgagor defaulted and, after default, became the subject of a case under either Chapter 7 or 13 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq. and, as of the cut-off date, had a confirmed bankruptcy plan. Each such bankruptcy plan generally requires the related mortgagor to make Modified Scheduled Payments in an amount at least equal to (i) the Regular Scheduled Payment plus (ii) an additional amount sufficient to pay down overdue amounts resulting from the period of default, generally over a period of three to five years from the commencement of such bankruptcy plan.

         A mortgage loan is "delinquent" if the scheduled monthly payment of principal and interest on such mortgage loan which is payable by the related mortgagor under the related mortgage note due on a due date is not paid by the close of business on the next scheduled due date for such mortgage loan. Thus, a mortgage loan for which the mortgagor failed to make the monthly payment due on July 1, 2002 will be reported as delinquent on August 2, 2002 if the payment is not made by the close of business on August 1, 2002.

         With respect to certain delinquent mortgage loans, the total amount of scheduled monthly payments due thereon on or before the cut-off date but not received prior to the cut-off date, together with any outstanding servicing advances on such mortgage loans, is referred to as the "arrearage." The servicer has previously made advances in respect of the arrearages. Any arrearage will not be included as part of the trust and, accordingly, payments with respect to arrearage will not be payable to the certificateholders as and when received. However, the servicer shall be required to make servicing advances on delinquent mortgage loans and make advances of delinquent payments of principal and interest on delinquent mortgage loans (other than Simple Interest Mortgage Loans or REO Properties), each to the extent such advances are deemed recoverable, until such mortgage loans become current or an REO Property.

Terms of the Mortgage Loans

         The mortgage loans accrue interest (i) on a simple interest basis, which mortgage loans are referred to in this prospectus supplement as Simple Interest Mortgage Loans or (ii) on a self-amortizing basis, which mortgage loans are referred to in this prospectus supplement as Actuarial Mortgage Loans. None of the Group I Mortgage Loans and approximately 5.69% of the Group II Mortgage Loans are Simple Interest Mortgage Loans. The remaining mortgage loans in Loan Group II are Actuarial Mortgage Loans.

         For Simple Interest Mortgage Loans, the mortgage loan is amortized over a series of equal monthly payments. Each monthly interest payment is calculated by multiplying the outstanding principal balance of the mortgage loan by the stated mortgage rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was received and the denominator of which is either 365 or 360, depending on applicable state law. Payments received on a Simple Interest Mortgage Loan are applied first to interest accrued to the date the payment is received and second to reduce the unpaid principal balance of the mortgage loan. Accordingly, if a mortgagor makes a payment on the mortgage loan less than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be less than 30 days' interest, and the amount of principal repaid in such month will be correspondingly greater. Conversely, if a mortgagor makes a payment on the Simple Interest Mortgage Loan more than 30 days after the previous payment, the interest collected for the period since the preceding payment was made will be greater than 30 days' interest, and the amount of principal repaid in the month will be correspondingly reduced. As a result, based on the payment characteristics of a particular mortgagor, the principal due on the final due date of a Simple Interest Mortgage Loan may vary from the principal payment that would be made if payments for such mortgage loan were always made on their due dates.

         For Actuarial Mortgage Loans, interest will be calculated based on a 360-day year of twelve 30-day months. When a full prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the mortgage loan so prepaid. When a partial prepayment of principal is made on an Actuarial Mortgage Loan during a month, the mortgagor generally is not charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

         If a mortgagor pays more than one installment on a Simple Interest Mortgage Loan at a time, the regular installment will be treated as described above. However, the entire amount of the additional installment will be treated as a receipt of one or more regular principal payments and applied to reduce the principal balance of the related mortgage loan. Although such mortgagor will not be required to make the next monthly installment, interest will continue to accrue on the principal balance of such mortgage loan, as reduced by the application of the early installment. As a result, when such mortgagor pays the next required installment on a Simple Interest Mortgage Loan, such payment may be insufficient to cover the interest that has accrued since the last payment by the mortgagor. Notwithstanding such insufficiency, such mortgage loan would be considered to be current. This situation would continue until the monthly installments are once again sufficient to cover all accrued interest and to reduce the principal balance of such mortgage loan. Depending on the principal balance and mortgage rate of the related mortgage loan and on the number of installments paid early, there may be extended periods of time during which Simple Interest Mortgage Loans in respect of which such additional installments have been made are not amortizing and are considered current.

FHA Mortgage Loans and VA Mortgage Loans

         None of the Group I Mortgage Loans and approximately 0.12% of the Group II Mortgage Loans are subject to FHA insurance as described herein and are referred to as FHA Mortgage Loans and none of the Group I Mortgage Loans and approximately 0.07% of the Group II Mortgage Loans are subject to a VA guaranty as described herein and are referred to as VA Mortgage Loans. None of the Group I Mortgage Loans and approximately 0.05% of the Group II Mortgage Loans are mortgage loans which were originated using FHA documents but, for varying reasons, are not subject to FHA insurance and such mortgage loans are referred to as the FHA Uninsured Mortgage Loans. The seller acquired the FHA Uninsured Mortgage Loans without any FHA insurance in effect. All FHA Mortgage Loans and VA Mortgage Loans must conform to HUD or VA origination guidelines, as the case may be, at the time of origination. The FHA Mortgage Loans will be insured by the Federal Housing Administration, or FHA, of the United States Department of Housing and Urban Development, or HUD, as authorized under the National Housing Act of 1934, as amended, or National Housing Act, and the United States Housing Act of 1937, as amended, or United States Housing Act. No FHA Mortgage Loan may have a mortgage rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Mortgage Loan.

         The VA Mortgage Loans will be partially guaranteed by The United States Department of Veterans Affairs, or VA, under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has a current mortgage loan limit of $203,000, requires no down payment from the purchaser and permits the guarantee of mortgage loans of generally up to 30 years' duration. However, no VA Mortgage Loan will have an original principal amount greater than five times the amount of the related guarantee.

         The servicer collects insurance premiums for the FHA Mortgage Loans and pays them to the FHA. The regulations governing FHA-insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD. With respect to a defaulted FHA Mortgage Loan, the servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program, HUD in certain circumstances offered qualified mortgagors who had defaulted on an FHA insured mortgage loan an opportunity to avoid foreclosure and retain their homes. Under the assignment program, the FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the assignment program In addition, HUD gave forbearance for a period of no longer than 36 months to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. The assignment program was terminated and replaced with mandatory loss mitigation procedures in April 1996 whereby servicers of defaulted FHA-insured mortgage loans must choose from a variety of tools to cure a default prior to filing an FHA insurance claim.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims for most programs are being paid in cash and, for the most part, claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate and mature 20 years from the date of issue.

         The amount of insurance benefits the FHA generally pays is equal to the entire unpaid principal amount of the defaulted FHA Mortgage Loan, adjusted to reimburse the servicer of that FHA Mortgage Loan for certain costs and expenses and to deduct certain amounts the servicer receives or retains after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is generally compensated for no more than two-thirds of its foreclosure costs and attorneys' fees (which fees are evaluated based upon HUD guidelines), and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD, and the servicer is otherwise in material compliance with FHA regulations. Provided that the servicer is in material compliance with FHA regulations, the servicer will generally be entitled to the debenture interest which would have been earned, as of the date the cash payment is received, had the benefits been paid in debentures. Except where unpaid mortgage interest is recoverable pursuant to an approved special forbearance plan, such debenture interest is generally payable from a date 60 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, which results in no recovery of interest accrued during the first two months of delinquency.

         Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require the servicer (as the case may be under the regulations) to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the servicer be responsible for collecting on the judgment. Further, in all cases, HUD may reimburse the servicer for all additional costs of seeking the judgment.

         As of the date hereof, the maximum guaranty that may be issued by the VA under a VA Mortgage Loan is generally (a) as to loans with an original principal amount of $45,000 or less, 50% of such loan, (b) as to loans with an original principal amount of greater than $45,000, but not more than $56,250, $22,500; (c) as to loans with an original principal amount of more than $56,250, but not more than $144,000, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal amount of more than $144,000 (for an owner-occupied, single family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         With respect to a defaulted VA Mortgage Loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the servicer to take immediate action if it determines that the debtor has abandoned the property to be foreclosed upon or that the property has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property. Upon default and subsequent termination of a VA-guaranteed loan by a servicer, the VA makes a determination, using a formula, whether it will reduce its maximum claim liability by acquiring and reselling the property or by paying the claim on its guaranty without such acquisition. If the VA determines it will acquire the property, it will establish a maximum price, known as the specified amount, which the servicer may bid at the foreclosure sale in order for the servicer to subsequently convey the property to the VA. If the servicer purchases the property at the sale for no more than such specified amount, it may convey the property to the VA in return for the payment of such amount. The VA also pays, up to the maximum amount of the loan guaranty, the claim for the difference between the price paid for the property and any balance remaining on the loan. If, however, the VA determines that acquiring and disposing of the property would increase rather than reduce the government's loss, it will not establish a maximum bid price for the holder to bid at the foreclosure sale (thus, a "no-bid"), but rather will solely pay the guaranty claim up to the maximum amount of the guaranty, once the loss on the loan has been established. In the event of a no-bid, the servicer must foreclose on the defaulted VA Mortgage Loan and thus a loss may be incurred on such mortgage loan in an amount equal to the difference between (a) the total indebtedness and (b) the sum of (i) the guaranteed amount and (ii) the proceeds of any foreclosure.

         The amount payable under the guaranty will be the percentage of the VA Mortgage Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be applied to the unpaid principal amount of the VA Mortgage Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Primary Mortgage Insurance

         As of the cut-off date, approximately 0.58% of the Group I Mortgage Loans and approximately 0.90% of the Group II Mortgage Loans (in each case by aggregate Principal Balance of that Loan Group as of the cut-off date) are covered by a borrower-paid primary mortgage insurance policy. In addition, as of the closing date, approximately 46.94% of the Group I Mortgage Loans and approximately 50.99% of the Group II Mortgage Loans will be covered by a mortgage insurance policy (such policy, the "Mortgage Insurance Policy") issued by Mortgage Guaranty Insurance Corporation (the "Mortgage Insurer"). None of the Mortgage Loans covered by a borrower-paid primary mortgage insurance policy is covered under the Mortgage Insurance Policy or is an FHA or VA Mortgage Loan.

         The Mortgage Loans covered by the Mortgage Insurance Policy consist of a portion of the Mortgage Loans that have original combined loan-to-value ratios in excess of 70% and were not covered by a primary mortgage insurance policy as of the cut-off date. The Mortgage Insurance Policy will insure only a portion of any covered Mortgage Loan in excess of 70% of the value of that Mortgage Loan, as calculated based on its original combined loan-to-value ratio as more fully described in the Mortgage Insurance Policy.

         The Mortgage Insurance Policy only covers those mortgage loans which meet certain underwriting criteria.

         The premium payable to the Mortgage Insurer will be payable by the Trust, and will equal a rate per annum (the "PMI Premium Rate") set forth in the Pooling and Servicing Agreement on the then current aggregate principal balance of the covered mortgage loans. The coverage and limitations contained in the Mortgage Insurance Policy will be typical primary mortgage insurance coverage.

         A copy of the Mortgage Insurance Policy is available from the Servicer upon request.

Group I Mortgage Loan Statistics

         The Group I Mortgage Loans consist of adjustable-rate conventional mortgage loans. The Cut-off Date Principal Balance of the Group I Mortgage Loans is equal to approximately $90,658,283.92 and the arrearage is equal to approximately $526,506.70. The Group I Mortgage Loans have original terms to maturity ranging from approximately 180 months to approximately 364 months. The following statistical information, unless otherwise specified, is based upon the Cut-off Date Principal Balance of the Group I Mortgage Loans.

         The Group I Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments creating first liens on primarily one to four family residential properties. Approximately 20.44% of the Group I Mortgage Loans have a combined loan to-value ratio at origination in excess of 80.00% and do not have FHA insurance, a VA guaranty, or primary mortgage insurance. There can be no assurance that the combined loan-to-value ratio of any Group I Mortgage Loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio. Of the Group I Mortgage Loans, approximately 87.74% have scheduled monthly payments due on the first day of the month which date is referred to as a Due Date.

         Approximately 94.59% of the Group I Mortgage Loans are Performing Mortgage Loans. Approximately 5.41% of the Group I Mortgage Loans are Sub-Performing Mortgage Loans, including approximately 0.36% that are Forbearance Plan Mortgage Loans and approximately 0.33% that are Bankruptcy Plan Mortgage Loans. Of the Group I Mortgage Loans, approximately 5.41% are 30 to 59 days past due.

         Approximately 68.63% of the Group I Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

         None of the Group I Mortgage Loans are Balloon Loans as described herein.

         None of the Group I Mortgage Loans are owner-financed mortgage loans.

         The weighted average remaining term to maturity of the Group I Mortgage Loans will be approximately 339 months as of the cut-off date. None of the Group I Mortgage Loans had a first Due Date prior to December 1, 1984 or after July 1, 2002 or will have a remaining term to maturity of less than approximately 101 months or greater than approximately 358 months as of the cut-off date. The latest maturity date of any Group I Mortgage Loan is June 1, 2032.

         The average principal balance of the Group I Mortgage Loans at origination was approximately $110,248.85. The average Cut-off Date Principal Balance of the Group I Mortgage Loans was approximately $108,572.85. No Group I Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $423,414.49 or less than approximately $9,629.45.

         All of the Group I Mortgage Loans provide for adjustment to the mortgage rate thereon. Approximately 94.19% of the Group I Mortgage Loans provide for adjustment semi-annually and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto. On each adjustment date for each Group I Mortgage Loan, the mortgage rate thereon will be adjusted to equal the sum of the index applicable to determining the mortgage rate on each Group I Mortgage Loan and a fixed percentage amount, or gross margin. The mortgage rate on each such Group I Mortgage Loan will not increase by more than an initial periodic rate cap of approximately 7.000% per annum on the first related adjustment date or by a periodic rate cap of approximately 2.000% per annum on any adjustment date thereafter. The Group I Mortgage Loans have a weighted average initial periodic rate cap of approximately 2.111% per annum and a weighted average periodic rate cap of approximately 1.416% per annum thereafter (excluding those loans without periodic caps or initial periodic caps). Each mortgage rate on each Group I Mortgage Loan will not exceed a specified maximum mortgage rate over the life of such Group I Mortgage Loan or be less than a specified minimum mortgage rate over the life of such Group I Mortgage Loan. Effective with the first monthly payment due on each Group I Mortgage Loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each such mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index and the related gross margin, rounded as described herein. See "--The Index" below. None of the Group I Mortgage Loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

         The Group I Mortgage Loans had mortgage rates as of the cut-off date of not less than approximately 5.625% per annum and not more than approximately 17.990% per annum and the weighted average mortgage rate was approximately 9.399% per annum. As of the cut-off date, the Group I Mortgage Loans, had gross margins ranging from approximately 0.000% per annum to approximately 12.100% per annum, minimum mortgage rates ranging from approximately 2.500% per annum to approximately 17.990% per annum, and maximum mortgage rates ranging from approximately 12.250% per annum to approximately 24.990% per annum. As of the cut-off date with respect to the Group I Mortgage Loans, the weighted average gross margin was approximately 6.614% per annum, the weighted average minimum mortgage rate was approximately 9.240% per annum, and the weighted average maximum mortgage rate was approximately 16.128% per annum. The latest next adjustment date following the cut-off date on any Group I Mortgage Loan occurs in July 2005 and the weighted average number of months to the next adjustment date following the cut-off date for all of the Group I Mortgage Loans is 6 months.

         Each Group I Mortgage Loan had a Net Mortgage Rate of not less than approximately 4.915% per annum and not more than 17.480% per annum and as of the cut-off date, the weighted average Net Mortgage Rate of the Group I Mortgage Loans was approximately 8.560%.

         All of the Group I Mortgage Loans are secured by a first lien on the related mortgaged property.

         The Group I Mortgage Loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

   Principal Balances of the Group I Mortgage Loans as of the Cut-off Date(1)


                                                                 Aggregate Principal       % of Aggregate Principal
 Range of Principal Balances as of     Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
        the Cut-off Date ($)                  Loans               the Cut-off Date             the Cut-off Date
 ---------------------------------     ------------------     -------------------------    -------------------------
        0.01  -   50,000.00.......              138                 $ 4,736,712.92                    5.22%
   50,000.01  -  100,000.00.......              325                  23,920,907.25                   26.39
  100,000.01  -  150,000.00.......              180                  22,195,347.30                   24.48
  150,000.01  -  200,000.00.......               97                  16,757,085.36                   18.48
  200,000.01  -  250,000.00.......               64                  14,255,095.45                   15.72
  250,000.01  -  300,000.00.......               26                   7,055,860.45                    7.78
  300,000.01  -  350,000.00.......                3                     940,003.17                    1.04
  350,000.01  -  400,000.00.......                1                     373,857.53                    0.41
  400,000.01  -  450,000.00.......                1                     423,414.49                    0.47
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-----------------------

(1) The average principal balance of the Group I Mortgage Loans as of the cut-off date was approximately $108,572.80.

     Mortgage Rates of the Group I Mortgage Loans as of the Cut-off Date(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
         Mortgage Rate (%)                    Loans               the Cut-off Date             the Cut-off Date
   -------------------------------     ------------------     -------------------------    -------------------------
   5.501 -   6.000................                2               $     150,638.49                    0.17%
   6.001 -   6.500................                6                   1,048,889.20                    1.16
   6.501 -   7.000................               17                   3,216,610.16                    3.55
   7.001 -   7.500................               24                   3,491,432.59                    3.85
   7.501 -   8.000................               55                   8,163,377.76                    9.00
   8.001 -   8.500................               64                   7,687,202.24                    8.48
   8.501 -   9.000................              116                  14,817,589.31                   16.34
   9.001 -   9.500................              120                  13,796,844.56                   15.22
   9.501 -  10.000................              114                  12,518,090.69                   13.81
  10.001 -  10.500................              109                  10,543,272.85                   11.63
  10.501 -  11.000................               73                   6,354,588.30                    7.01
  11.001 -  11.500................               44                   3,509,515.04                    3.87
  11.501 -  12.000................               38                   2,715,916.02                    3.00
  12.001 -  12.500................               19                     947,870.05                    1.05
  12.501 -  13.000................               13                     669,081.84                    0.74
  13.001 -  13.500................               11                     653,391.98                    0.72
  13.501 -  14.000................                7                     216,025.76                    0.24
  14.001 -  14.500................                1                      68,013.75                    0.08
  14.501 -  15.000................                1                      70,848.07                    0.08
  17.501 -  18.000................                1                      19,085.26                    0.02
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average mortgage rate of the Group I Mortgage Loans as of the cut-off date was approximately 9.399% per annum.

           Remaining Term to Maturity of the Group I Mortgage Loans(1)

                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
      Remaining Term (months)                 Loans               the Cut-off Date             the Cut-off Date
   -------------------------------     ------------------     -------------------------    -------------------------
   61 - 120.......................                9               $     181,565.57                    0.20%
  121 - 180.......................                4                     129,768.32                    0.14
  181 - 240.......................                2                     217,446.97                    0.24
  241 - 300.......................              202                  14,924,169.44                   16.46
  301 - 360.......................              618                  75,205,333.62                   82.95
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average remaining term to maturity of the Group I Mortgage Loans as of the cut-off date was approximately 339 months.

     Original Combined Loan-to-Value Ratios of the Group I Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
  Original Combined Loan-to-Value      Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
             Ratio (%)                        Loans               the Cut-off Date             the Cut-off Date
   -------------------------------     ------------------     -------------------------    -------------------------
   10.01 -   20.00................                1             $        46,803.43                    0.05%
   20.01 -   30.00................                2                      80,488.17                    0.09
   30.01 -   40.00................                9                     453,204.38                    0.50
   40.01 -   50.00................               14                     599,379.63                    0.66
   50.01 -   60.00................               40                   2,534,264.62                    2.80
   60.01 -   70.00................               98                   9,174,947.01                   10.12
   70.01 -   80.00................              391                  43,315,630.19                   47.78
   80.01 -   90.00................              238                  28,964,474.13                   31.95
   90.01 -  100.00................               42                   5,489,092.36                    6.05
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-------------------

(1) The weighted average original combined loan-to-value ratio of the Group I Mortgage Loans as of the cut-off date was approximately 80.19%.

             Mortgaged Property Types of the Group I Mortgage Loans


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
           Property Type                      Loans               the Cut-off Date             the Cut-off Date
   -------------------------------     ------------------     -------------------------    -------------------------
Single Family.....................              677                 $71,503,008.95                   78.87%
Condominium.......................               60                   6,423,954.99                    7.09
Planned Unit Development                         34                   4,872,994.83                    5.38
Two Family........................               38                   4,178,314.09                    4.61
Four Family.......................                8                   1,739,927.53                    1.92
Three Family......................               13                   1,714,410.52                    1.89
Manufactured Housing..............                2                      95,207.33                    0.11
Townhouse.........................                2                      90,541.68                    0.10
Mobile Home.......................                1                      39,924.00                    0.04
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

      Mortgaged Property Occupancy Status of the Group I Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
          Occupancy Status                    Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
Owner Occupied....................              760                 $85,899,394.81                   94.75%
Non Owner Occupied................               69                   4,381,545.07                    4.83
Second Home.......................                6                     377,344.04                    0.42
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-------------------

(1) Occupancy status as represented by the mortgagor at the time of origination.


                      Purpose of the Group I Mortgage Loans


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
              Purpose                         Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
Cash-out Refinance................              432                 $45,256,778.32                   49.92%
Purchase..........................              306                  35,116,214.54                   38.73
Rate/Term Refinance...............               97                  10,285,291.06                   11.35
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

       Geographic Distribution of the Mortgaged Properties Relating to the
                           Group I Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
              Location                        Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
Alabama...........................                5                $    349,717.71                    0.39%
Arizona...........................               19                   1,823,239.78                    2.01
Arkansas..........................                1                     152,157.56                    0.17
California........................              159                  24,005,499.77                   26.48
Colorado..........................               22                   3,199,307.32                    3.53
Connecticut.......................               11                   1,391,898.07                    1.54
Delaware..........................                3                     245,866.10                    0.27
District of Columbia..............                2                     132,131.71                    0.15
Florida...........................               95                   8,983,678.40                    9.91
Georgia...........................               22                   2,400,828.86                    2.65
Hawaii............................                3                     499,151.48                    0.55
Idaho.............................                4                     326,539.68                    0.36
Illinois..........................               47                   5,236,490.51                    5.78
Indiana...........................               36                   2,484,651.87                    2.74
Iowa..............................                7                     479,435.91                    0.53
Kansas............................                4                     203,287.28                    0.22
Kentucky..........................               13                   1,057,594.72                    1.17
Louisiana.........................                5                     364,409.60                    0.40
Maine.............................                1                      95,790.08                    0.11
Maryland..........................                8                     920,867.60                    1.02
Massachusetts.....................               13                   1,766,686.27                    1.95
Michigan..........................               39                   3,067,122.67                    3.38
Minnesota.........................               17                   1,982,410.28                    2.19
Mississippi.......................                3                     249,611.75                    0.28
Missouri..........................               27                   2,411,524.24                    2.66
Montana...........................                2                     153,393.19                    0.17
Nebraska..........................                1                      77,209.31                    0.09
Nevada............................               12                   1,335,282.29                    1.47
New Hampshire.....................                1                     119,854.09                    0.13
New Jersey........................               11                   1,448,068.16                    1.60
New Mexico........................                2                     227,027.79                    0.25
New York..........................               21                   3,360,386.24                    3.71
North Carolina....................               16                   1,614,099.61                    1.78
Ohio..............................               51                   3,976,688.36                    4.39
Oklahoma..........................                7                     619,220.71                    0.68
Oregon............................               13                   1,861,772.98                    2.05
Pennsylvania......................               18                   1,483,604.14                    1.64
Rhode Island......................                8                   1,046,115.02                    1.15
South Carolina....................               13                   1,132,638.94                    1.25
South Dakota......................                1                      27,744.73                    0.03
Tennessee.........................               15                   1,347,861.83                    1.49
Texas.............................               24                   1,613,159.57                    1.78
Utah..............................                8                     846,977.25                    0.93
Virginia..........................               17                   2,109,243.59                    2.33
Washington........................               16                   1,632,203.67                    1.80
West Virginia.....................                3                     139,334.83                    0.15
Wisconsin.........................                9                     656,498.40                    0.72
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The greatest ZIP Code geographic concentration of Group I Mortgage Loans was approximately 0.69% in the 11236 ZIP Code, located in New York.

              Documentation Level of the Group I Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
        Income Documentation                  Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
Full..............................              514                 $55,880,196.14                   61.64%
Stated Income.....................              147                  19,318,254.82                   21.31
Alternate.........................               87                   7,150,591.44                    7.89
Limited...........................               56                   5,456,698.00                    6.02
Missing...........................               15                   1,512,636.68                    1.67
Streamlined.......................               11                     749,286.93                    0.83
None..............................                5                     590,619.91                    0.65
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) For a description of each documentation level, see "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.


                 Credit Scores for the Group I Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
            Credit Score                      Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
Unknown...........................                5               $     292,086.08                    0.32%
421 - 440.........................                1                     220,280.88                    0.24
441 - 460.........................                6                     392,441.15                    0.43
461 - 480.........................               14                     913,882.56                    1.01
481 - 500.........................               27                   2,943,246.85                    3.25
501 - 520.........................               37                   3,966,353.02                    4.38
521 - 540.........................               72                   6,812,520.00                    7.51
541 - 560.........................               83                   8,083,939.67                    8.92
561 - 580.........................               91                   9,733,707.25                   10.74
581 - 600.........................              100                   9,858,730.43                   10.87
601 - 620.........................               82                   9,532,997.83                   10.52
621 - 640.........................               88                  10,902,494.25                   12.03
641 - 660.........................               77                   9,599,562.44                   10.59
661 - 680.........................               58                   6,747,759.29                    7.44
681 - 700.........................               41                   4,388,211.84                    4.84
701 - 720.........................               22                   2,946,455.47                    3.25
721 - 740.........................               16                   1,414,811.79                    1.56
741 - 760.........................                9                     968,186.31                    1.07
761 - 780.........................                5                     693,478.12                    0.76
781 - 800.........................                1                     247,138.69                    0.27
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average credit score of the Group I Mortgage Loans was approximately 605.

             Maximum Mortgage Rates of the Group I Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
     Maximum Mortgage Rate (%)                Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
12.001 - 12.500...................                2               $     160,270.83                    0.18%
12.501 - 13.000...................                3                     425,172.02                    0.47
13.001 - 13.500...................                4                     737,020.73                    0.81
13.501 - 14.000...................               24                   4,040,907.58                    4.46
14.001 - 14.500...................               41                   5,233,761.22                    5.77
14.501 - 15.000...................               80                  10,637,181.92                   11.73
15.001 - 15.500...................               90                  10,632,969.10                   11.73
15.501 - 16.000...................              130                  15,834,427.06                   17.47
16.001 - 16.500...................              115                  12,904,302.02                   14.23
16.501 - 17.000...................               94                  10,203,048.15                   11.25
17.001 - 17.500...................               92                   9,041,843.42                    9.97
17.501 - 18.000...................               60                   4,703,578.47                    5.19
18.001 - 18.500...................               24                   1,710,177.31                    1.89
18.501 - 19.000...................               31                   2,203,874.91                    2.43
19.001 - 19.500...................               15                     764,875.72                    0.84
19.501 - 20.000...................               13                     626,805.86                    0.69
20.001 - 20.500...................                6                     358,610.06                    0.40
20.501 - 21.000...................                7                     226,523.02                    0.25
21.001 - 21.500...................                2                     138,861.82                    0.15
22.501 - 23.000...................                1                      54,987.44                    0.06
24.501 - 25.000...................                1                      19,085.26                    0.02
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average maximum mortgage rate of the Group I Mortgage Loans as of the cut-off date was approximately 16.128% per annum.

             Minimum Mortgage Rates of the Group I Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
     Minimum Mortgage Rate (%)                Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
   2.001 -   2.500................                1              $       88,345.78                    0.10%
   2.501 -   3.000................                3                     309,290.75                    0.34
   3.001 -   3.500................                4                     418,015.15                    0.46
   3.501 -   4.000................                3                     227,094.86                    0.25
   4.001 -   4.500................                1                      28,472.18                    0.03
   4.501 -   5.000................                1                     141,820.03                    0.16
   5.001 -   5.500................                4                     401,091.34                    0.44
   5.501 -   6.000................                1                     108,886.04                    0.12
   6.001 -   6.500................                6                     895,251.96                    0.99
   6.501 -   7.000................               29                   4,324,136.25                    4.77
   7.001 -   7.500................               28                   3,932,163.36                    4.34
   7.501 -   8.000................               54                   7,934,950.31                    8.75
   8.001 -   8.500................               62                   7,499,433.70                    8.27
   8.501 -   9.000................              115                  14,860,824.97                   16.39
   9.001 -   9.500................              121                  13,745,757.71                   15.16
   9.501 -  10.000................              114                  12,375,271.64                   13.65
  10.001 -  10.500................               98                   9,578,910.87                   10.57
  10.501 -  11.000................               63                   5,541,525.39                    6.11
  11.001 -  11.500................               39                   3,082,841.31                    3.40
  11.501 -  12.000................               38                   2,715,916.02                    3.00
  12.001 -  12.500................               17                     795,441.12                    0.88
  12.501 -  13.000................               13                     669,081.84                    0.74
  13.001 -  13.500................               10                     609,788.50                    0.67
  13.501 -  14.000................                7                     216,025.76                    0.24
  14.001 -  14.500................                1                      68,013.75                    0.08
  14.501 -  15.000................                1                      70,848.07                    0.08
  17.501 -  18.000................                1                      19,085.26                    0.02
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average minimum mortgage rate of the Group I Mortgage Loans as of the cut-off date was approximately 9.240% per annum.

                 Gross Margins of the Group I Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
          Gross Margin (%)                    Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
  Less than 2.501.................                2              $      113,074.85                    0.12%
  2.501 -   3.000.................                4                     397,636.53                    0.44
  3.001 -   3.500.................                9                     880,705.66                    0.97
  3.501 -   4.000.................               15                   1,228,882.35                    1.36
  4.001 -   4.500.................                9                   1,100,317.47                    1.21
  4.501 -   5.000.................               32                   3,336,080.77                    3.68
  5.001 -   5.500.................               76                   7,782,594.17                    8.58
  5.501 -   6.000.................              113                  12,240,472.76                   13.50
  6.001 -   6.500.................              170                  18,700,260.93                   20.63
  6.501 -   7.000.................              173                  19,760,341.69                   21.80
  7.001 -   7.500.................              105                  11,750,741.59                   12.96
  7.501 -   8.000.................               51                   4,954,134.22                    5.46
  8.001 -   8.500.................               21                   2,403,355.41                    2.65
  8.501 -   9.000.................               21                   2,158,886.16                    2.38
  9.001 -   9.500.................               14                   1,685,946.96                    1.86
  9.501 -  10.000.................                9                   1,010,323.59                    1.11
 10.001 -  10.500.................                7                     731,996.72                    0.81
 10.501 -  11.000.................                1                     223,718.30                    0.25
 11.001 -  11.500.................                1                      31,782.68                    0.04
 11.501 -  12.000.................                1                      65,622.36                    0.07
 12.001 -  12.500.................                1                     101,408.75                    0.11
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average gross margin of the Group I Mortgage Loans as of the cut-off date was approximately 6.614% per annum.

             Next Adjustment Date for the Group I Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
        Next Adjustment Date                  Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------

August 2002.......................                3                    $256,551.90                    0.28%
September 2002....................               46                   3,447,185.03                    3.80
October 2002......................               41                   2,917,518.18                    3.22
November 2002.....................               34                   3,215,400.71                    3.55
December 2002.....................               47                   3,639,293.01                    4.01
January 2003......................               48                   3,577,834.85                    3.95
February 2003.....................               33                   2,375,856.08                    2.62
March 2003........................                1                      38,959.27                    0.04
April 2003........................                6                     539,256.31                    0.59
May 2003..........................                7                     522,845.92                    0.58
June 2003.........................               10                     684,351.03                    0.75
July 2003.........................                8                     626,025.03                    0.69
August 2003.......................               10                     879,924.08                    0.97
September 2003....................                2                     150,438.52                    0.17
October 2003......................                5                     745,471.40                    0.82
November 2003.....................                7                     961,110.60                    1.06
December 2003.....................               27                   3,510,893.26                    3.87
January 2004......................               44                   6,017,415.89                    6.64
February 2004.....................               70                   9,227,707.75                   10.18
March 2004........................               59                   7,068,727.69                    7.80
April 2004........................               50                   5,398,092.29                    5.95
May 2004..........................               78                  10,786,641.85                   11.90
June 2004.........................              116                  15,204,019.38                   16.77
July 2004.........................                1                      39,681.95                    0.04
September 2004....................                1                      83,002.51                    0.09
November 2004.....................                1                      83,264.30                    0.09
December 2004.....................                1                     219,463.88                    0.24
January 2005......................                1                     228,689.32                    0.25
February 2005.....................                1                      85,604.72                    0.09
March 2005........................                5                     502,751.22                    0.55
April 2005........................                8                     898,528.69                    0.99
May 2005..........................               39                   3,881,175.59                    4.28
June 2005.........................               24                   2,724,312.92                    3.01
July 2005.........................                1                     120,288.79                    0.13
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average time until the next adjustment date for the Group I Mortgage Loans as of the cut-off date is approximately 17 months.

            Initial Periodic Rate Caps of the Group I Mortgage Loans


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
   Initial Periodic Rate Cap (%)              Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
0.501 - 1.000.....................               29                 $ 2,520,230.94                    2.78%
1.001 - 1.500.....................              375                  43,969,228.37                   48.50
1.501 - 2.000.....................              108                  10,941,778.71                   12.07
2.501 - 3.000.....................              313                  32,729,531.00                   36.10
3.001 - 3.500.....................                1                      78,583.38                    0.09
5.501 - 6.000.....................                8                     381,628.80                    0.42
6.501 - 7.000.....................                1                      37,302.72                    0.04
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================


           Subsequent Periodic Rate Caps of the Group I Mortgage Loans


                                                                 Aggregate Principal       % of Aggregate Principal
             Subsequent                Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
       Periodic Rate Cap (%)                  Loans               the Cut-off Date             the Cut-off Date
   -------------------------------     ------------------     -------------------------    -------------------------
0.501 - 1.000.....................              277                 $28,220,938.69                   31.13%
1.001 - 1.500.....................              427                  49,357,343.83                   54.44
1.501 - 2.000.....................              131                  13,080,001.40                   14.43
                                       ------------------     -------------------------    -------------------------
     Total........................              835                 $90,658,283.92                  100.00%
                                       ==================     =========================    =========================


Group II Mortgage Loan Statistics

         The Group II Mortgage Loans consist of FHA Mortgage Loans, FHA Uninsured Mortgage Loans, VA Mortgage Loans and conventional mortgage loans. The Cut-off Date Principal Balance of the Group II Mortgage Loans is equal to approximately $203,838,551.84 and the arrearage is equal to approximately $803,798.84. The Group II Mortgage Loans have original terms to maturity ranging from approximately 60 months to approximately 362 months. The following statistical information, unless otherwise specified, is based upon the cut-off date of the Group II Mortgage Loans.

         The Group II Mortgage Loans are secured by mortgages, deeds of trust or other similar security instruments creating first liens and second liens on primarily one to four family residential properties. Approximately 25.85% of the Group II Mortgage Loans have a combined loan to-value ratio at origination in excess of 80.00% and do not have FHA insurance, a VA guaranty, or primary mortgage insurance. There can be no assurance that the combined loan-to-value ratio of any Group II Mortgage Loan determined at any time after origination is less than or equal to its original combined loan-to-value ratio. Of the Group II Mortgage Loans, approximately 65.34% have Due Dates on the first day of the month.

         Approximately 0.12% and 0.05% of the Group II Mortgage Loans are FHA Mortgage Loans and FHA Uninsured Mortgage Loans, respectively. Approximately 0.07% of the Group II Mortgage Loans are VA Mortgage Loans.

         Approximately 97.47% of the Group II Mortgage Loans are Performing Mortgage Loans. Approximately 2.53% of the Group II Mortgage Loans are Sub-Performing Mortgage Loans, including approximately 0.06% that are Forbearance Plan Mortgage Loans and approximately 0.01% that are Bankruptcy Plan Mortgage Loans. Of the Group II Mortgage Loans, approximately 2.53% are 30 to 59 days past due.

         Approximately 76.33% of the Group II Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. No such prepayment charge will be distributed to the holders of the Offered Certificates.

         Approximately 2.39% of the Group II Mortgage Loans are owner-financed mortgage loans.

         The weighted average remaining term to maturity of the Group II Mortgage Loans Mortgage Loans will be approximately 310 months as of the cut-off date. None of the Group II Mortgage Loans had a first Due Date prior to July 1, 1983 or after July 1, 2002 or will have a remaining term to maturity of less than approximately 15 months or greater than approximately 359 months as of the cut-off date. The latest maturity date of any Group II Mortgage Loan is July 1, 2032.

         The average principal balance of the Group II Mortgage Loans at origination was approximately $96,135.77. The average Cut-off Date Principal Balance of the Group II Mortgage Loans was approximately $94,151.76. No Group II Mortgage Loan had a Cut-off Date Principal Balance of greater than approximately $643,104.39 or less than approximately $2,097.37.

         Approximately 93.72% of the Group II Mortgage Loans bear interest at a fixed rate for the term of the mortgage loan. Approximately 6.28% of the Group II Mortgage Loans (the "Group II ARM Loans") provide for adjustment to the mortgage rate thereon. Approximately 89.59% of the Group II ARM Loans provide for adjustment semi-annually and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto. On each adjustment date for each Group II ARM Loan, the mortgage rate thereon will be adjusted to equal the sum of the index applicable to determining the mortgage rate on each Group II ARM Loan and a fixed percentage amount, or gross margin. The mortgage rate on each such Group II ARM Loan will not increase by more than an initial periodic rate cap of approximately 3.000% per annum on the first related adjustment date or by a periodic rate cap of approximately 6.000% per annum on any adjustment date thereafter. The Group II ARM Loans have a weighted average initial periodic rate cap of approximately 2.025% per annum and a weighted average periodic rate cap of approximately 1.579% per annum thereafter (excluding those loans without periodic caps or initial periodic caps). Each mortgage rate on each Group II ARM Loan will not exceed a specified maximum mortgage rate over the life of such Group II ARM Loan or be less than a specified minimum mortgage rate over the life of such Group II ARM Loan. Effective with the first monthly payment due on each Group II ARM Loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each such mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index and the related gross margin, rounded as described herein. See "--The Index" below. None of the Group II ARM Loans permits the related mortgagor to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

         The Group II Mortgage Loans had mortgage rates as of the cut-off date of not less than approximately 5.875% per annum and not more than approximately 21.00% per annum and the weighted average mortgage rate was approximately 8.958% per annum. As of the cut-off date, the Group II ARM Loans, had gross margins ranging from approximately 2.000% per annum to approximately 11.125% per annum, minimum mortgage rates ranging from approximately 2.000% per annum to approximately 11.375% per annum, and maximum mortgage rates ranging from approximately 11.625% per annum to approximately 22.375% per annum. As of the cut-off date with respect to the Group II ARM Loans, the weighted average gross margin was approximately 6.015%, the weighted average minimum mortgage rate was approximately 8.031% per annum, and the weighted average maximum mortgage rate was approximately 15.326% per annum. The latest next adjustment date following the cut-off date on any Group II ARM Loans occurs in June 2007 and the weighted average number of months to the next adjustment date following the cut-off date for all of the Group II ARM Loans is approximately 19 months.

         Each Group II Mortgage Loan had a Net Mortgage Rate of not less than approximately 4.665% per annum, and not more than approximately 20.490% per annum and as of the cut-off date, the weighted average Net Mortgage Rate of the Group II Mortgage Loans was approximately 8.091%.

         Approximately 6.10% of the Group II Mortgage Loans are secured by a second lien on the related mortgaged property and approximately 93.90% of the Group II Mortgage Loans are secured by a first lien on the related mortgaged property.

         The Group II Mortgage Loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

   Principal Balances of the Group II Mortgage Loans as of the Cut-off Date(1)


                                                                 Aggregate Principal       % of Aggregate Principal
 Range of Principal Balances as of     Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
        the Cut-off Date ($)                  Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------

        0.01  -   50,000.00.......              669               $  21,696,198.53                   10.64%
   50,000.01  -  100,000.00.......              812                  58,305,007.26                   28.60
  100,000.01  -  150,000.00.......              352                  43,091,636.29                   21.14
  150,000.01  -  200,000.00.......              160                  27,780,776.23                   13.63
  200,000.01  -  250,000.00.......               63                  14,213,744.14                    6.97
  250,000.01  -  300,000.00.......               32                   8,733,862.56                    4.28
  300,000.01  -  350,000.00.......               32                  10,433,299.32                    5.12
  350,000.01  -  400,000.00.......               19                   7,164,283.05                    3.51
  400,000.01  -  450,000.00.......               12                   5,042,930.39                    2.47
  450,000.01  -  500,000.00.......                8                   3,863,960.09                    1.90
  500,000.01  -  550,000.00.......                1                     513,787.45                    0.25
  550,000.01  -  600,000.00.......                3                   1,723,712.71                    0.85
  600,000.01  -  650,000.00.......                2                   1,275,353.82                    0.63
                                       ------------------     -------------------------    -------------------------
     Total........................            2,165                $203,838,551.84                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The average principal balance of the Group II Mortgage Loans as of the cut-off date was approximately $94,151.76.

     Mortgage Rates of the Group II Mortgage Loans as of the Cut-off Date(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
         Mortgage Rate (%)                    Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
   5.501 -   6.000................                5             $       560,594.82                    2.80%
   6.001 -   6.500................                3                     477,901.20                    0.23
   6.501 -   7.000................               25                   4,489,922.76                    2.20
   7.001 -   7.500................               76                  14,784,984.63                    7.25
   7.501 -   8.000................              161                  24,131,062.41                   11.84
   8.001 -   8.500................              131                  14,824,733.18                    7.27
   8.501 -   9.000................              752                  66,854,673.60                   32.80
   9.001 -   9.500................              493                  40,624,612.41                   19.93
   9.501 -  10.000................              126                  11,771,599.53                    5.77
  10.001 -  10.500................               79                   7,823,982.72                    3.84
  10.501 -  11.000................               99                   8,104,307.60                    3.98
  11.001 -  11.500................               40                   2,512,500.72                    1.23
  11.501 -  12.000................               46                   2,282,071.68                    1.12
  12.001 -  12.500................               33                   1,322,201.62                    0.65
  12.501 -  13.000................               33                   1,693,134.66                    0.83
  13.001 -  13.500................               14                     426,897.59                    0.21
  13.501 -  14.000................               21                     566,732.86                    0.28
  14.001 -  14.500................                7                     124,663.64                    0.06
  14.501 -  15.000................               10                     252,641.68                    0.12
  15.001 -  15.500................                2                      55,638.30                    0.03
  15.501 -  16.000................                7                     146,840.73                    0.07
  17.501 -  18.000................                1                       4,756.13                    0.00
  20.501 -  21.000................                1                       2,097.37                    0.00
                                       ------------------     -------------------------    -------------------------
     Total........................            2,165                $203,838,551.84                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average mortgage rate of the Group II Mortgage Loans as of the cut-off date was approximately 8.958% per annum.


            Remaining Term to Maturity of the Group II Mortgage Loans


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
      Remaining Term (months)                 Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
    1 -  60......................                52             $       740,776.60                    0.36%
   61 - 120......................               120                   5,441,938.79                    2.67
  121 - 180......................               412                  25,707,936.22                   12.61
  181 - 240......................               194                  10,749,792.11                    5.27
  241 - 300......................               150                  11,481,423.05                    5.63
  301 - 360......................             1,237                 149,716,685.07                   73.45
                                       ------------------     -------------------------    -------------------------
     Total.......................             2,165                $203,838,551.84                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average remaining term to maturity of the Group II Mortgage Loans as of the cut-off date was approximately 310 months as of the cut-off date.

    Original Combined Loan-to-Value Ratios of the Group II Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
  Original Combined Loan to Value      Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
             Ratio (%)                        Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------

    0.01 -   10.00................                2            $         26,960.51                    0.01%
   10.01 -   20.00................                6                     190,527.56                    0.09
   20.01 -   30.00................               20                     739,645.02                    0.36
   30.01 -   40.00................               25                   1,251,334.68                    0.61
   40.01 -   50.00................               53                   2,670,721.15                    1.31
   50.01 -   60.00................               75                   5,699,144.19                    2.80
   60.01 -   70.00................              193                  17,679,246.59                    8.67
   70.01 -   80.00................              605                  67,978,605.19                   33.35
   80.01 -   90.00................              424                  38,440,891.03                   18.86
   90.01 -  100.00................              671                  62,803,693.71                   30.81
  100.01 -  110.00................               74                   5,064,351.67                    2.48
  110.01 -  120.00................               13                   1,023,592.18                    0.50
  120.01 -  121.81................                4                     269,838.36                    0.13
                                       ------------------     -------------------------    -------------------------
     Total........................            2,165                $203,838,551.84                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average original combined loan to value ratio of the Group II Mortgage Loans as of the cut-off date was approximately 84.26%.


             Mortgaged Property Types of the Group II Mortgage Loans


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
           Property Type                      Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
Single Family.....................            1,835                $172,079,286.41                   84.42%
Planned Unit Development                         54                   9,447,767.32                    4.63
Two Family........................               82                   7,573,151.65                    3.72
Condominium.......................               58                   5,674,861.75                    2.78
Four Family.......................               24                   2,612,269.24                    1.28
Three Family......................               21                   2,339,750.08                    1.15
Mobile Home.......................               31                   1,569,353.95                    0.77
Townhouse.........................               20                   1,573,691.13                    0.77
Manufactured Housing..............               10                     582,344.22                    0.29
Vacant Land.......................               30                     386,076.09                    0.19
                                       ------------------     -------------------------    -------------------------
     Total........................            2,165                $203,838,551.84                  100.00%
                                       ==================     =========================    =========================

      Mortgaged Property Occupancy Status of the Group II Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
          Occupancy Status                    Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
Owner Occupied....................            1,871                $183,940,208.75                   90.24%
Non Owner Occupied................              275                  18,294,324.71                    8.97
Second Home.......................               19                   1,604,018.38                    0.79
                                       ------------------     -------------------------    -------------------------
     Total........................            2,165                $203,838,551.84                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) Occupancy status as represented by the mortgagor at the time of origination.


                     Purpose of the Group II Mortgage Loans


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
              Purpose                         Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
Cash-out Refinance................            1,565                $140,746,709.90                   69.05%
Purchase..........................              476                  47,206,712.05                   23.16
Rate/Term Refinance...............              124                  15,885,129.89                    7.79
                                       ------------------     -------------------------    -------------------------
     Total........................            2,165                $203,838,551.84                  100.00%
                                       ==================     =========================    =========================

       Geographic Distribution of the Mortgaged Properties Relating to the
                           Group II Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
              Location                        Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
Alabama...........................               66              $    4,255,736.15                    2.09%
Arizona...........................               39                   3,990,561.85                    1.96
Arkansas..........................               15                     701,542.82                    0.34
California........................              275                  41,509,878.11                   20.36
Colorado..........................               23                   2,846,326.83                    1.40
Connecticut.......................               20                   2,619,657.02                    1.29
Delaware..........................                4                     326,362.29                    0.16
District of Columbia..............                3                     169,358.33                    0.08
Florida...........................              174                  15,306,393.78                    7.51
Georgia...........................               63                   5,183,810.92                    2.54
Hawaii............................                3                     367,285.40                    0.18
Idaho.............................                1                     141,951.19                    0.07
Illinois..........................               68                   7,403,522.72                    3.63
Indiana...........................               82                   5,788,820.99                    2.84
Iowa..............................               11                     901,342.67                    0.44
Kansas............................               22                   1,962,927.29                    0.96
Kentucky..........................               48                   3,884,409.06                    1.91
Louisiana.........................               34                   2,950,454.04                    1.45
Maine.............................                2                     517,757.34                    0.25
Maryland..........................               30                   3,798,836.22                    1.86
Massachusetts.....................               21                   2,847,502.25                    1.40
Michigan..........................               78                   6,374,639.11                    3.13
Minnesota.........................               27                   3,095,421.93                    1.52
Mississippi.......................               15                   1,281,978.86                    0.63
Missouri..........................               89                   7,102,640.00                    3.48
Montana...........................                2                     146,531.46                    0.07
Nebraska..........................                4                     246,709.62                    0.12
Nevada............................               11                   1,030,988.66                    0.51
New Hampshire.....................                7                     556,656.73                    0.27
New Jersey........................               31                   2,254,941.78                    1.11
New Mexico........................               13                   1,053,678.72                    0.52
New York..........................               85                   8,512,777.10                    4.18
North Carolina....................               86                   6,971,887.44                    3.42
North Dakota......................                1                      38,847.54                    0.02
Ohio..............................              151                  12,767,658.54                    6.26
Oklahoma..........................               41                   3,171,086.66                    1.56
Oregon............................               21                   2,750,801.53                    1.35
Pennsylvania......................               97                   5,912,696.70                    2.90
Rhode Island......................                6                     719,946.66                    0.35
South Carolina....................               38                   3,037,993.27                    1.49
South Dakota......................                1                      28,315.14                    0.01
Tennessee.........................               75                   5,613,598.57                    2.75
Texas.............................              128                   8,830,581.57                    4.33
Utah..............................                8                     850,658.11                    0.42
Vermont...........................                2                     123,417.84                    0.06
Virginia..........................               59                   5,654,680.37                    2.77
Washington........................               31                   2,635,837.03                    1.29
West Virginia.....................               17                   1,418,245.19                    0.70
Wisconsin.........................               35                   4,064,977.27                    1.99
Wyoming...........................                2                     115,921.17                    0.06
                                       ------------------     -------------------------    -------------------------
     Total........................            2,165                $203,838,551.84                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The greatest ZIP Code geographic concentration of Group II mortgage loans was approximately 0.47% in the 90043 ZIP Code, located in California.

              Documentation Level of the Group II Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
        Income Documentation                  Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
Full..............................            1,280                $123,875,515.33                   60.77%
Stated Income.....................              386                  39,796,468.75                   19.52
Limited...........................              193                  17,500,583.39                    8.59
Alternate.........................              107                  12,005,205.45                    5.89
None..............................              133                   6,373,452.77                    3.13
Streamlined.......................               24                   2,643,893.52                    1.30
Missing...........................               42                   1,643,432.63                    0.81
                                       ------------------     -------------------------    -------------------------
     Total........................            2,165                $203,838,551.84                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) For a description of each documentation level, see "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.


                Credit Scores for the Group II Mortgage Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
            Credit Score                      Loans               the Cut-off Date             the Cut-off Date
   -------------------------------     ------------------     -------------------------    -------------------------

Unknown...........................               29             $       863,010.92                    0.42%
381 - 400.........................                1                      32,589.23                    0.02
441 - 460.........................                6                     396,048.59                    0.19
461 - 480.........................               13                   1,139,503.39                    0.56
481 - 500.........................               34                   3,460,017.02                    1.70
501 - 520.........................               37                   3,319,291.36                    1.63
521 - 540.........................               51                   4,092,670.71                    2.01
541 - 560.........................               80                   6,036,927.45                    2.96
561 - 580.........................               97                   7,625,976.06                    3.74
581 - 600.........................              111                  10,340,892.33                    5.07
601 - 620.........................              141                  13,686,865.44                    6.71
621 - 640.........................              211                  20,332,346.35                    9.97
641 - 660.........................              254                  25,610,342.53                   12.56
661 - 680.........................              248                  26,600,423.36                   13.05
681 - 700.........................              216                  22,058,278.25                   10.82
701 - 720.........................              220                  22,114,151.24                   10.85
721 - 740.........................              155                  13,051,758.11                    6.40
741 - 760.........................              145                  11,748,366.69                    5.76
761 - 780.........................               87                   8,634,548.21                    4.24
781 - 800.........................               27                   2,628,995.19                    1.29
801 - 820.........................                2                      65,549.41                    0.03
                                       ------------------     -------------------------    -------------------------
     Total........................            2,165                $203,838,551.84                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average credit score of the Group II Mortgage Loans was approximately 659.

               Maximum Mortgage Rates of the Group II ARM Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
     Maximum Mortgage Rate (%)                Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
11.501 - 12.000...................                3                $  1,319,990.03                   10.31%
12.501 - 13.000...................                1                     326,525.26                    2.55
13.501 - 14.000...................                3                     803,233.54                    6.28
14.001 - 14.500...................                4                   1,551,087.25                   12.12
14.501 - 15.000...................                4                   1,629,766.01                   12.74
15.001 - 15.500...................                4                   1,418,522.31                   11.08
15.501 - 16.000...................                4                   1,438,399.37                   11.24
16.001 - 16.500...................                3                   1,063,712.38                    8.31
16.501 - 17.000...................                4                   1,183,122.00                    9.25
17.001 - 17.500...................                4                   1,132,672.73                    8.85
17.501 - 18.000...................                3                     736,384.05                    5.75
19.001 - 19.500...................                1                      27,685.41                    0.22
19.501 - 20.000...................                1                     127,194.50                    0.99
22.001 - 22.500...................                1                      38,847.54                    0.30
                                       ------------------     -------------------------    -------------------------
     Total........................               40                 $12,797,142.38                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average maximum mortgage rate of the Group II ARM Loans as of the cut-off date was approximately 15.326% per annum.


               Minimum Mortgage Rates of the Group II ARM Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
     Minimum Mortgage Rate (%)                Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
   1.501 -   2.000................                1              $       92,096.42                    0.72%
   2.001 -   2.500................                1                     394,629.48                    3.08
   2.501 -   3.000................                2                     906,497.21                    7.08
   5.501 -   6.000................                3                   1,084,531.31                    8.47
   6.501 -   7.000................                1                     316,507.64                    2.47
   7.001 -   7.500................                2                     907,662.60                    7.09
   7.501 -   8.000................                2                     395,189.82                    3.09
   8.001 -   8.500................                4                   1,447,219.39                   11.31
   8.501 -   9.000................                9                   3,274,510.79                   25.59
   9.001 -   9.500................                3                   1,063,712.38                    8.31
   9.501 -  10.000................                4                   1,535,334.21                   12.00
  10.001 -  10.500................                4                   1,116,989.92                    8.73
  10.501 -  11.000................                1                      61,116.83                    0.48
  11.001 -  11.500................                3                     201,144.38                    1.57
                                       ------------------     -------------------------    -------------------------
     Total........................               40                 $12,797,142.38                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average minimum mortgage rate of the Group II ARM Loans as of the cut-off date was approximately 8.031% per annum.

                   Gross Margins of the Group II ARM Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
          Gross Margin (%)                    Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
   1.501 -   2.000................                1              $       92,096.42                    0.72%
   2.001 -   2.500................                1                     394,629.48                    3.08
   2.501 -   3.000................                3                   1,240,772.08                    9.70
   3.501 -   4.000................                1                     319,821.20                    2.50
   4.501 -   5.000................                2                     670,887.20                    5.24
   5.001 -   5.500................                1                     632,249.43                    4.94
   5.501 -   6.000................               10                   3,481,552.54                   27.21
   6.001 -   6.500................                2                     410,123.69                    3.20
   6.501 -   7.000................                8                   2,579,204.55                   20.15
   7.001 -   7.500................                5                   1,502,585.91                   11.74
   7.501 -   8.000................                2                     359,261.67                    2.81
   8.501 -   9.000................                3                   1,075,110.67                    8.40
  11.001 -  11.500................                1                      38,847.54                    0.30
                                       ------------------     -------------------------    -------------------------
     Total........................               40                 $12,797,142.38                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average gross margin of the Group II ARM Loans as of the cut-off date was approximately 6.015% per annum.


               Next Adjustment Date for the Group II ARM Loans(1)


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
        Next Adjustment Date                  Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------

September 2002....................                3                    $979,756.04                    7.66%
October 2002......................                1                     344,513.23                    2.69
November 2002.....................                5                     682,250.76                    5.33
December 2002.....................                4                   1,328,900.74                   10.38
February 2003.....................                2                     503,965.86                    3.94
June 2003.........................                1                      38,847.54                    0.30
November 2003.....................                1                     405,743.21                    3.17
December 2003.....................                2                     658,152.83                    5.14
January 2004......................                1                     425,324.35                    3.32
February 2004.....................                1                     331,576.26                    2.59
March 2004........................                3                   1,102,632.83                    8.62
April 2004........................                2                     742,646.02                    5.80
May 2004..........................                2                     632,888.32                    4.95
June 2004.........................                7                   2,635,535.97                   20.59
May 2005..........................                1                     349,006.86                    2.73
February 2006.....................                1                     394,629.48                    3.08
April 2006........................                1                     334,274.87                    2.61
June 2006.........................                1                     326,525.26                    2.55
June 2007.........................                1                     579,971.95                    4.53
                                       ------------------     -------------------------    -------------------------
     Total........................               40                 $12,797,142.38                  100.00%
                                       ==================     =========================    =========================

-------------------
(1) The weighted average time until the next adjustment date for the Group II ARM Loans as of the cut-off date is approximately 19 months.

              Initial Periodic Rate Caps of the Group II ARM Loans


                                                                 Aggregate Principal       % of Aggregate Principal
                                       Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
   Initial Periodic Rate Cap (%)              Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
0.501 - 1.000.....................                4                $  1,680,941.78                   13.14%
1.001 - 1.500.....................               14                   5,088,297.82                   39.76
1.501 - 2.000.....................                5                   1,488,271.29                   11.63
2.501 - 3.000.....................               17                   4,539,631.49                   35.47
                                       ------------------     -------------------------    -------------------------
     Total........................               40                 $12,797,142.38                  100.00%
                                       ==================     =========================    =========================


          Subsequent Periodic Rate Caps of the Group II Mortgage Loans


                                                                 Aggregate Principal       % of Aggregate Principal
             Subsequent                Number of Mortgage     Balance Outstanding as of    Balance Outstanding as of
       Periodic Rate Cap (%)                  Loans               the Cut-off Date             the Cut-off Date
----------------------------------     ------------------     -------------------------    -------------------------
0.501 - 1.000.....................               16                $  3,842,584.02                   30.03%
1.001 - 1.500.....................               17                   6,244,934.52                   48.80
1.501 - 2.000.....................                6                   2,314,994.36                   18.09
5.501 - 6.000.....................                1                     394,629.48                    3.08
                                       ------------------     -------------------------    -------------------------
     Total........................               40                 $12,797,142.38                  100.00%
                                       ==================     =========================    =========================

The Index

         With respect to approximately 94.14% and 89.58% of the Group I Mortgage Loans and Group II ARM Loans, respectively, the index is the average of interbank offered rates for six-month U.S. dollar deposits in the London market, or LIBOR, based on quotations of major banks, and most recently available as of a day specified in the related note as published by Fannie Mae or Freddie Mac, as specified in the related note; with respect to approximately 5.64% and 9.70% of the Group I Mortgage Loans and Group II ARM Loans, respectively, the index is the weekly average yield on United States Treasury securities adjusted to a constant maturity, or CMT, of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related mortgage note; and with respect to approximately 0.22% and 0.72% of the Group I Mortgage Loans and Group II ARM Loans, respectively, the index is a variety of indices, none of which comprise more than approximately 0.72% of the adjustable-rate mortgage loans in that Group.

Underwriting Standards

         The following is a description of the underwriting standards used by the seller in connection with its acquisition of the mortgage loans.

         Each mortgage loan included in the trust has satisfied the credit, appraisal and underwriting guidelines the seller established that are described below. To determine satisfaction of such guidelines, the seller or a loan reviewer in general reviewed the files related to the mortgage loans in connection with the acquisition of the mortgage loans by the seller. These files may include the documentation pursuant to which the mortgage loan was originally underwritten, as well as the mortgagor's payment history on the mortgage loan. The seller's underwriting guidelines when re-underwriting mortgage loans are intended to evaluate the mortgagor's credit standing, repayment ability and willingness to repay debt, as well as the value and adequacy of the mortgaged property as collateral. In general, to establish the adequacy of the mortgaged property as collateral, the seller will obtain a current appraisal, broker's price opinion, and/or drive-by or desk review of such property, prepared within six months of the seller's purchase. A mortgagor's ability and willingness to repay debts (including the mortgage loan) in a timely fashion must be demonstrated by the quality, quantity and durability of income history, history of debt management, history of debt repayment, and net worth accumulation. Accordingly, the seller also obtains and reviews a current credit report for the mortgagor.

         The seller purchases mortgage loans that were originated pursuant to one of the following documentation programs:

         Full Documentation. Mortgage loans originally underwritten with Full Documentation include a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor was required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor provided a balance sheet, current as of the origination of the mortgage loan, describing assets and liabilities and a statement of income and expenses, as well as authorizing the originator to obtain a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification was obtained wherein the employer reported the length of employment with that organization, the mortgagor's salary as of the mortgage loan's origination, and an indication as to whether it is expected that the mortgagor will continue such employment after the mortgage loan's origination. If a mortgagor was self-employed when such mortgagor's loan was originated, the mortgagor submitted copies of signed tax returns. The originator was also provided with deposit verification at all financial institutions where the mortgagor had demand or savings accounts.

         In determining the adequacy of the property as collateral at origination, an independent appraisal was made of each property considered for financing. The appraiser inspected the property and verified that it was in good condition and that construction, if new, had been completed at the time of the loan's origination. Such appraisal was based on the appraiser's judgment of values, giving appropriate weight to both the then market value of comparable homes and the cost of replacing the property.

         Other Levels of Documentation. Other mortgage loans purchased and re-underwritten by the seller were originally underwritten pursuant to alternative documentation programs that require less documentation and verification than do traditional Full Documentation programs, including No Documentation, Limited Documentation, Alternative Documentation, Stated Documentation and Streamlined Documentation programs for certain qualifying mortgage loans. Under a No Documentation program, the originator does not undertake verification of a mortgagor's income or assets. Under a Limited Documentation program, certain underwriting documentation concerning income and employment verification is waived. Alternative Documentation programs allow a mortgagor to provide W-2 forms instead of tax returns, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification. Under Stated Documentation programs, a mortgagor's income is deemed to be that stated on the mortgage application and is not independently verified by the originator. These are underwriting programs designed to streamline the underwriting process by eliminating the requirement for income verification. Depending on the facts and circumstances of a particular case, the originator of the mortgage loan may have accepted other mortgage loans based on limited documentation that eliminated the need for either income verification and/or asset verification. The objective of limited documentation is to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral. Streamlined Documentation programs are used for mortgage loans issued to government entities which are being refinanced by the same originator. The originator verifies current mortgage information, but does not undertake verification of the mortgagor's employment or assets and does not conduct a new appraisal of the property considered for refinancing. The objective of Streamlined Documentation programs is to streamline the underwriting process in cases where the originator has the mortgagor's complete credit file from the original loan transaction.

         Owner-Financed Mortgage Loans. The owner-financed mortgage loans comprise none of the Group I Mortgage Loans and approximately 2.39% of the Group II Mortgage Loans, by Cut-off Date Principal Balance.

         The seller routinely purchases mortgage loans which are owner-financed mortgage loans. Owner-financed mortgage loans are originated by the individual sellers of the related mortgaged property who generally are inexperienced in matters pertaining to mortgage banking. These mortgage loans were originated with less stringent standards than the other mortgage loans the seller purchases typically. The mortgagor under an owner-financed mortgage loan generally does not complete a mortgage loan application and the seller of the related property generally does not verify the income or employment of the related mortgagor. In connection with the seller's acquisition of an owner-financed mortgage loan, the seller obtained and reviewed the credit history and payment history of the mortgagor. In deciding to purchase owner-financed mortgage loans, the seller generally places considerable emphasis on the value of the mortgaged property. The seller, in connection with its underwriting of an owner-financed mortgage loan, calculates the loan-to-value ratio of the mortgage loan at the time of acquisition for underwriting purposes to determine the mortgagor's equity in the related mortgaged property. A drive-by appraisal of the market value of each mortgaged property relating to an owner-financed mortgage loan generally was obtained within 90 days prior to the seller's purchase of such mortgage loan. However, in certain instances, the seller may have utilized a previous appraisal if it was completed within one year prior to the seller's purchase, in which case the seller will generally require the appraiser to recertify the value in such appraisal. The seller may have acquired an owner-financed mortgage loan based upon a statistical valuation provided by independent data providers of the mortgaged property and subsequently obtained a drive-by appraisal, generally within three months of acquisition.

         For a discussion of the certain risks related to owner-financed mortgage loans that a certificateholder should consider prior to purchase, see "Risk Factors--There are risks related to owner-financed mortgage loans" in this prospectus supplement.

                                   THE SELLER

         The seller is a Delaware limited liability company with its principal place of business in New York, New York. The information set forth in the following paragraphs has been provided by the seller and neither the depositor nor any other party makes any representation as to the accuracy or completeness of such information.

         The seller was established in July 1996 as a venture of Mortgage Guaranty Insurance Corporation, or MGIC, Enhance Financial Services Group, Inc., or EFSG, and certain members of management of the seller. Each of MGIC and EFSG has approximately a 46% interest in the seller with the management of the seller owning the remainder. On February 28, 2001, Radian Group Inc., or Radian, acquired EFSG, including EFSG's 46% interest in the seller. Radian and MGIC are publicly traded companies which file such periodic reports with the Securities and Exchange Commission as are required by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         On June 30, 2002, the seller had approximately $1.445 billion in assets, approximately $1.120 billion in liabilities and approximately $325 million in equity.

         The seller's principal business is the purchasing of performing, sub-performing and non-performing residential mortgage loans from banks and other financial institutions and individuals and mortgage-related securities, including non-investment grade subordinated securities, for investment and securitization. Substantially all of the mortgage loans the seller owns are serviced by its wholly-owned subsidiary, Litton Loan Servicing LP. The seller does not originate mortgages. The seller is a HUD-approved investing mortgagee.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Delay in Distributions on the Class A-IO, Class AF-2, Class AF-3 and Class AF-4 Certificates

         The effective yield to holders of the Class A-IO Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates will be less than the yields otherwise produced by their respective pass-through rates and purchase prices because:

         o on the first distribution date one month's interest is payable thereon even though 54 days will have elapsed from the date on which interest begins to accrue thereon;

         o on each succeeding distribution date, the interest payable thereon is the interest accrued during the month preceding the month of such distribution date, which ends 24 days prior to such distribution date; and

         o during each Interest Accrual Period, other than the first Interest Accrual Period, interest accrues on a Certificate Principal Balance or a Notional Amount that may be less than the Certificate Principal Balance or a Notional Amount of such class actually outstanding for the first 24 days of such Interest Accrual Period.

General Prepayment Considerations

         The yield to maturity of the Class AF-1 Certificates, Class AF-2 Certificates, Class AF-3 Certificates and Class AF-4 Certificates will be sensitive to defaults on the Group II Mortgage Loans. The yield to maturity of the Class A-IO Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates will be sensitive to defaults on the Group I Mortgage Loans and the Group II Mortgage Loans. If a purchaser of an offered certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to either Group I Mortgage Loans or Group II Mortgage Loans. Some of the mortgage loans may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality one- to four-family residential mortgage loans of comparable size and geographic concentration because such mortgage loans have in the past defaulted, and in addition, the Bankruptcy Plan Mortgage Loans have been involved in subsequent proceedings under the federal Bankruptcy Code, either as liquidations under Chapter 7 or reorganizations with approved bankruptcy plans under Chapter 13. Since the Mortgage Loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a mortgagor's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the Mortgage Loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards. See "The Mortgage Pool--General" in this prospectus supplement.

         The rate of principal payments on the offered certificates (other than the Class A-IO Certificates), the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the related mortgage loans. The rate of principal payments on the related mortgage loans will in turn be affected by the amortization schedules of such mortgage loans and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the seller or the servicer, as the case may be). The mortgage loans generally may be prepaid by the mortgagors at any time; however, with respect to approximately 68.63% and 76.33% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, by aggregate principal balance of the mortgage loans in the related loan group as of the cut-off date, a principal prepayment may subject the related mortgagor to a prepayment charge. The mortgage loans are also subject to the "due-on-sale" provisions included therein, which generally provide that the mortgage loan is due upon the sale of the related mortgaged property or is assumable by a creditworthy purchaser of the related mortgaged property. See "The Mortgage Pool" in this prospectus supplement.

         Prepayments, liquidations and repurchases of the mortgage loans in the related Loan Group will result in distributions in respect of principal to the holders of the class or classes of offered certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of those mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments on the mortgage loans. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend, in the case of the offered certificates (other than the Class A-IO Certificates), upon the degree to which such certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the related mortgage loans. Further, an investor should consider, in the case of any offered certificate (other than a Class A-IO Certificate) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment on the mortgage loans in the mortgage pool would be expected to decrease. The adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with adjustable-rate mortgage loans may be inclined to refinance their adjustable-rate mortgage loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and maximum mortgage rate also may affect the likelihood of prepayments resulting from refinancings. No assurances can be given as to the rate of prepayments on the mortgage loans in the mortgage pool in stable or changing interest rate environments. In addition, the delinquency and loss experience of the adjustable-rate mortgage loans may differ from that of other mortgage loans because the amount of the monthly payments on the adjustable-rate mortgage loans are subject to adjustment on each adjustment date. In addition, a majority of the adjustable-rate mortgage loans will not have their initial adjustment date for one to five years after the origination thereof. The prepayment experience of such delayed first adjustment mortgage loans may differ from that of the other adjustable-rate mortgage loans. The delayed first adjustment mortgage loans may be subject to greater rates of prepayments as they approach their initial adjustment dates even if market interest rates are only slightly higher or lower than the mortgage rates on such delayed first adjustment mortgage loans as borrowers seek to avoid changes in their monthly payments.

         Except in the circumstances described in this prospectus supplement, principal distributions on the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates relate to principal payments on the Group II Mortgage Loans. Principal distributions on the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates relate to principal payments on the Group I Mortgage Loans and the Group II Mortgage Loans.

         The weighted average life and yield to maturity of each class of offered certificates (other than the Class A-IO Certificates) will also be influenced by the amount of the Monthly Excess Cashflow Amount generated by the applicable Loan Group and applied in reduction of the Certificate Principal Balances of such certificates. The level of the Monthly Excess Cashflow Amount available on any distribution date to be applied in reduction of the Certificate Principal Balance of such offered certificates will be influenced by, among other factors, (i) the excess interest generated by the mortgage loans at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher principal balance than the aggregate Certificate Principal Balance of the offered certificates (other than the Class A-IO Certificates); (ii) the delinquency and default experience of the mortgage loans; and (iii) the level of the various indices for the adjustable-rate mortgage loans. To the extent that greater amounts of Monthly Excess Cashflow Amounts are distributed in reduction of the Certificate Principal Balance of a class of offered certificates (other than the Class A-IO Certificates), the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of the Monthly Excess Cashflow Amount distributed at any time or in the aggregate.

Special Yield Considerations

         The mortgage rates on the fixed-rate mortgage loans are fixed and will not vary with any index and the mortgage rates on the adjustable-rate mortgage loans adjust based upon the index set forth in the related mortgage note, whereas the pass-through rate on the Class AF-1 Certificates and the Mezzanine Certificates adjusts monthly based upon one-month LIBOR as described under "Description of the Certificates--Calculation of LIBOR" herein, subject to the related Rate Cap. As a result, increases in the pass-through rates on the Class AF-1 Certificates and the Mezzanine Certificates may be limited for extended periods in a rising interest rate environment. Investors should also note that the mortgage rates on some of the adjustable-rate mortgage loans will not adjust for an initial period of approximately one to five years after origination. The interest due on the mortgage loans during any Collection Period, net of the expenses of the trust, may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on the Class AF-1 Certificates and the Mezzanine Certificates during the related Interest Accrual Period. In addition, the indexes on the related adjustable-rate mortgage loans and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and the related index rise during the same period, one-month LIBOR may rise more rapidly than the related index or may rise higher than the related index, potentially resulting in the application of the related Rate Cap on the Class AF-1 Certificates and the Mezzanine Certificates, which would adversely affect the yield to maturity on such certificates. In addition, the related Rate Cap will be reduced by the prepayment of related mortgage loans with high mortgage rates.

         If the pass-through rate on the Senior Certificates or the Mezzanine Certificates is limited by the related Rate Cap for any distribution date, the resulting basis risk shortfalls (equal to the LIBOR Carryover Amount) may be recovered by the holders of such certificates on such distribution date or on future distribution dates, to the extent that on such distribution date or future distribution dates there are any available funds remaining after certain other distributions on the Senior Certificates and the Mezzanine Certificates and the payment of certain fees and expenses of the trust and only after the targeted level of overcollateralization is met. The ratings on the Senior Certificates and the Mezzanine Certificates will not address the likelihood of any such recovery of basis risk shortfalls by holders of such certificates. Amounts in the LIBOR Carryover Reserve Account to pay basis risk shortfalls will be supplemented by any amount received by the trustee under the cap contract. However, the sum of the amount in the LIBOR Carryover Reserve Account used to pay shortfalls on the Senior Certificates and the Mezzanine Certificates, and the amount received under the cap contract may be insufficient to pay the holders of such certificates the full amount of interest which they would have received absent the limitations of the related Rate Cap.

         Approximately 68.63% of the Group I Mortgage Loans and approximately 76.33% of the Group II Mortgage Loans (in each case, by aggregate principal balance of the related Loan Group as of the cut-off date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class N Certificates or the Class X Certificates, as described in the pooling and servicing agreement, will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling and Servicing Agreement, the Servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment charges, and decisions by the Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

Weighted Average Lives

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the offered certificates (other than the Class A-IO Certificates) will be influenced by the rate at which principal on the related mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the mortgage loans is a prepayment model which represents a constant assumed annual rate of prepayment ("CPR") each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. For the fixed-rate mortgage loans, 100% of the prepayment model assumes a prepayment rate of 23% CPR and for the adjustable-rate mortgage loans, 100% of the prepayment model assumes a prepayment rate of 30% CPR. No representation is made that the mortgage loans will prepay at 23% CPR, 30% CPR or any other rate.

         The tables entitled "Percent of Initial Certificate Principal Balance outstanding at the Specified Percentages of the Prepayment Model" in this prospectus supplement indicate the percentage of the initial Certificate Principal Balance of the offered certificates (other than the Class A-IO Certificates) that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average lives of these certificates. The tables are based on the following modeling assumptions (the "Modeling Assumptions"):

         o the mortgage pool consists of mortgage loans with the characteristics set forth in the table entitled "Assumed Mortgage Loan Characteristics";

         o        the cut-off date for the mortgage loans is August 1, 2002;

         o distributions on the certificates are received on the 25th day of each month, commencing in September 2002;

         o        the mortgage loans prepay at the percentages of CPR indicated;

         o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred;

         o none of the depositor, the seller, the servicer or any other person purchases from the trust any mortgage loan under any obligation or option under the pooling and servicing agreement, except as indicated in the second footnote following the tables entitled "Percent of Initial Certificate Principal Balance outstanding at the Specified Percentages of the Prepayment Model";

         o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in September 2002, and are computed prior to giving effect to any prepayments received in the prior month;

         o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in August 2002, and include 30 days' interest on the mortgage loan;

         o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity;

         o        the certificates are purchased on August 27, 2002;

         o the pass-through rates for the offered certificates are as set forth under "Description of the Certificates--Pass-Through Rates" in this prospectus supplement;

         o six-month LIBOR remains constant at 1.68% per annum, one-year CMT remains constant at 1.70% per annum, the cost of funds index remains constant at 2.772% per annum, the "Prime Rate" remains constant at 4.75% per annum and the three-year CMT remains constant at 2.37% per annum, and the mortgage rate on each adjustable-rate mortgage loan is adjusted on the first adjustment date and on subsequent adjustment dates, if necessary, to equal the index plus the applicable gross margin, subject to the applicable periodic rate cap and lifetime limitations;

         o        one-month LIBOR remains constant at 1.78% per annum;

         o the remaining term of each mortgage loan (other than any balloon mortgage loan) is the lesser of the stated term to maturity or the amortized term to maturity; and

         o the monthly payment on each mortgage loan is adjusted on the due date immediately following the first adjustment date and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment.

         Based on the Modeling Assumptions and the following assumed mortgage loan characteristics, the tables indicate the projected weighted average lives of each class of offered certificates (other than the Class A-IO Certificates), and set forth the percentages of the original Certificate Principal Balance of each such class that would be outstanding after each of the dates shown.

                      Assumed Mortgage Loan Characteristics

                                   Description
                              Group I Mortgage Loan


                                    Stated     Amortized                                           Months to
                                    Remaining  Remaining                      Minimum    Maximum   Next                   Initial
              Gross      Net        Term to     Term to             Gross     Mortgage   Mortgage  Adjustment  Adjustment Periodic
 Principal    Mortgage   Mortgage   Maturity   Maturity  Seasoning  Margin      Rate       Rate    Date        Frequency  Rate Cap
Balance ($)   Rate (%)   Rate (%)   (months)   (months)   (months)   (%)        (%)        (%)     (months)    (months)     (%)
-----------   --------   --------   --------   --------  ---------  ------    --------   --------  ----------  ---------- --------
    78,583.38   8.125(1)   7.615(1)    147       147        213      4.000      4.000     18.500      3           12       3.500
   181,565.57  11.819(2)  11.309(2)    102       102         78      6.703     11.819     18.819      4            6       1.500
    51,184.94  12.472(2)  11.962(2)    161       161         79      6.521     12.472     19.472      3            6       1.500
   111,709.31   7.750(2)   7.240(2)    200       200         40      5.250      5.250     14.500      2            6       3.000
 8,263,316.79  10.431(2)   9.831(2)    281       281         79      5.918     10.090     17.052      4            6       1.397
    67,863.49   9.490(2)   8.980(2)    279       279         81      5.250      9.490     16.490      9           12       3.000
   167,642.68   8.999(2)   8.489(2)    357       357          3      7.999      8.999     15.999     21            3       1.500
65,887,480.27   9.209(2)   8.328(2)    351       351          9      6.895      9.148     15.975     18            6       2.041
    53,942.82  10.590(2)  10.080(2)    298       298         62      6.786     10.590     17.280      4            6       2.238
10,262,431.46   9.732(2)   8.785(2)    350       350         10      6.350      9.497     16.593     29            6       2.794
    27,252.50   9.700(2)   9.190(2)    314       314         46      5.950      9.700     15.700      2            6       3.000
   270,373.20   8.772(2)   7.894(2)    313       313         47      6.013      8.772     15.535     13            6       3.000
   373,379.88   6.585(3)   6.075(3)    264       264         96      3.564      3.564     15.214     11           12       2.000
   221,618.93   6.012(3)   5.502(3)    340       340         20      3.100      3.100     12.550      1            1       3.000
    96,913.41  10.850(3)  10.340(3)    303       303         57      6.600     10.850     16.850      3            6       2.000
   725,876.10   9.557(3)   9.047(3)    267       267         93      4.524      8.128     15.445      7           12       2.410
    88,345.78   7.875(3)   7.365(3)    289       289         71      2.750      2.500     12.500      5           12       1.000
   101,069.16   8.700(3)   8.190(3)    280       280         80      5.250      8.700     15.700      4           12       3.000
   130,323.36   9.375(3)   8.865(3)    275       275         85      3.375      9.375     15.375      5            6       3.000
 2,775,431.15  10.015(3)   9.505(3)    276       276         84      5.215      9.909     15.909      7           12       3.000
   462,288.35  10.804(3)  10.294(3)    272       272         88      5.082     10.804     16.804      8           12       2.770
    83,264.30   7.750(3)   7.240(3)    303       303         57      3.000      2.750     12.750     27           12       2.000
    56,138.30  11.990(3)  11.480(3)    308       308         56      7.000     11.990     17.990      5            6       2.000
   120,288.79   7.750(4)   7.240(4)    323       323         37      2.750      2.750     12.750     35           36       2.000




                 Periodic
 Principal       Rate
Balance ($)     Cap (%)
-----------     -------
    78,583.38     2.000
   181,565.57     1.500
    51,184.94     1.500
   111,709.31     1.000
 8,263,316.79     1.337
    67,863.49     1.500
   167,642.68     1.500
65,887,480.27     1.437
    53,942.82     1.309
10,262,431.46     1.090
    27,252.50     1.000
   270,373.20     1.500
   373,379.88     2.000
   221,618.93     1.000
    96,913.41     2.000
   725,876.10     1.918
    88,345.78     1.000
   101,069.16     1.500
   130,323.36     2.000
 2,775,431.15     2.000
   462,288.35     2.000
    83,264.30     2.000
    56,138.30     2.000
   120,288.79     2.000


---------------------
(1) The mortgage rate for such mortgage loan will adjust based on the cost of funds index.
(2) The mortgage rate for such mortgage loan will adjust based on the six-month LIBOR index.
(3) The mortgage rate for such mortgage loan will adjust based on the six-month LIBOR index.
(4) The mortgage rate for such mortgage loan will adjust based on the one-year CMT index.


                                   Description
                             Group II Mortgage Loans


                                      Stated   Amortized                                              Months to
                                     Remaining Remaining                        Minimum    Maximum      Next                Initial
                 Gross       Net     Term to    Term to               Gross    Mortgage    Mortgage   Adjustment Adjustment Periodic
  Principal    Mortgage   Mortgage   Maturity   Maturity   Seasoning  Margin     Rate        Rate     Date       Frequency  Rate Cap
 Balance ($)   Rate (%)   Rate (%)   (months)   (months)   (months)    (%)        (%)        (%)       months)   (months)     (%)
 -----------   --------   --------   --------   --------   ---------  -------  --------    --------   ---------  ----------- -------
    185,071.26   8.818      8.308        48        48         12       N/A        N/A        N/A        N/A        N/A        N/A
  1,919,198.17   9.194      8.546       104       104         14       N/A        N/A        N/A        N/A        N/A        N/A
 15,163,930.72   9.186      8.476       161       161         18       N/A        N/A        N/A        N/A        N/A        N/A
 10,928,991.79   9.266      8.438       223       223         14       N/A        N/A        N/A        N/A        N/A        N/A
  1,719,647.34   9.181      8.565       260       260         29       N/A        N/A        N/A        N/A        N/A        N/A
146,797,666.59   8.856      7.941       347       347         13       N/A        N/A        N/A        N/A        N/A        N/A
    568,623.33   9.665      9.155       351       351         10       N/A        N/A        N/A        N/A        N/A        N/A
 13,362,499.43   9.744      8.950       161       342         16       N/A        N/A        N/A        N/A        N/A        N/A
    395,780.83   8.149      7.639       295       295         43       N/A        N/A        N/A        N/A        N/A        N/A
    344,513.23   9.125(1)   8.615(1)     86       326         34       5.850      5.850      17.750       2          6        1.000
     27,685.41  13.250(1)  12.740(1)    277       277         23       8.000      8.000      19.250       1          6        3.000
  1,662,375.98   8.995(1)   8.485(1)    300       300         60       5.067      8.964      15.404       3          6        1.220
  7,995,372.44   8.876(1)   8.102(1)    349       349         11       6.941      8.775      15.625      17          6        2.007
  1,039,697.34   9.727(1)   9.004(1)    337       337         23       6.088      9.568      16.727      19          6        2.517
    394,629.48   7.750(1)   7.240(1)    342       342         18       2.250      2.250      13.750      42          6        2.000
     92,096.42   7.500(2)   6.990(2)    162       162        198       2.000      2.000      14.000       6         12        3.000
    579,971.95   6.625(3)   6.115(3)    358       358          2       2.750      2.750      11.625      58         12        3.000
    660,800.13   6.246(3)   5.381(3)    321       321         39       2.750      4.331      12.246      45         12        3.000




                 Periodic
                  Rate
  Principal         Cap
 Balance ($)       (%)
 -----------     ---------
    185,071.26     N/A
  1,919,198.17     N/A
 15,163,930.72     N/A
 10,928,991.79     N/A
  1,719,647.34     N/A
146,797,666.59     N/A
    568,623.33     N/A
 13,362,499.43     N/A
    395,780.83     N/A
    344,513.23     1.000
     27,685.41     1.000
  1,662,375.98     1.220
  7,995,372.44     1.438
  1,039,697.34     1.313
    394,629.48     6.000
     92,096.42     1.000
    579,971.95     2.000
    660,800.13     2.000



         There will be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics assumed in preparing the tables entitled "Percent of Initial Certificate Principal Balance outstanding at the Specified Percentages of the Prepayment Model" in this prospectus supplement. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding and the weighted average lives of the certificates set forth in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of the related index or one-month LIBOR will remain constant as assumed, the offered certificates (other than the Class A-IO Certificates) may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Certificates--Principal Distributions" in this prospectus supplement, the occurrence of a Trigger Event or a Stepdown Date will have the effect of accelerating or decelerating the amortization of the offered certificates (other than the Class A-IO Certificates), affecting the weighted average lives of these certificates. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans included in the mortgage pool equals any of the specified percentages of CPR shown in the immediately following tables.

          Percent of Initial Certificate Principal Balance outstanding at the Specified Percentages of the Prepayment Model


                                               Class AF-1                                  Class AF-2
                                ----------------------------------------    ----------------------------------------
Distribution Date                 0%      50%      100%     150%    200%      0%      50%      100%     150%    200%
-----------------               ----     -----    -----    -----   -----    ----     ----     -----    -----   -----
Initial Percentage..........    100%     100%     100%     100%    100%     100%     100%     100%     100%    100%
August 25, 2003.............     96       71       46       20       0       100      100      100     100      87
August 25, 2004.............     93       46        5       0        0       100      100      100      18       0
August 25, 2005.............     90       25        0       0        0       100      100      30       0        0
August 25, 2006.............     86        6        0       0        0       100      100      12       0        0
August 25, 2007.............     83        0        0       0        0       100      76        0       0        0
August 25, 2008.............     79        0        0       0        0       100      50        0       0        0
August 25, 2009.............     74        0        0       0        0       100      28        0       0        0
August 25, 2010.............     69        0        0       0        0       100       8        0       0        0
August 25, 2011.............     64        0        0       0        0       100       0        0       0        0
August 25, 2012.............     59        0        0       0        0       100       0        0       0        0
August 25, 2013.............     53        0        0       0        0       100       0        0       0        0
August 25, 2014.............     47        0        0       0        0       100       0        0       0        0
August 25, 2015.............     40        0        0       0        0       100       0        0       0        0
August 25, 2016.............     22        0        0       0        0       100       0        0       0        0
August 25, 2017.............     16        0        0       0        0       100       0        0       0        0
August 25, 2018.............     10        0        0       0        0       100       0        0       0        0
August 25, 2019.............      3        0        0       0        0       100       0        0       0        0
August 25, 2020.............      0        0        0       0        0       89        0        0       0        0
August 25, 2021.............      0        0        0       0        0       68        0        0       0        0
August 25, 2022.............      0        0        0       0        0       49        0        0       0        0
August 25, 2023.............      0        0        0       0        0       35        0        0       0        0
August 25, 2024.............      0        0        0       0        0       20        0        0       0        0
August 25, 2025.............      0        0        0       0        0        3        0        0       0        0
August 25, 2026.............      0        0        0       0        0        0        0        0       0        0
August 25, 2027.............      0        0        0       0        0        0        0        0       0        0
August 25, 2028.............      0        0        0       0        0        0        0        0       0        0
August 25, 2029.............      0        0        0       0        0        0        0        0       0        0
August 25, 2030.............      0        0        0       0        0        0        0        0       0        0
August 25, 2031.............      0        0        0       0        0        0        0        0       0        0
August 25, 2032.............      0        0        0       0        0        0        0        0       0        0
Weighted Average Life in
Years(1)....................    10.35    1.98     1.00     0.64    0.46     20.20    6.16     3.01     1.77    1.24
Weighted Average Life in
Years(1)(2).................    10.35    1.98     1.00     0.64    0.46     20.20    6.16     3.01     1.77    1.24


(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance outstanding at the Specified Percentages of the Prepayment Model


                                               Class AF-3                                  Class AF-4
                                ---------------------------------------     --------------------------------------
Distribution Date                 0%      50%     100%     150%    200%       0%      50%    100%     150%    200%
-----------------               -----    ----    -----     ----   -----     ----     ----    -----    -----   ----
Initial Percentage..........    100%     100%     100%     100%    100%     100%     100%     100%     100%    100%
August 25, 2003.............     100      100      100     100      100      100      100      100     100      100
August 25, 2004.............     100      100      100     100       0       100      100      100     100      27
August 25, 2005.............     100      100      100      0        0       100      100      100      5        0
August 25, 2006.............     100      100      100      0        0       100      100      100      5        0
August 25, 2007.............     100      100      46       0        0       100      100      100      5        0
August 25, 2008.............     100      100       0       0        0       100      100      82       0        0
August 25, 2009.............     100      100       0       0        0       100      100      35       0        0
August 25, 2010.............     100      100       0       0        0       100      100       0       0        0
August 25, 2011.............     100      74        0       0        0       100      100       0       0        0
August 25, 2012.............     100      32        0       0        0       100      100       0       0        0
August 25, 2013.............     100       0        0       0        0       100      95        0       0        0
August 25, 2014.............     100       0        0       0        0       100      65        0       0        0
August 25, 2015.............     100       0        0       0        0       100      38        0       0        0
August 25, 2016.............     100       0        0       0        0       100       5        0       0        0
August 25, 2017.............     100       0        0       0        0       100       0        0       0        0
August 25, 2018.............     100       0        0       0        0       100       0        0       0        0
August 25, 2019.............     100       0        0       0        0       100       0        0       0        0
August 25, 2020.............     100       0        0       0        0       100       0        0       0        0
August 25, 2021.............     100       0        0       0        0       100       0        0       0        0
August 25, 2022.............     100       0        0       0        0       100       0        0       0        0
August 25, 2023.............     100       0        0       0        0       100       0        0       0        0
August 25, 2024.............     100       0        0       0        0       100       0        0       0        0
August 25, 2025.............     100       0        0       0        0       100       0        0       0        0
August 25, 2026.............     60        0        0       0        0       100       0        0       0        0
August 25, 2027.............      5        0        0       0        0       100       0        0       0        0
August 25, 2028.............      0        0        0       0        0       49        0        0       0        0
August 25, 2029.............      0        0        0       0        0        0        0        0       0        0
August 25, 2030.............      0        0        0       0        0        0        0        0       0        0
August 25, 2031.............      0        0        0       0        0        0        0        0       0        0
August 25, 2032.............      0        0        0       0        0        0        0        0       0        0
Weighted Average Life in
Years(1)....................    24.20    9.62     5.00     2.39    1.66     26.01    12.54    6.74     2.94    1.96
Weighted Average Life in
Years(1)(2).................    24.20    9.62     5.00     2.39    1.66     26.01    12.54    6.71     2.91    1.96


(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance outstanding at the Specified Percentages of the Prepayment Model


                                               Class M-1                                   Class M-2
                                ---------------------------------------     ---------------------------------------
Distribution Date                 0%      50%     100%     150%    200%       0%      50%     100%     150%    200%
-----------------               ----     -----    ----     ----    ----     ----     ----     ----     ----    ----
Initial Percentage..........    100%     100%     100%     100%    100%     100%     100%     100%     100%    100%
August 25, 2003.............     100      100      100     100      100      100      100      100     100      100
August 25, 2004.............     100      100      100     100      100      100      100      100     100      100
August 25, 2005.............     100      100      100     100      95       100      100      100     100      99
August 25, 2006.............     100      100      59      100      79       100      100      59       31      12
August 25, 2007.............     100      95       44       31      41       100      95       44       18       6
August 25, 2008.............     100      82       32       11      19       100      82       32       11       0
August 25, 2009.............     100      70       24       7        6       100      70       24       7        0
August 25, 2010.............     100      60       18       4        0       100      60       18       1        0
August 25, 2011.............     100      51       13       0        0       100      51       13       0        0
August 25, 2012.............     100      43       10       0        0       100      43       10       0        0
August 25, 2013.............     100      37        7       0        0       100      37        7       0        0
August 25, 2014.............     100      31        5       0        0       100      31        3       0        0
August 25, 2015.............     100      26        3       0        0       100      26        0       0        0
August 25, 2016.............     100      21        0       0        0       100      21        0       0        0
August 25, 2017.............     100      17        0       0        0       100      17        0       0        0
August 25, 2018.............     100      15        0       0        0       100      15        0       0        0
August 25, 2019.............     100      12        0       0        0       100      12        0       0        0
August 25, 2020.............     100      10        0       0        0       100      10        0       0        0
August 25, 2021.............     100       8        0       0        0       100       8        0       0        0
August 25, 2022.............     99        7        0       0        0       99        7        0       0        0
August 25, 2023.............     91        5        0       0        0       91        4        0       0        0
August 25, 2024.............     82        4        0       0        0       82        1        0       0        0
August 25, 2025.............     72        2        0       0        0       72        0        0       0        0
August 25, 2026.............     62        0        0       0        0       62        0        0       0        0
August 25, 2027.............     52        0        0       0        0       52        0        0       0        0
August 25, 2028.............     41        0        0       0        0       41        0        0       0        0
August 25, 2029.............     28        0        0       0        0       28        0        0       0        0
August 25, 2030.............     15        0        0       0        0       15        0        0       0        0
August 25, 2031.............      0        0        0       0        0        0        0        0       0        0
August 25, 2032.............      0        0        0       0        0        0        0        0       0        0
Weighted Average Life in
Years(1)....................    24.96    10.49    5.65     4.99    4.93     24.95    10.42    5.56     4.36    3.57
Weighted Average Life in
Years(1)(2).................    24.82    9.63     5.11     4.59    3.28     24.82    9.63     5.06     4.04    3.27


(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

          Percent of Initial Certificate Principal Balance outstanding at the Specified Percentages of the Prepayment Model


                                               Class B-1                                   Class B-2
                                ---------------------------------------     ---------------------------------------
Distribution Date                 0%      50%     100%     150%    200%       0%      50%     100%     150%    200%
-----------------               ----     ----     ----     ----    ----     ----     ----     ----     ----    ----
Initial Percentage..........    100%     100%     100%     100%    100%     100%     100%     100%     100%    100%
August 25, 2003.............     100      100      100     100      100      100      100      100     100      100
August 25, 2004.............     100      100      100     100      100      100      100      100     100      100
August 25, 2005.............     100      100      100     100      24       100      100      100     100      24
August 25, 2006.............     100      100      59       29      10       100      100      59       29       0
August 25, 2007.............     100      95       44       18       0       100      95       44       13       0
August 25, 2008.............     100      81       32       9        0       100      82       32       0        0
August 25, 2009.............     100      70       24       1        0       100      70       24       0        0
August 25, 2010.............     100      60       18       0        0       100      60       11       0        0
August 25, 2011.............     100      51       12       0        0       100      51        0       0        0
August 25, 2012.............     100      43        6       0        0       100      43        0       0        0
August 25, 2013.............     100      37        1       0        0       100      37        0       0        0
August 25, 2014.............     100      31        0       0        0       100      31        0       0        0
August 25, 2015.............     100      26        0       0        0       100      26        0       0        0
August 25, 2016.............     100      21        0       0        0       100      21        0       0        0
August 25, 2017.............     100      17        0       0        0       100      11        0       0        0
August 25, 2018.............     100      15        0       0        0       100       1        0       0        0
August 25, 2019.............     100      10        0       0        0       100       0        0       0        0
August 25, 2020.............     100       6        0       0        0       100       0        0       0        0
August 25, 2021.............     100       3        0       0        0       100       0        0       0        0
August 25, 2022.............     99        *        0       0        0       99        0        0       0        0
August 25, 2023.............     91        0        0       0        0       91        0        0       0        0
August 25, 2024.............     82        0        0       0        0       82        0        0       0        0
August 25, 2025.............     72        0        0       0        0       72        0        0       0        0
August 25, 2026.............     62        0        0       0        0       62        0        0       0        0
August 25, 2027.............     52        0        0       0        0       52        0        0       0        0
August 25, 2028.............     41        0        0       0        0       41        0        0       0        0
August 25, 2029.............     28        0        0       0        0       28        0        0       0        0
August 25, 2030.............     15        0        0       0        0        3        0        0       0        0
August 25, 2031.............      0        0        0       0        0        0        0        0       0        0
August 25, 2032.............      0        0        0       0        0        0        0        0       0        0
Weighted Average Life in
Years(1)....................    24.93    10.21    5.39     4.00    3.10     24.87    9.82     5.14     3.74    2.85
Weighted Average Life in
Years(1)(2).................    24.82    9.63     5.04     3.79    2.95     24.83    9.64     5.03     3.68    2.81


*        Represents less than one-half of one percent.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the servicer exercises its option to purchase the related mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

         There is no assurance that prepayments of the mortgage loans included in the mortgage pool will conform to any of the levels of CPR indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the offered certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the offered certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

         The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity or that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Special Yield Considerations relating to the Class A-IO Certificates

         Investors should note that the Class A-IO Certificates are entitled to distributions of interest only through the distribution date in August 2003. In addition, if, at any time on or prior to August 1, 2003, the aggregate principal balance of the mortgage loans is reduced to or below $112,000,000, the yield to investors in the Class A-IO Certificates will be extremely sensitive to the rate and timing of principal payments on the mortgage loans (including prepayments, defaults and liquidations), which rate may fluctuate significantly over time. Further, if the servicer effects an optional termination of the trust prior to August 2003, then the Class A-IO Certificates will receive no further distributions. Investors in the Class A-IO Certificates should consider the risk that an extremely rapid rate of prepayments on the mortgage loans could result in the failure of such investors to fully recover their investments.

         Based on the Modeling Assumptions, and further assuming prepayments at approximately 282% of the prepayment model and an assumed purchase price of approximately $5,501,461.62, including accrued interest, the pre-tax yield to maturity of the Class A-IO Certificates would be approximately 0%. If the actual prepayment rate on the mortgage loans were to exceed such rate, then assuming the mortgage loans behave in conformity with all other modeling assumptions, initial investors in the Class A-IO Certificates would not fully recover their initial investment. Timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any Class A-IO Certificates.

         The 0% pre-tax yield described above was calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed stream of cash flow to the closing date to equal the assumed purchase price (which includes accrued interest), and converting such monthly rate to a corporate bond equivalent rate. Such calculations do not take into account the interest rates at which funds received by holders of the Class A-IO Certificates may be reinvested and consequently does not purport to reflect the return on any investment in the Class A-IO Certificates when such reinvestment rates are considered.

                         DESCRIPTION OF THE CERTIFICATES

General Description of the Certificates

         The C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB4 will consist of the following classes of certificates: (i) the Class AV-1 Certificates (the "Class AV-1 Certificates"); (ii) the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates (collectively, the "Class AF Certificates" and together with the Class AV-1 Certificates, the "Class A Certificates"); (iii) the Class A-IO Certificates (the "Class A-IO Certificates" and together with the Class A Certificates, the "Senior Certificates"); (iv) the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (collectively, the "Mezzanine Certificates"); (v) the Class X Certificates and the Class N Certificates and (vi) the Class R Certificates. Only the Class AF Certificates, the Class A-IO Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement. The Class AV-1 Certificates, the Class B-3 Certificates (the "Non-Offered Certificates"), the Class X Certificates, the Class N Certificates and the Class R Certificates are not offered hereby. However, a description of the Non-Offered Certificates, the Class X Certificate, the Class N Certificates and the Class R Certificates is included in this prospectus supplement because their amount, structure, rights, risks and other characteristics affect the amount, structure, rights, risks and other characteristics of the Offered Certificates.

         The Class AV-1 Certificates will have an initial Certificate Principal Balance of $90,650,000 and will bear interest as described herein. The Class AF-1 Certificates will have an initial Certificate Principal Balance of $93,800,000. The Class AF-2 Certificates will have an initial Certificate Principal Balance of $33,700,000. The Class AF-3 Certificates will have an initial Certificate Principal Balance of $12,100,000. The Class AF-4 Certificates will have an initial Certificate Principal Balance of $12,710,000. The Class M-1 Certificates will have an original certificate principal balance of approximately $16,930,000. The Class M-2 Certificates will have an original certificate principal balance of approximately $13,990,000. The Class B-1 Certificates will have an original certificate principal balance of approximately $12,520,000. The Class B-2 Certificates will have an original certificate principal balance of approximately $2,940,000. The Class B-3 Certificates will have an original certificate principal balance of approximately $5,156,836. The Class A-IO Certificates will not have a Certificate Principal Balance, but will bear interest on their Notional Amount outstanding from time to time. The initial Notional Amount of the Class A-IO Certificates is $112,000,000. The Residual Certificates will not have a Certificate Principal Balance and will not bear interest, but may be entitled to other amounts, payable in the priorities described below.

         Each Certificate will represent certain undivided, fractional ownership interests in the Trust created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.

         The Class N Certificates or Class X Certificates, as described in the pooling and servicing agreement, will be entitled to all prepayment charges received in respect of the Mortgage Loans and such amounts will not be available for distribution to the holders of the other classes of Certificates.

         The offered certificates will be issued in book-entry form as described below. The offered certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof.

         Distributions on the offered certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in September 2002, to the persons in whose names such certificates are registered at the close of business on the record date. With respect to the offered certificates, other than the Class A-IO Certificates, Class AF-2 Certificates, Class AF-3 Certificates and Class AF-4 Certificates, the record date is the business day immediately preceding such distribution date and with respect to the Class A-IO Certificates, Class AF-2 Certificates, Class AF-3 Certificates and Class AF-4 Certificates and any certificate which becomes a definitive certificate, the record date is the last business day of the month immediately preceding the month in which the related distribution date occurs or the closing date, in the case of the first distribution date.

Book-Entry Certificates

         The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the book-entry certificates are referred to as certificate owners and will hold their certificates through DTC in the United States, or, upon request, through Clearstream Banking Luxembourg, or Clearstream, formerly known as Cedelbank SA, or the Euroclear System, or Euroclear, in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Citibank and JPMorgan Chase Bank are referred to individually as the Relevant Depositary and together as the European Depositaries. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations of $100,000. Except as described below, no certificate owner acquiring a book-entry certificate will be entitled to receive a physical, or definitive, certificate representing such certificate. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through DTC and DTC participants.

         The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the certificate owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

         Certificate owners will receive all distributions of principal of, and interest on, the book-entry certificates from the trustee through DTC and DTC participants. While the book-entry certificates are outstanding and except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. DTC participants and indirect participants with whom certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

         Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through DTC participants and indirect participants by instructing such DTC participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of such book-entry certificates, which account is maintained with their respective DTC participants. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective DTC participants at DTC will be debited and credited. Similarly, the DTC participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participants or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines according to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its DTC participants, some of which and/or their representatives own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which are banks, securities dealers and financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator in Brussels to facilitate settlement of trades between systems.

         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks, and may include the underwriter for the book-entry certificates. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in over 40 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V., or the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., or the Cooperative, a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants.

         Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the "Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System," or the Terms and Conditions, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the certificate owners of the book-entry certificates that it represents.

         Under a book-entry format, certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such certificate owners are credited.

         DTC has advised the trustee that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include such book-entry certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

         Definitive certificates will be issued to certificate owners of the book-entry certificates, or their nominees, rather than to DTC or its nominee, only if: (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the depositor, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of a servicer event of termination as set forth in the pooling and servicing agreement, certificate owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of certificate owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all certificate owners of the occurrence of such event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary of Terms

         The following terms are given the meanings shown below to help describe the cash flows on the certificates:

         The "Accrued Certificate Interest" for Class A Certificates and the Mezzanine Certificates and each distribution date means an amount equal to the interest accrued during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount, as applicable, of such class of certificates immediately prior to that distribution date, minus each class's Interest Percentage of the sum of Net Prepayment Interest Shortfalls and shortfalls caused by the Relief Act for such distribution date.

         The "Aggregate Interest Remittance Amount" means, for any distribution date, the sum of the Interest Remittance Amount for Loan Group I and the Interest Remittance Amount for Loan Group II, each for that distribution date.

         The "Applied Realized Loss Amount" with respect to each distribution date and the Class A Certificates and the Mezzanine Certificates is the excess, if any, of (a) the aggregate of the Certificate Principal Balances of the Class A Certificates and the Mezzanine Certificates (after giving effect to all distributions on such distribution date) over (b) the Pool Balance as of the end of the related Collection Period.

         The "Available Funds" will be equal to the sum of the following amounts with respect to the mortgage loans, net of amounts reimbursable or payable to the servicer, including the servicing fee and any accrued and unpaid servicing fee and any premium payable to the Mortgage Insurer: (i) the aggregate amount of monthly payments on the mortgage loans due during the related Collection Period and received by the trustee one business day prior to the related distribution date, (ii) certain unscheduled payments in respect of the mortgage loans, including prepayments (but excluding any prepayment penalties and arrearages collected), insurance proceeds and liquidation proceeds net of certain expenses received during the related Prepayment Period, (iii) payments from the servicer in connection with Advances and prepayment interest shortfalls on the Actuarial Mortgage Loans for such distribution date, (iv) the purchase price for any repurchased mortgage loan deposited to the collection account during the related Prepayment Period, (v) any Substitution Adjustments deposited in the collection account during the related Prepayment Period and (vi) on the distribution date on which the trust is to be terminated in accordance with the pooling and servicing agreement, the Termination Price.

         The "Certificate Principal Balance" with respect to the Class A Certificates and the Mezzanine Certificates and any distribution date, will equal the principal balance of such class on the date of the initial issuance of the certificates as reduced, but not below zero, by (i) all amounts distributed on previous distribution dates on such class on account of principal and (ii) such class' share of any Applied Realized Loss Amount for previous distribution dates.

         "Class A Applied Realized Loss Amount" means, as to any class of the Class A Certificates and as of any distribution date, the lesser of (x) the aggregate Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such distribution date, but prior to the application of the Class A Applied Realized Loss Amount, if any, on such distribution date) and (y) the excess of (i) the Applied Realized Loss Amount as of such distribution date over (ii) the sum of the Class M-1 Applied Realized Loss Amount, the Class M-2 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of such distribution date; provided, however, that remaining Applied Realized Loss Amounts experienced with respect to Group I Mortgage Loans will only be allocated to the Class AV-1 Certificates and remaining Applied Realized Loss Amounts experienced with respect to Group II Mortgage Loans will only be allocated, pro rata, to the Class AF Certificates.

         The "Class A Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 63.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of
(i) 0.50% and (ii) the Pool Balance as of the cut-off date.

         "Class A Realized Loss Amortization Amount" means, as to each Class of Class A Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for each Class of Class A Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) and (ii) under "--Application of Monthly Excess Cashflow Amounts" for such Class for such distribution date.

         "Class B-1 Applied Realized Loss Amount" means, as to the Class B-1 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such distribution date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on such distribution date) and (y) the excess of (i) the Applied Realized Loss Amount as of such distribution date over (ii) the sum of the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of such distribution date.

         The "Class B-1 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such distribution date) and (iv) the Certificate Principal Balance of the Class B-1 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 93.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance as of the cut-off date.

         "Class B-1 Realized Loss Amortization Amount" means, as to the Class B-1 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xii) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         "Class B-2 Applied Realized Loss Amount" means, as to the Class B-2 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such distribution date, but prior to the application of the Class B-2 Applied Realized Loss Amount, if any, on such distribution date) and (y) the excess of (i) the Applied Realized Loss Amount as of such distribution date over (ii) the Class B-3 Applied Realized Loss Amount as of such distribution date.

         The "Class B-2 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such distribution date) and (v) the Certificate Principal Balance of the Class B-2 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 95.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance as of the cut-off date.

         "Class B-2 Realized Loss Amortization Amount" means, as to the Class B-2 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xv) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         "Class B-3 Applied Realized Loss Amount" means, as to the Class B-3 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such distribution date, but prior to the application of the Class B-3 Applied Realized Loss Amount, if any, on such distribution date) and (y) the Applied Realized Loss Amount as of such distribution date.

         The "Class B-3 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such distribution date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such distribution date), (iv) the Certificate Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such distribution date), (v) the Certificate Principal Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such distribution date) and (vi) the Certificate Principal Balance of the Class B-3 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 98.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance as of the cut-off date.

         "Class B-3 Realized Loss Amortization Amount" means, as to the Class B-3 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class B-3 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (xviii) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         "Class M-1 Applied Realized Loss Amount" means, as to the Class M-1 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such distribution date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such distribution date) and (y) the excess of (i) the Applied Realized Loss Amount as of such distribution date over (ii) the sum of the Class M-2 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of such distribution date.

         The "Class M-1 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such distribution date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 75.00% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance as of the cut-off date.

         "Class M-1 Realized Loss Amortization Amount" means, as to the Class M-1 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (vi) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         "Class M-2 Applied Realized Loss Amount" means, as to the Class M-2 Certificates and as of any distribution date, the lesser of (x) the Certificate Principal Balance thereof (after taking into account the distribution of the Principal Distribution Amount on such distribution date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such distribution date) and (y) the excess of (i) the Applied Realized Loss Amount as of such distribution date over (ii) the sum of the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of such distribution date.

         The "Class M-2 Principal Distribution Amount" means as of any distribution date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such distribution date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such distribution date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date over (y) the lesser of (A) the product of (i) approximately 84.50% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus the product of (i) 0.50% and (ii) the Pool Balance as of the cut-off date.

         "Class M-2 Realized Loss Amortization Amount" means, as to the Class M-2 Certificates and as of any distribution date, the lesser of (x) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of such distribution date and (y) the excess of (i) the Monthly Excess Cashflow Amount over (ii) the sum of the amounts described in clauses (i) through (ix) under "--Application of Monthly Excess Cashflow Amounts" for such distribution date.

         The "Collection Period" with respect to any distribution date means the period from the second day of the calendar month preceding the month in which such distribution date occurs through the first day of the month in which such distribution date occurs.

         A "Deficient Valuation" with respect to any mortgage loan is a valuation of the related mortgaged property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         The "Extra Principal Distribution Amount" means, as of any distribution date, the lesser of (x) the Monthly Excess Interest Amount for such distribution date and (y) the Overcollateralization Deficiency for such distribution date. Any application of the Extra Principal Distribution Amount to the Class AV-1 Certificates will be made based on the Group I Principal Percentage.

         The "Group I Principal Percentage" means, for any distribution date and the Class AV-1 Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount relating to Loan Group I for the related Collection Period and the denominator of which is the sum of the Principal Remittance Amount for Loan Group I and the Principal Remittance Amount for Loan Group II, each for the related Collection Period.

         The "Group II Principal Percentage" means, for any distribution date and the Class AF Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount relating to Loan Group II for the related Collection Period and the denominator of which is the sum of the Principal Remittance Amount for Loan Group I and the Principal Remittance Amount for Loan Group II, each for the related Collection Period.

         The "Interest Accrual Period" for any distribution date and each class of offered certificates (other than the Class A-IO Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates), the Class AV-1 Certificates and the Class B-3 Certificates will be the period from the preceding distribution date, or in the case of the first distribution date, from the closing date, to the day prior to the related distribution date, and calculations of interest will be made on the basis of the actual number of days in the Interest Accrual Period and on a 360-day year. The Interest Accrual Period for any distribution date and the Class A-IO Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates, the Class N Certificates and the Class X Certificates will be from and including the first day of each month, commencing August 1, 2002, to and including the last day of such month. With respect to the Class A-IO Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates, the Class X Certificates and the Class N Certificates, all calculations of interest will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

         The "Interest Carry Forward Amount" means for any class of certificates (other than the Class X Certificates and the Class R Certificates) and any distribution date the sum of (a) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior distribution date, over the amount in respect of interest actually distributed on each class on such prior distribution date and (b) interest on such excess at the applicable pass-through rate (other than the Class N Certificates) (x) with respect to the offered certificates (other than the Class A-IO Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates and the Class N Certificates), the Class AV-1 Certificates and the Class B-3 Certificates, on the basis of the actual number of days elapsed since the prior distribution date and a 360-day year and (y) with respect to the Class A-IO Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates, on the basis of a 360-day year consisting of twelve 30-day months.

         The "Interest Percentage" is, with respect to any class of certificates and any distribution date, the ratio (expressed as a decimal carried to six places) of the Accrued Certificate Interest for such class to the Accrued Certificate Interest for all classes, in each case with respect to such distribution date. If the Interest Remittance Amount relating to Loan Group II and the Monthly Excess Cashflow Amount are insufficient on any distribution date to distribute the aggregate Accrued Certificate Interest on the Class AF Certificates and the Class A-IO Certificates, any shortfall in available amounts will be allocated to such certificates pro rata in accordance with their Interest Percentages.

         The "Interest Remittance Amount" means, as of any Determination Date with respect to a Loan Group, the sum, without duplication, of (i) all interest collected or advanced with respect to the related Collection Period on the mortgage loans in that Loan Group (less the related servicing fee, certain related amounts available for reimbursement of Advances and servicing advances as described under "Pooling and Servicing Agreement--Advances" and certain other related reimbursable expenses pursuant to the pooling and servicing agreement),
(ii) all Compensating Interest the servicer paid on such Determination Date with respect to the related mortgage loans and (iii) the portion of any payment in connection with any substitution, repurchase, Termination Price, liquidation proceeds (net of certain expenses) or insurance proceeds relating to interest with respect to the related mortgage loans received during the related Collection Period.

         A "Liquidated Mortgage Loan" is any defaulted mortgage loan as to which the servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

         The "Monthly Excess Cashflow Amount" with respect to any distribution date is the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the offered certificates and non-offered certificates (other than the Class A-IO Certificates, the Class X Certificates, the Class N Certificates and the Class R Certificates).

         The "Monthly Excess Interest Amount" is the amount, if any, of the Aggregate Interest Remittance Amount remaining after application with respect to the priorities set forth under clauses A. and B. of "--Interest Distributions" below.

         The "Net Mortgage Rate" for each Mortgage Loan is the applicable mortgage rate, less the sum of (i) the servicing fee rate, (ii) the trustee fee rate and (iii) the PMI Premium Rate, if applicable.

         "Net Prepayment Interest Shortfalls" means, for any Distribution Date, the excess of prepayment interest shortfalls experienced during the related Prepayment Period over the amount of any Compensating Interest paid by the servicer for such distribution date.

         The "Notional Amount" with respect to the Class A-IO Certificates immediately prior to any distribution date will be equal to the lesser of (i) $112,000,000 and (ii) the Pool Balance (prior to giving effect to scheduled payments of principal due during the related Collection Period and unscheduled collections of principal received during the related Prepayment Period).

         The "Optional Termination Date" means the distribution date on which the aggregate principal balance of the mortgage loans and properties acquired in respect thereof remaining in the trust is reduced to less than 10% of the Pool Balance as of the cut-off date.

         The "Overcollateralization Amount" means, as of any distribution date, the excess, if any, of (x) the Pool Balance as of the last day of the immediately preceding Collection Period over (y) the aggregate Certificate Principal Balance of all classes of Class A Certificates and Mezzanine Certificates (after taking into account all distributions of principal on such distribution date).

         The "Overcollateralization Deficiency" means, as of any distribution date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such distribution date over (y) the Overcollateralization Amount for such distribution date, calculated for this purpose after taking into account the reduction on such distribution date of the Certificate Principal Balances of all classes of Class A Certificates and Mezzanine Certificates, resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such distribution date, but prior to taking into account any Applied Realized Loss Amounts on such distribution date.

         The "Overcollateralization Release Amount" means, with respect to any distribution date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Class A Certificates and Mezzanine Certificates on such distribution date, over (ii) the Targeted Overcollateralization Amount for such distribution date. With respect to any distribution date prior to the Stepdown Date or on or after the Stepdown Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

         The "Prepayment Period" with respect to any distribution date means the calendar month preceding the month in which such distribution date occurs.

         The "Principal Distribution Amount" means, as of any distribution date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

         The "Principal Remittance Amount" means, with respect to any distribution date, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts available for reimbursement of Advances and servicing advances as described under "Pooling and Servicing Agreement--Advances" and certain other reimbursable expenses pursuant to the pooling and servicing agreement) of the following amounts (without duplication) with respect to the related mortgage loans and the immediately preceding Collection Period: (i) each payment of principal on a mortgage loan due during such Collection Period and received by the servicer on or prior to the related Determination Date, including any Advances with respect thereto,
(ii) all full and partial principal prepayments received by the servicer during the related Prepayment Period, (iii) the liquidation proceeds (net of certain expenses) allocable to principal actually collected by the servicer during the related Prepayment Period, (iv) the portion of the purchase price paid in connection with the repurchase of a mortgage loan allocable to principal of all repurchased mortgage loans with respect to such Prepayment Period, (v) any Substitution Adjustments received on or prior to the previous Determination Date and not yet distributed, and (vi) on the distribution date on which the trust is to be terminated in accordance with the pooling and servicing agreement, that portion of the Termination Price in respect of principal.

         A "Realized Loss" is (i) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation, less the net proceeds from the liquidation of, and any insurance proceeds from, such mortgage loan and the related mortgaged property; (ii) as to any mortgage loan, a Deficient Valuation; (iii) as to any mortgage loan, a reduction in the principal balance thereof resulting from a Servicer Modification.

         "Realized Loss Amortization Amount" means each of the Class A Realized Loss Amortization Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization Amount, the Class B-2 Realized Loss Amortization Amount and the Class B-3 Realized Loss Amortization Amount.

         A "Re-Performing 60+ Day Delinquent Loan" means each mortgage loan with respect to which, as of any date of determination, (x) any portion of a monthly payment is, as of the last day of the prior Collection Period, two months or more past due and (y) with respect to which the mortgagor has made three monthly payments within the three calendar months preceding such date of determination. To the extent that, as of any date of determination, more than 25% of the mortgage loans (measured by scheduled principal balance) are Re-Performing 60+ Day Delinquent Loans, the Re-Performing 60+ Day Delinquent Loans constituting such excess shall be deemed to be 60+ Day Delinquent Loans.

         The "Senior Enhancement Percentage" for any distribution date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Mezzanine Certificates and (ii) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on such distribution date by
(y) the principal balance of the mortgage loans as of the last day of the related Collection Period.

         The "Senior Specified Enhancement Percentage" with respect to the certificates on any date of determination thereof means approximately 36.50%.

         The "60+ Day Delinquent Loan" means each mortgage loan with respect to which any portion of a monthly payment is, as of the last day of the prior Collection Period, two months or more past due, each mortgage loan in foreclosure, all REO Property relating to mortgage loans and each mortgage loan for which the mortgagor has filed for bankruptcy after the closing date. Any Re-Performing 60+ Day Delinquent Loan will not be deemed to be a 60+ Day Delinquent Loan, except for any such Re-Performing 60+ Day Delinquent Loans which exceed 25% of the principal balance of the mortgage loans.

         A "Servicer Modification" with respect to any mortgage loan in default, or where default is reasonably foreseeable, is a modification permitted by the servicer of such mortgage loan to reduce its principal balance and/or extend its term to a term not longer than the latest maturity date of any other mortgage loan. Any such principal reduction will constitute a Realized Loss at the time of such reduction. An extension of the term will not result in a Realized Loss unless coupled with a principal reduction.

         "Special Hazard Losses" are generally Realized Losses that result from direct physical damage to mortgaged properties caused by natural disasters and other hazards (i) which are not covered by hazard insurance policies (such as earthquakes) and (ii) for which claims have been submitted and rejected by the related hazard insurer and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies.

         The "Stepdown Date" means the earlier to occur of (x) the later to occur of (A) the distribution date in September 2005 and (B) the first distribution date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage and (y) the distribution date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero.

         A "Substitution Adjustment" with respect to any mortgage loan repurchased from the trust, an amount equal to the excess of the principal balance of the repurchased mortgage loan over the principal balance of the substituted mortgage loan.

         The "Targeted Overcollateralization Amount" means, as of any distribution date, (x) prior to the Stepdown Date, 0.75% of the Pool Balance as of the cut-off date and (y) on and after the Stepdown Date, the lesser of (i) 0.75% of the Pool Balance as of the cut-off date and (ii) the greater of (A) 1.50% of the Pool Balance as of the last day of the related Collection Period and (B) 0.50% of the Pool Balance as of the cut-off date.

         The "Termination Price" means, with respect to the exercise by the servicer of the Group II Mortgage Loans or an affiliate of that servicer of the right to purchase the mortgage loans on or after the Optional Termination Date, a price set forth in the pooling and servicing agreement.

         A "Trigger Event" has occurred on a distribution date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 49% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Collection Period divided by the Pool Balance as of the cut-off date exceeds the applicable percentages set forth below with respect to such distribution date:

          ------------------------------------------ ------------------------
          Distribution Date occurring in                      Percentage
          ------------------------------------------ ------------------------
          September 2005 through August 2006                  2.75%
          ------------------------------------------ ------------------------
          September 2006 through August 2007                  3.50%
          ------------------------------------------ ------------------------
          September 2007 through August 2008                  4.50%
          ------------------------------------------ ------------------------
          September 2008 and thereafter                       5.25%
          ------------------------------------------ ------------------------

         "Unpaid Realized Loss Amount" means for the Class A Certificates and the Mezzanine Certificates and any distribution date, the excess of (x) the cumulative amount of Applied Realized Loss Amounts with respect to such class for all prior distribution dates over (y) the cumulative amount of related Realized Loss Amortization Amounts with respect to such class for all prior distribution dates.

Pass-Through Rates

         The pass-through rate on any distribution date with respect to the Class AV-1 Certificates, the Class AF-1 Certificates and the Mezzanine Certificates will equal the lesser of (x) LIBOR plus the related certificate margin and (y) the related Rate Cap for such distribution date.

         The certificate margin for the Class AV-1 Certificates will be 0.14% in the case of each distribution date through and including the Optional Termination Date, or 0.28%, in the case of any distribution date thereafter.

         The certificate margin for the Class AF-1 Certificates for any distribution date will be 0.18%.

         The certificate margin for the Class M-1 Certificates will be 0.750% in the case of each distribution date through and including the Optional Termination Date, or 1.125%, in the case of any distribution date thereafter.

         The certificate margin for the Class M-2 Certificates will be 1.300% in the case of each distribution date through and including the Optional Termination Date, or 1.950%, in the case of any distribution date thereafter.

         The certificate margin for the Class B-1 Certificates will be 1.900% in the case of each distribution date through and including the Optional Termination Date, or 2.850%, in the case of any distribution date thereafter.

         The certificate margin for the Class B-2 Certificates will be 2.200% in the case of each distribution date through and including the Optional Termination Date, or 3.300%, in the case of any distribution date thereafter.

         The certificate margin for the Class B-3 Certificates will be 4.500% in the case of each distribution date through and including the Optional Termination Date, or 6.750%, in the case of any distribution date thereafter.

         The pass-through rate for the Class A-IO Certificates will be the lesser (a) for the 1st distribution date through the 6th distribution date, the lesser of (1) 6.50% per annum and (2) the related Rate Cap, (b) for the 7th distribution date through the 12th distribution date, the lesser of (1) 3.50% per annum and (2) the related Rate Cap and (c) for the 13th distribution date and each distribution date thereafter, 0% per annum.

         The pass-through rate for the Class AF-2 Certificates will be the lesser of (1) 3.610% per annum and (2) the applicable Rate Cap.

         The pass-through rate for the Class AF-3 Certificates will be the lesser of (1) 4.527% per annum and (2) the applicable Rate Cap.

         The pass-through rate for the Class AF-4 Certificates will be the lesser of (1) 5.169% per annum and (2) the applicable Rate Cap for each distribution date through and including the Optional Termination Date, or the lesser of (1) 5.669% per annum and (2) the applicable Rate Cap for each distribution date thereafter.

         If on any distribution date, the Accrued Certificate Interest for the Class A Certificates or the Mezzanine Certificates is based on the applicable Rate Cap, the excess of (i) the amount of interest the class of Class A Certificates or a class of the Mezzanine Certificates would have been entitled to receive on such distribution date based on its applicable pass-through rate, over (ii) the amount of interest that class received on such distribution date based on the applicable Rate Cap, together with the unpaid portion of any such excess from prior distribution dates (and interest accrued thereon at the then applicable pass-through rate on such certificates) will be the LIBOR Carryover Amount. Any LIBOR Carryover Amount will be paid on future distribution dates from and to the extent of funds available in a LIBOR Carryover Reserve Account maintained by the trustee. The source of funds on deposit in such LIBOR Carryover Reserve Account will be limited to an initial deposit of $1,000, any amounts received by the trustee under the cap contract, and, as provided in the pooling and servicing agreement, amounts that would otherwise be distributed to the Class X Certificates or the Class N Certificates (as defined in the pooling and servicing agreement).

         With respect to the Class AV-1 Certificates, the Rate Cap will equal the average of the Net Mortgage Rates of the mortgage loans in Loan Group I, weighted on the basis of the mortgage loan balances in such Loan Group as of the first day of the related Collection Period (in the case of the first distribution date, the cut-off date) less a fraction, the numerator of which is the Freddie Mac Guarantee Fee times the Certificate Principal Balance of the Class AV-1 Certificates (before taking into account the payment to such class of certificates for the related distribution date) and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Collection Period, adjusted for the applicable day count convention.

         With respect to the Class A-IO Certificates, the Rate Cap will equal the average of the Net Mortgage Rates of the mortgage loans, weighted on the basis of the Pool Balance as of the first day of the related Collection Period, plus a fraction, the numerator of which is the amount received under the First Interest Rate Cap Agreement times 12 and the denominator of which is the Pool Balance as of the first day of the related Collection Period, less the sum of
(a) a fraction, the numerator of which is the Freddie Mac Guarantee Fee times the Certificate Principal Balance of the Class AV-1 Certificates (before taking into account the payment to such class of certificates for the related distribution date) and the denominator of which is the Pool Balance as of the first day of the related Collection Period and (b) a fraction, the numerator of which is interest distributed to the Class AV-1 Certificates on such distribution date times 12 and the denominator of which is the Pool Balance as of the first day of the related Collection Period, with the result multiplied by a fraction, the numerator of which is the Pool Balance as of the first day of the related Collection Period and the denominator of which is the excess of the Pool Balance as of the first day of the related Collection Period over the Certificate Principal Balance of the Class AV-1 Certificates (before taking into account the payment to such class of certificates for the related distribution date), adjusted for the applicable day count convention.

         With respect to each other class of offered certificates and the Class B-3 Certificates, the Rate Cap will equal the average Net Mortgage Rates of the mortgage loans, weighted on the basis of the Pool Balance as of the first day of the related Collection Period, plus a fraction, the numerator of which is the amount received under the First Interest Rate Cap Agreement times 12 and the denominator of which is the Pool Balance as of the first day of the related Collection Period, plus, with respect to the Class AF-1 Certificates only, a fraction, the numerator of which is the amount received under the Class AF-1 Interest Rate Cap Agreement times 12 and the denominator of which is the Pool Balance as of the first day of the related Collection Period, less the sum of
(a) a fraction, the numerator of which is the Freddie Mac Guarantee Fee times the Certificate Principal Balance of the Class AV-1 Certificates (before taking into account the payment to such class of certificates for the related distribution date) and the denominator of which is the Pool Balance as of the first day of the related Collection Period, (b) a fraction, the numerator of which, is the product of the interest distributed to the Class AV-1 Certificates on such distribution date times 12 and the denominator of which is the Pool Balance as of the first day of the related Collection Period and (c) a fraction, the numerator of which is the product of the interest distributed to the Class A-IO Certificates on such distribution date times 12 and the denominator of which is the Pool Balance as of the first day of the related Collection Period, with the result multiplied by a fraction, the numerator of which is the Pool Balance as of the related Collection Period and the denominator of which is the excess of the Pool Balance as of the related Collection Period over the Certificate Principal Balance of the Class AV-1 Certificates (before taking into account the payment to such class of certificates for the related distribution date), adjusted for the applicable day count convention.

Calculation of LIBOR

         LIBOR for the first distribution date will be determined on the second business day preceding the closing date and for each subsequent distribution date will be determined on the second business day prior to the immediately preceding distribution date and each such date is referred to as a LIBOR Determination Date. With respect to each distribution date, LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related LIBOR Determination Date. Telerate Page 3750 means the display designated as page 3750 on the Bridge Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer), the rate will be the Reference Bank Rate. The Reference Bank Rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the servicer) as of 11:00 A.M., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior distribution date.

         The establishment of LIBOR on each LIBOR Determination Date by the trustee and the trustee's calculation of the rate of interest applicable to the Class A Certificates and the Mezzanine Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Interest Distributions

         A. On each distribution date, based upon the information provided to it in the servicer's remittance report, the trustee will distribute the Interest Remittance Amount relating to Loan Group I in the following order of priority to the extent available:

o first, to Freddie Mac for payment of (a) the Guarantee Fee and (b) any Guarantor Reimbursement Amount then due;

o second, to the trustee, the trustee fee relating to Loan Group I for such distribution date;

o third, to the Class AV-1 Certificates, the Accrued Certificate Interest for the Class AV-1 Certificates for such distribution date; and

o fourth, to the Class AV-1 Certificates, the Interest Carry Forward Amount for the Class AV-1 Certificates for such distribution date.

         B. On each distribution date, based upon the information provided to it in the servicer's remittance report, the trustee will distribute the sum of the Interest Remittance Amount relating to Loan Group II and Interest Remittance Amount relating to Loan Group I remaining after the application of clauses A. first through A. fourth above in the following order of priority to the extent available

o first, to the trustee, the trustee fee relating to Loan Group II for such distribution date;

o second, concurrently, to the Class A-IO Certificates, the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates, the Class AF-4 Certificates, pro rata, the related Accrued Certificate Interest for such distribution date;

o third, concurrently, to the Class A-IO Certificates, the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates, pro rata, the related Interest Carry Forward Amount for such distribution date;

o fourth, to the Class AV-1 Certificates, the remaining Accrued Certificate Interest and the remaining Interest Carry Forward Amount to which such class is entitled that was not distributed pursuant to clauses A. third and A. fourth above, as applicable;

o fifth, to the Class M-1 Certificates, the Accrued Certificate Interest thereon for such distribution date;

o sixth, to the Class M-2 Certificates, the Accrued Certificate Interest thereon for such distribution date;

o seventh, to the Class B-1 Certificates, the Accrued Certificate Interest thereon for such distribution date;

o eighth, to the Class B-2 Certificates, the Accrued Certificate Interest thereon for such distribution date; and

o ninth, to the Class B-3 Certificates, the Accrued Certificate Interest thereon for such distribution date.

         The Monthly Excess Interest Amount will be applied as a component of the Monthly Excess Cashflow Amount described below under "--Application of Monthly Excess Cashflow Amounts."

         If the Interest Remittance Amount relating to Loan Group II and the Monthly Excess Cashflow Amount are insufficient on any distribution date to distribute the aggregate Accrued Certificate Interest on the Class A-IO Certificates and the Class AF Certificates entitled to distributions of interest, any shortfall in available amounts will be allocated to such certificates pro rata in accordance with their Interest Percentages.

The Interest Rate Cap Agreements

         On the Closing Date, the Trustee will enter into an interest rate cap agreement for the benefit of the Offered Certificates (other than the Class A-IO Certificates) and the Class AV-1 Certificates (the "First Interest Rate Cap Agreement") with Wachovia Bank, National Association, as cap provider (in such capacity, the "First Cap Provider") whereby the First Cap Provider will agree to make payments to the Trust on each Interest Rate Cap Payment Date on which the Index Rate exceeds the strike rate of 5.50%. Any amounts received by the Trustee under the First Interest Rate Cap Agreement will be deposited into the LIBOR Carryover Reserve Account. The LIBOR Carryover Reserve Account will not be an asset of any REMIC. The "Interest Rate Cap Payment Date" is two Business Days prior to the 25th of each month beginning in September 2002, to and including the termination date, which is August 2003, subject to the "Modified Following Business Day Convention" (within the meaning of the 2000 ISDA Definitions). A "Business Day" under both Interest Rate Cap Agreements is a day on which commercial banks and foreign exchange markets settle payments and are generally open for business in New York and London.

         Under the First Interest Rate Cap Agreement, the First Cap Provider will agree to make payments to the Trust on each Interest Rate Cap Payment Date equal to the product of (1) a fraction, the numerator of which is the number of days elapsed since two Business Days after the immediately preceding Interest Rate Cap Payment Date to but excluding two Business Days after the current Interest Rate Cap Payment Date and the denominator of which is 360, (2) the notional amount as set forth in Annex II hereto and (3) the excess, if any, of
(x) the Index Rate over (y) 5.50%. Generally, the "Index Rate" is the rate for one-month deposits in U.S. Dollars which appear on the Telerate Page 3750 or, if such rate does not appear on that page, the rate determined based on the rates at which one-month deposits in U.S. Dollars are offered by the reference banks to prime banks in the London interbank market. Amounts deposited to the LIBOR Carryover Reserve Account pursuant to the First Interest Rate Cap Agreement will be available to make payments in respect of LIBOR Carryover Amounts in the order specified in the pooling and servicing agreement. Any amounts received in respect of the First Interest Rate Cap Agreement on any Interest Rate Cap Payment Date that are not needed to pay LIBOR Carryover Amounts on the related Distribution Date will be withdrawn from the LIBOR Carryover Reserve Account and distributed to the Seller.

         Unless terminated earlier, the First Interest Rate Cap Agreement will terminate after the Interest Rate Cap Payment Date in August 2003. Both the Trust and the First Cap Provider will have the right to terminate the First Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with the First Interest Rate Cap Agreement, including, without limitation, an ISDA Master Agreement and a Confirmation thereunder.

         On the Closing Date, the Trustee will enter into a second interest rate cap agreement for the benefit of the Class AF-1 Certificates (the "Class AF-1 Interest Rate Cap Agreement" and together with the First Interest Rate Cap Agreement, the "Interest Rate Cap Agreements") with Wachovia Bank, National Association, as cap provider (in such capacity, the "Class AF-1 Cap Provider") whereby the Class AF-1 Cap Provider will agree to make payments to the Trust on each Interest Rate Cap Payment Date on which the Index Rate exceeds the strike rate of 3.50%. Any amounts received by the Trustee under the Class AF-1 Interest Rate Cap Agreement will be deposited into the Class AF-1 Interest Rate Cap Account. The pooling and servicing agreement will establish an account (the "Class AF-1 Interest Rate Cap Account"), which will be held in trust by the Trustee on behalf of the Class AF-1 Certificateholders. The Class AF-1 Interest Rate Cap Account will not be an asset of any REMIC.

         Under the Class AF-1 Interest Rate Cap Agreement, the Class AF-1 Cap Provider will agree to make payments to the Trust on each Interest Rate Cap Payment Date equal to the product of (1) a fraction, the numerator of which is the number of days elapsed since two Business Days after the immediately preceding Interest Rate Cap Payment Date to but excluding two Business Days after the current Interest Rate Cap Payment Date and the denominator of which is 360, (2) a notional amount as set forth in Annex III hereto and (3) the excess, if any, of (x) the Index Rate over (y) 3.50%. Amounts deposited to the Class AF-1 Interest Rate Cap Account pursuant to the Class AF-1 Interest Rate Cap Agreement will be available to make payments in respect of interest shortfalls on the Class AF-1 Certificates only as specified in the pooling and servicing agreement. Any amounts received in respect of the Class AF-1 Interest Rate Cap Agreement on any Interest Rate Cap Payment Date that are not needed to pay shortfalls in interest to the holders of the Class AF-1 Certificates on the related Distribution Date will be withdrawn from the Class AF-1 Interest Rate Cap Account and distributed to the Seller.

         Unless terminated earlier, the Class AF-1 Interest Rate Cap Agreement will terminate after the Interest Rate Cap Payment Date in August 2003. Both the Trust and the Class AF-1 Cap Provider will have the right to terminate the Class AF-1 Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with the Class AF-1 Interest Rate Cap Agreement, including, without limitation, an ISDA Master Agreement and a Confirmation thereunder.

Principal Distributions

         With respect to each distribution date (a) before the Stepdown Date or
(b) on or after the Stepdown Date with respect to which a Trigger Event is in effect, holders of the Class A Certificates will be entitled to receive 100% of the Principal Distribution Amount in the following order of priority:

o first, the Group I Principal Percentage of the Principal Distribution Amount in the following order of priority:

         a. to Freddie Mac for payment of any Guarantor Reimbursement Amount then due (to the extent not paid from the Interest Remittance Amount relating to Loan Group I);

         b. to the Class AV-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         c. after taking into account amounts distributed to the Class AF Certificates pursuant to second below, to the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

o second, the Group II Principal Percentage of the Principal Distribution Amount in the following order of priority:

         a. to the Class AF-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         b. to the Class AF-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         c. to the Class AF-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         d. to the Class AF-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         e. after taking into account amounts distributed to the Class AV-1 Certificates pursuant to first above, to the Class AV-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

o third, to the Class M-1 Certificates, the remaining Principal Distribution Amount for such distribution date until the Certificate Principal Balance thereof has been reduced to zero;

o fourth, to the Class M-2 Certificates, the remaining Principal Distribution Amount for such distribution date until the Certificate Principal Balance thereof has been reduced to zero;

o fifth, to the Class B-1 Certificates, the remaining Principal Distribution Amount for such distribution date until the Certificate Principal Balance thereof has been reduced to zero;

o sixth, to the Class B-2 Certificates, the remaining Principal Distribution Amount for such distribution date until the Certificate Principal Balance thereof has been reduced to zero; and

o seventh, to the Class B-3 Certificates, the remaining Principal Distribution Amount for such distribution date until the Certificate Principal Balance thereof has been reduced to zero.

         With respect to each distribution date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the holders of the Class A Certificates and the Mezzanine Certificates will be entitled to receive payments of principal, in the order of priority and in the amounts set forth below:

o first, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount will be distributed to the Class A Certificates, concurrently:

         a. the Group I Principal Percentage of such amount to the Class AV-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

         b. the Group II Principal Percentage of such amount to the Class AF-1 Certificates, the Class AF-2 Certificates, the Class AF-3 Certificates and the Class AF-4 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

o second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in priority first above and (y) the Class M-1 Principal Distribution Amount will be distributed to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

o third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates in priority first above and the amount distributed to the Class M-1 Certificates in priority second above and (y) the Class M-2 Principal Distribution Amount will be distributed to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

o fourth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priority first above, the amount distributed to the Class M-1 Certificates pursuant to priority second above and the amount distributed to the Class M-2 Certificates pursuant to priority third above and (y) the Class B-1 Principal Distribution Amount will be distributed to the Class B-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

o fifth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priority first above, the amount distributed to the Class M-1 Certificates pursuant to priority second above, the amount distributed to the Class M-2 Certificates pursuant to priority third above and the amount distributed to the Class B-1 Certificates pursuant to priority fourth above and (y) the Class B-2 Principal Distribution Amount will be distributed to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

o sixth, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the Class A Certificates pursuant to priority first above, the amount distributed to the Class M-1 Certificates pursuant to priority second above, the amount distributed to the Class M-2 Certificates pursuant to priority third above, the amount distributed to the Class B-1 Certificates pursuant to priority fourth above and the amount distributed to the Class B-2 Certificates pursuant to priority fifth above and (y) the Class B-3 Principal Distribution Amount will be distributed to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

o seventh, any amount of the Principal Distribution Amount remaining after making all of the distributions in clauses first through sixth above will be included as part of the Monthly Excess Cashflow Amount and will be applied as described below under "--Application of Monthly Excess Cashflow Amounts."

Credit Enhancement

         The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination, as described in this section and excess interest and overcollateralization, as described under "--Application of Monthly Excess Cashflow Amounts" in this prospectus supplement.

         The rights of the holders of the Mezzanine Certificates and the Class X Certificates and the Class N Certificates, to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates and the Class A-IO Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly distributions of interest and principal and regular receipt by the holders of the Class A-IO Certificates of the full amount of their scheduled monthly distributions of interest and to afford these holders protection against realized losses.

         The protection afforded to the holders of the Class A Certificates and the Class A-IO Certificates by means of the subordination of the Mezzanine Certificates, the Class X Certificates and the Class N Certificates will be accomplished by:

o the preferential right of the holders of the Class A Certificates to receive on any distribution date, distributions in respect of interest and principal, subject to available funds;

o the preferential right of the holders of the Class A-IO Certificates to receive on any distribution date, distributions in respect of interest, subject to available funds; and

o if necessary, the right of the holders of the Class A Certificates and the Class A-IO Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Mezzanine Certificates, the Class X Certificates and the Class N Certificates.

         In addition the rights of the holders of the Mezzanine Certificates with higher payment priorities to receive distributions will be senior to the rights of holders of Mezzanine Certificates with lower payment priorities, and the rights of the holders of the Mezzanine Certificates to receive distributions will be senior to the rights of the holders of the Class X Certificates and the Class N Certificates, in each case to the extent described in this prospectus supplement.

         This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against realized losses.

         The credit enhancement for the transaction also includes cross-collateralization. In certain circumstances, payments on Group I Mortgage Loans may be used to make certain distributions to the holders of the Class AF Certificates and payments on the Group II Mortgage Loans may be used to make certain distributions to the holders of the Class AV-1 Certificates.

Application of Monthly Excess Cashflow Amounts

         The weighted average Net Mortgage Rate for the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates on the Senior Certificates and Mezzanine Certificates, thus generating certain excess interest collections which, in the absence of losses, will not be necessary to fund interest distributions on the Senior Certificates and Mezzanine Certificates.

         The required level of overcollateralization for any distribution date is the Targeted Overcollateralization Amount. As of the closing date, the Overcollateralization Amount is zero and is expected to grow over time to the Targeted Overcollateralization Amount of approximately $2,208,726, subject to reduction as set forth in this prospectus supplement.

         If Realized Losses on the mortgage loans not covered by an application of the Monthly Excess Interest Amount occur, such Realized Losses will result in an Overcollateralization Deficiency (since it will reduce the principal balance of the mortgage loans without giving rise to a corresponding reduction of the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates). The cashflow priorities of the trust require that, in this situation, an Extra Principal Distribution Amount be distributed (subject to the availability of any Monthly Excess Cashflow Amount in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then-required Targeted Overcollateralization Amount.

         On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or "step-down." If the Targeted Overcollateralization Amount is permitted to "step-down" on a distribution date, the pooling and servicing agreement permits a portion of the Principal Remittance Amount for such distribution date not to be passed through as a distribution of principal on the Class A Certificates and the Mezzanine Certificates on such distribution date. This has the effect of decelerating the amortization of such certificates relative to the principal balance of the mortgage loans, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Class A Certificates and Mezzanine Certificates therefore releases overcollateralization from the trust.

         The Monthly Excess Cashflow Amount will be applied in the following order of priority on each distribution date:

         (i) to fund any remaining applicable Accrued Certificate Interest for such distribution date, pro rata, among the Class A-IO Certificates and the Class A Certificates;

         (ii) to fund the remaining Interest Carry Forward Amounts, pro rata, among the Class A-IO Certificates and the Class A Certificates;

         (iii) to fund the Class A Realized Loss Amortization Amount for such distribution date;

         (iv) to fund the Extra Principal Distribution Amount for such distribution date; provided, however, that for purposes of this clause (iv) and each distribution date beginning in September 2002 until the distribution date in August 2003 or until the Targeted Overcollateralization level is reached (whichever is first), only 50% of the Monthly Excess Interest Amount will be distributed to the holders of the Class A Certificates and the Mezzanine Certificates in the priority set forth under "--Principal Distributions" above;

         (v) to fund any remaining Accrued Certificate Interest for such distribution date for the Class M-1 Certificates;

         (vi) to fund the Interest Carry Forward Amount for the Class M-1 Certificates, if any;

         (vii) to fund the Class M-1 Realized Loss Amortization Amount for such distribution date;

         (viii) to fund any remaining Accrued Certificate Interest for such distribution date for the Class M-2 Certificates;

         (ix) to fund the Interest Carry Forward Amount for the Class M-2 Certificates, if any;

         (x) to fund the Class M-2 Realized Loss Amortization Amount for such distribution date;

         (xi) to fund any remaining Accrued Certificate Interest for such distribution date for the Class B-1 Certificates;

         (xii) to fund the Interest Carry Forward Amount for the Class B-1 Certificates, if any;

         (xiii) to fund the Class B-1 Realized Loss Amortization Amount for such distribution date;

         (xiv) to fund any remaining Accrued Certificate Interest for such distribution date for the Class B-2 Certificates;

         (xv) to fund the Interest Carry Forward Amount for the Class B-2 Certificates, if any;

         (xvi) to fund the Class B-2 Realized Loss Amortization Amount for such distribution date;

         (xvii) to fund any remaining Accrued Certificate Interest for such distribution date for the Class B-3 Certificates;

         (xviii) to fund the Interest Carry Forward Amount for the Class B-3 Certificates, if any;

         (xix) to fund the Class B-3 Realized Loss Amortization Amount for such distribution date;

         (xx) to fund the amount of any LIBOR Carryover Amount;

         (xxi) to pay any special servicing fees for such distribution date or which remain unpaid from any previous distribution date; and

         (xxii) to fund distributions to the holders of the Class N Certificates, the Class X Certificates and the Class R Certificates in the amounts and order specified in the pooling and servicing agreement.

Allocation of Losses

         Realized Losses will, in effect, be absorbed first by the Class X Certificates and the Class N Certificates (through the application of the Monthly Excess Interest Amount to fund such deficiency, as well as through a reduction in the Overcollateralization Amount).

         If, after giving effect to the distribution of the Principal Distribution Amount on any distribution date the aggregate Certificate Principal Balance of the Senior Certificates and Mezzanine Certificates exceeds the principal balance of the mortgage loans as of the end of the related Collection Period, Realized Losses on the mortgage loans will be allocated against the Class B-3 Certificates, the Class B-2 Certificates, the Class B-1 Certificates, the Class M-2 Certificates, the Class M-1 Certificates and the Class A Certificates, in that order and until the respective Certificate Principal Balances thereof are reduced to zero; provided, however, that any allocation of Realized Losses to the Class A Certificates shall be made such that only Realized Losses from Loan Group I will be allocated to the Class AV-1 Certificates and only Realized Losses from Loan Group II will be allocated concurrently to the Class AF Certificates on a pro rata basis.

         Special Hazard Losses will be allocated as described above, except that if the aggregate amount of such losses, as of any date of determination, exceeds the greatest of (i) 1.0% of the principal balance of the mortgage loans as of the cut-off date, (ii) two times the amount of the principal balance of the largest mortgage loan as of the date of determination and (iii) an amount equal to the aggregate principal balances of the mortgage loans in the largest zip-code concentration in the State of California as of the date of determination, such excess losses will be allocated among all the outstanding classes, including the Class B-3 Certificates, the Class N Certificates and the Class X Certificates, pro rata, based on their respective Certificate Principal Balances; provided, however, that only excess Special Hazard Losses related to Loan Group I will be allocated to the Class AV-1 Certificates. Any allocation of such excess in reduction of a Certificate Principal Balance is referred to as an Applied Realized Loss Amount. Any such reduction of a Certificate Principal Balance will not be reversed or reinstated. However, on future distribution dates, certificateholders of the related class may receive amounts in respect of prior reductions in the related Certificate Principal Balances as described above.

                         POOLING AND SERVICING AGREEMENT

General Description of the Pooling and Servicing Agreement

         The trust will be formed pursuant to the terms of the pooling and servicing agreement. The trust created under the pooling and servicing agreement will consist of (1) all of the depositor's right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents; (2) all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans;
(3) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (4) the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement;
(5) the reserve fund; (6) the rights of the depositor under the mortgage loan purchase agreement, (7) the obligations and rights of Freddie Mac under the Freddie Mac Guarantee and (8) the rights of the trustee under the cap contract. A copy of the pooling and servicing agreement will be available, on request, from the trustee.

Assignment of the Mortgage Loans

         On or about the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each mortgage loan, the related mortgage notes, mortgages, the assignment of mortgage in recordable form or in blank or to the trustee on behalf of the certificateholders and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such mortgage loan due after the cut-off date and all rights under the related FHA Insurance Agreement or the VA Guaranty, as applicable. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each mortgage loan transferred to the trust will be identified on the mortgage loan schedule delivered to the Trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include information such as the principal balance of each mortgage loan as of the cut-off date, its mortgage rate as well as other information.

         A certain portion of the Group II Mortgage Loans may not be covered by a title insurance policy.

         The pooling and servicing agreement will require that, within the time period specified therein, the seller will deliver or cause to be delivered to The Bank of New York (the `Custodian'), as the Trustee's agent for such purpose, the mortgage notes endorsed to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Seller may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the Seller or the originator of such mortgage loan. The Servicer shall cause the assignments of mortgage delivered in blank to be completed and shall cause all assignments of mortgage to be recorded. The servicer shall be required to deliver such assignments for recording within 30 days of the closing date.

         Within the specified period following the Closing Date, the Trustee will review (or cause the Custodian to review) the mortgage loans and the Related Documents pursuant to the pooling and servicing agreement and if any mortgage loan or Related Document is found to be defective in any material respect and such defect has a material and adverse effect on the Certificateholders or Freddie Mac and is not cured within the specified period following notification thereof to the Seller and the Trustee by the Custodian, the Seller will be obligated to either (i) substitute for such mortgage loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs comprising the trust as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at the purchase price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the related mortgage rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the Servicer. The purchase price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and Related Documents available to the Trustee, the Certificateholders or Freddie Mac

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises the substitution amount which is equal to the excess of the principal balance of the related defective mortgage loan over the principal balance of such Eligible Substitute Mortgage Loan.

         An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted for a defective mortgage loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the defective mortgage loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a mortgage interest rate, with respect to a fixed-rate mortgage loan, not less than the mortgage interest rate of the defective mortgage loan and not more than 1% in excess of the mortgage interest rate of such defective mortgage loan, (iii) if an adjustable-rate mortgage loan, have a maximum loan rate not less than the maximum loan rate for the defective mortgage loan, (iv) if an adjustable-rate mortgage loan, have a minimum loan rate not less than the minimum loan rate of the defective mortgage loan, (v) if an adjustable-rate mortgage loan, have a gross margin equal to or greater than the gross margin of the defective mortgage loan, (vi) if an adjustable-rate mortgage loan, have a next adjustment date not more than two months later than the next adjustment date on the defective mortgage loan, except in the case of any mortgage loan which has an arrearage due to the application of any related forbearance plan with respect to such mortgage loan, an eligible substitute mortgage loan must have all adjustment dates occurring during the same interest accrual period during which adjustment dates occur with respect to the substituted mortgage loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the defective mortgage loan,
(viii) be current as of the date of substitution, (ix) have a combined loan-to-value ratio as of the date of substitution equal to or lower than the combined loan-to-value ratio of the defective mortgage loan as of such date, (x) have a risk grading determined by the seller at least equal to the risk grading assigned on the defective mortgage loan, (xi) have been reunderwritten by the seller in accordance with the same underwriting criteria and guidelines as the defective mortgage loan and (xii) conform to each representation and warranty set forth in the pooling and servicing agreement applicable to the defective mortgage loan. In the event that one or more mortgage loans are substituted for one or more defective mortgage loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the mortgage interest rates described in clause (ii) hereof shall be determined on the basis of weighted average mortgage interest rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the combined loan-to-value ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Eligible Substitute Mortgage Loan or in the aggregate, as the case may be.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each mortgage loan (e.g., principal balance as of the cut-off date and the mortgage rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each mortgage loan and the Related Documents, free of any lien; (ii) each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws; (iii) the servicer for such Group I Mortgage Loan has accurately and fully reported its mortgagor credit files to each of the credit repositories in a timely manner; and (iv) no Group I Mortgage Loan has a prepayment penalty term longer than five years after its date of origination. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or Freddie Mac in the related mortgage loan and Related Documents, the Seller will have a specified time period after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the that period, the Seller will be obligated to (i) substitute for such defective mortgage loan an eligible substitute mortgage loan or (ii) purchase such defective mortgage loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a defective mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the Certificateholders or Freddie Mac.

Payments on Mortgage Loans, Deposits to Collection Account and Distribution Account

         The Servicer will establish and maintain or cause to be maintained a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an eligible account (as defined in the pooling and servicing agreement). Upon receipt by the Servicer of amounts in respect of the mortgage loans (excluding amounts representing the servicing fee, the mortgage insurance premiums, reimbursement for Advances and Servicing Advances, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in permitted investments (as described in the Pooling and Servicing Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account.

         A "Business Day" is any day other than a Saturday or Sunday or a day on which the Guarantor or banking institutions in the State of Delaware, the State of New York, the State of Texas or in the city in which the corporate trust office of the trustee is located are authorized or obligated by law or executive order to be closed.

         The Trustee will establish an account (the "Distribution Account") into which will be deposited amounts withdrawn from the Collection Account for distribution to Certificateholders and Freddie Mac on a distribution date. The Distribution Account will be an eligible account. Amounts on deposit therein may be invested in permitted investments maturing on or before the Business Day prior to the related distribution date unless such permitted investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such permitted investments may mature on the related distribution date.

Advances

         Subject to the limitations set forth in the following paragraph, the servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the collection account that are not included in the Available Funds for the related distribution date in an amount equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related Collection Period on the Actuarial Mortgage Loans, other than balloon payments, and that were not received by the related Determination Date and, with respect to balloon loans which are Actuarial Mortgage Loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan. These advances are referred to in this prospectus supplement as Advances.

         The servicer will not make any Advances of principal or interest with respect to Simple Interest Mortgage Loans or REO Properties.

         Advances with respect to Actuarial Mortgage Loans are required to be made only to the extent the servicer deems them to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the servicer's obligation to make Advances as to any Actuarial Mortgage Loan will continue until the earlier of such time as the trust acquires title to the related mortgaged property or such mortgage loan is paid in full by the mortgagor or disposed of by the trust.

         All Advances will be reimbursable to the servicer from late collections, insurance proceeds and liquidation proceeds from the related mortgage loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any mortgage loan that the servicer deems to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicer out of any funds in the collection account prior to the distributions on the certificates. In the event the servicer fails in its obligation to make any such Advance, the trustee, in its capacity as successor servicer, will be obligated to make any such Advance, to the extent required in the pooling and servicing agreement.

         In the course of performing its servicing obligations, the servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the mortgaged properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a servicing advance.

         The servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts the servicer may collect from the related mortgagor or otherwise relating to the mortgage loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the servicer, in which event reimbursement will be made to the servicer from any funds in the collection account prior to the distributions on the certificates.

The Servicer

         The information set forth in the following paragraphs has been provided by the servicer. None of the depositor, the trustee, the underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

         The servicer, a Delaware limited partnership and a wholly-owned subsidiary of Credit-Based Asset Servicing and Securitization LLC, or C-BASS, will act as the servicer of the mortgage loans pursuant to the pooling and servicing agreement. Litton Loan Servicing LP was formed in December 1996. As of June 30, 2002, the servicer employed approximately 563 individuals. The main office of the servicer is located at 4828 Loop Central Drive, Houston, Texas 77081. The servicer is currently a Fannie Mae and Freddie Mac approved servicer and an approved FHA and VA lender with a servicing portfolio in excess of $9.5 billion as of June 30, 2002. The servicer specializes in servicing sub-performing mortgage loans and entering into workouts with the related mortgagors. The servicer is servicing in excess of 50 securitizations for C-BASS and various third parties.

         The servicer will make available certain loan level and certificate level information, such as delinquency and credit support data, projected and actual loss data, roll rates, and trend analyses, through its proprietary investor interface and asset analysis tool, RADARViewer(S). The RADARViewer(S) internet website is currently located at www.radarviewer.com. The servicer has no obligation to continue to provide any type of information available on RADARViewer(S) as of the date hereof or to maintain its RADARViewer(S) website in the entirety, and may, in its sole discretion, discontinue such service at any time.

         Fitch assigned the servicer its RSS1 residential special servicer rating on November 16, 1999. The rating is based on the servicer's ability to manage and liquidate nonperforming residential mortgage loans and real estate owned assets. This RSS1 rating is the highest special servicer rating attainable from Fitch which reflects the servicer's sophisticated proprietary default management technology, the financial strength of its well-capitalized parent and its highly experienced management and staff.

         In January 2001, Fitch assigned the servicer its RPS1 primary servicer rating for sub-prime and high loan-to-value ratio product. The RPS1 rating is currently the highest subprime primary servicer rating attainable from Fitch for any subprime servicer, which is based on the strength of the servicer's loan administration processes including new loan set-up procedures and related technology, loan accounting/cash management and loan reporting. The RPS1 rating for high loan-to-value ratio product is based, in part, on the servicer's intensive focus on early collection and loss mitigation.

         In March 2001, Moody's Investors Service, Inc. assigned the servicer its top servicer quality rating (SQ1) as a primary servicer of prime and subprime mortgage loans, second liens and as a special servicer. The rating is based on the servicer's outstanding ability as a servicer and the stability of its servicing operations.

         In April 2001, S&P raised the servicer's ranking from "Above Average" to "Strong" for both its residential special and sub-prime servicing categories. The "Strong" rating is S&P's highest possible rating for these categories. The rankings are based on the servicer's established history of servicing distressed assets for a diverse investor base, technological improvements that have increased operational efficiencies, superior management depth, and very good internal controls.

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of the mortgage loans the servicer serviced as of the dates indicated. The servicer's portfolio of mortgage loans may differ significantly from the mortgage loans in the mortgage pool in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans in the mortgage pool will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of the related mortgagor to make required payments. It should be noted that the servicer's business emphasizes to a certain degree the acquisition of servicing rights with respect to non-performing and subperforming mortgage loans and the servicer has been an active participant in the market for such servicing rights since 1997. The acquisition of such servicing rights may have affected the delinquency and foreclosure experience of the servicer.

Delinquency(1)

                                  As of June 30, 2002             As of December 31, 2001           As of December 31, 2000
                                                       % by                             % by                                % by
                            No. of      Principal    Principal  No. of    Principal    Principal  No. of    Principal      Principal
                             Loans      Balance(2)    Balance    Loans    Balance(2)    Balance    Loans    Balance(2)     Balance
                            ------      ----------   ---------  ------    ----------    -------   ------    ----------     -------
Current Loans               78,193   $5,874,804,733    61.76%   72,453   $5,117,899,302   62.30%  49,371   $3,500,827,158   58.83%
Period of
Delinquency(3)
  30-59 Days                12,499      979,757,338    10.30    12,261      918,166,282   11.18    9,285      653,499,039   10.98
  60-89 Days                 4,665      368,133,009     3.87     5,266      379,058,310    4.61    3,545      248,529,128    4.18
  90 Days or more            4,615      330,983,141     3.48     5,229      318,992,310    3.88   10,498      664,340,263   11.16
                           -------   --------------   ------   -------   --------------  ------   ------   --------------  ------
Total Delinquency           21,779   $1,678,873,488    17.65%   22,756   $1,616,216,902   19.67%  23,328   $1,566,368,430   26.32%
                           =======   ==============   ======   =======   ==============  ======   ======   ==============  ======

Foreclosure/
bankruptcies(4)             18,878    $1,597,309,09    16.79%   13,865    $1,178,073,97   14.34    9,686   $  743,491,868   12.49%
Real Estate Owned            4,799      361,772,624     3.80     4,117      302,723,096    3.69    2,135      139,634,200    2.35
                           -------   --------------   ------   -------   --------------  ------   ------   --------------  ------
Total Portfolio            123,649   $9,512,759,935   100.00%  113,191   $8,214,913,270  100.00%  84,520   $5,950,321,656  100.00%
                           =======   ==============   ======   =======   ==============  ======   ======   ==============  ======

--------------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2) For the Real Estate Owned properties, the principal balance is at the time of foreclosure.

(3) No mortgage loan is included in this section of the table as delinquent until it is 30 days past due.

(4) Exclusive of the number of loans and principal balance shown in Period of Delinquency.

         It is unlikely that the delinquency experience of the mortgage loans comprising the mortgage pool will correspond to the delinquency experience of the servicer's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for the servicer's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage pool will depend on the results obtained over the life of the mortgage pool. The servicer does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the mortgage loans. There can be no assurance that the mortgage loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicer. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

Servicing and Other Compensation and Payment of Expenses

         The principal compensation to be paid to the servicer in respect of its servicing activities for the certificates will consist of the servicing fee. The servicing fee will accrue at the servicing fee rate, which is 0.50% per annum on the aggregate principal balances of the mortgage loans. As additional servicing compensation, the servicer will be entitled to retain all service-related fees, including assumption fees, modification fees, extension fees and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any escrow accounts.

         The servicer is obligated to offset any prepayment interest shortfall on Actuarial Mortgage Loans and Simple Interest Mortgage Loans on any distribution date by an amount not in excess of one-half of its servicing fee for such distribution date. The servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the mortgage pool and incurred by the servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement therefor as provided in the pooling and servicing agreement.

         The servicer, in its capacity as a special servicer, is also entitled to an additional special servicing fee, in connection with first lien mortgage loans that are 90 or more days delinquent. As more fully described in the pooling and servicing agreement, the special servicing fee is equal to $150 per first lien mortgage loan that is 90 or more days delinquent but are not Re-Performing Mortgage Loans, payable monthly for eighteen consecutive months commencing in the first month after the cut-off date in which payments on such mortgage loan are 90 or more days delinquent, unless such mortgage loan becomes less than 90 days delinquent or is liquidated or repurchased. The servicer will remain entitled to receive any special servicing fees owed but not paid from previous distribution dates pursuant to the priority of the payment described under "Description of the Certificates" in this prospectus supplement.

The Trustee

         U.S. Bank National Association, a national banking association, will act as trustee for the certificates under the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention:
Structured Finance, C-BASS 2002-CB4 and its telephone number is (651) 244-0739.

         The principal compensation to be paid to the trustee in respect of its duties under the pooling and servicing agreement will be the trustee fee. The trustee fee is a fee payable monthly, accrued at the trustee fee rate of 0.01% per annum on the aggregate principal balance of the mortgage loans.

         The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust and will be held harmless against any loss, liability or expense incurred by the trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

o that constitutes a specific liability of the trustee under the pooling and servicing agreement or

o incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

         The indemnification provided to the trustee in the pooling and servicing agreement shall not include expenses, disbursements and advances incurred or made by the trustee, including the compensation and expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the pooling and servicing agreement.

Reports to Certificateholders

         Monthly reports concerning the Trust Fund and the Certificates will be made available by the Trustee to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 2002 calendar year, information for tax reporting purposes will be made available by the Trustee to each person who has been a Certificateholder of record at any time during the preceding calendar year.

Events of Servicing Termination

         Events of Servicing Termination will consist, among other things, of:
(i) any failure by the Servicer to deposit in the Collection Account or Distribution Account the required amounts or remit to the Trustee any payment which continues unremedied for one Business Day following written notice to the Servicer; (ii) any failure of the Servicer to make any Advance with respect to an Actuarial Mortgage Loan or to cover any Prepayment Interest Shortfalls it is required to cover on Actuarial Mortgage Loans, as described herein, which failure continues unremedied for one Business Day; (iii) any failure of the Servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which continues unremedied for 30 days after the first date on which (x) the Servicer has knowledge of such failure or (y) written notice of such failure is given to the Servicer; (iv) insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations; or (v) the occurrence of loss triggers with respect to the mortgage loans. In addition, the following two events shall be considered Events of Servicing Termination with respect to the Group I Mortgage Loans only: (a) determination by Freddie Mac that the Servicer is no longer an approved alternative market servicer for Freddie Mac and (b) noncompliance by the Servicer with certain reporting requirements set forth in the pooling and servicing agreement.

Rights upon Occurrence of Event of Servicing Termination

         So long as an Event of Servicing Termination described in clauses (i) through (v) above remains unremedied, the Trustee at the direction of Freddie Mac shall, and at the direction of the holders of the Senior Certificates and Mezzanine Certificates evidencing not less than 51% of the Voting Rights is required to, terminate all of the rights and obligations of the Servicer in its capacity as servicer with respect to the Mortgage Loans, as provided in the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities and duties of the Servicer under the pooling and servicing agreement, including the obligation to make any required Advances, subject to the pledge and assignment to the Servicing Rights Pledgee as described in this prospectus supplement. So long as an Event of Servicing Termination described in clauses (a) and (b) above remain unremedied, the Trustee at the direction of Freddie Mac shall terminate all of the rights and obligations of the servicer of the Group I Mortgage Loans as described in the preceding sentence. No assurance can be given that termination of the rights and obligations of the Servicer under the pooling and servicing agreement would not adversely affect the servicing of the related mortgage loans, including the delinquency experience of such mortgage loans.

         No holder of an Offered Certificate, solely by virtue of such holder's status as a holder of an Offered Certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of default and unless the holders of Senior Certificates and Mezzanine Certificates having not less than 51% of the Voting Rights evidenced by the Senior Certificates and the Mezzanine Certificates so agree and have offered indemnity satisfactory to the Trustee.

Evidence as to Compliance

         The pooling and servicing agreement provides for delivery not later than 90 days following the end of the Servicer's fiscal year, beginning with fiscal year 2002, to the trustee, the Seller and Freddie Mac of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

         Not later than 90 days following the end of the Servicer's fiscal year, beginning with the fiscal year 2002, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to the Trustee, the Seller and Freddie Mac to the effect that such firm has examined certain documents and the records relating to servicing of the mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

Voting Rights

         At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates and the Mezzanine Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 2% of all voting rights will be allocated to the holders of the Class N Certificates and the Class X Certificates. The Class A-IO Certificates and the Class R Certificates will not have any voting rights. However, on any date on which any Class AV-1 Certificates are outstanding or any amounts are owed to Freddie Mac under the pooling and servicing agreement, Freddie Mac will have all voting rights of the Class AV-1 Certificates.

Amendment

         The Seller, the Depositor, the Servicer, Freddie Mac and the Trustee may amend the pooling and servicing agreement without the consent of the holders of the Certificates, for certain limited purposes set forth in the pooling and servicing agreement. In addition, the Seller, the Depositor, the Servicer and the Trustee, with the written consent of Freddie Mac, and the holders of a majority in interest of any class of Offered Certificates and the Non-Offered Certificates affected thereby may amend the pooling and servicing agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any class of Offered Certificates and the Non-Offered Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Offered Certificates or the Non-Offered Certificates without the consent of the holders of such Certificates; (ii) adversely affect in any material respect the interests of the holders of any class of Offered Certificates or the Non-Offered Certificates as evidenced by either (a) an opinion of counsel delivered to the trustee and a written notice to the depositor, the servicer, Freddie Mac and the trustee from the rating agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding class of Offered Certificates or Non-Offered Certificates (without regard to the Guarantee of Freddie Mac) with respect to which it is a rating agency or (b) written notice to the depositor, the servicer, Freddie Mac, and the trustee from the rating agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding class of Offered Certificates or Non-Offered Certificates (without regard to the Guarantee of Freddie Mac) with respect to which it is a rating agency) in a manner other than as described in clause (i) above, without the consent of the holders of such class evidencing percentage interests aggregating at least 66%; or (iii) reduce the aforesaid percentage of aggregate outstanding principal amounts of Offered Certificates and the Non-Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all such Certificates.

Optional Termination

         The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "Description of the Securities--Termination" in the prospectus. The servicer of the Group II Mortgage Loans or an affiliate of that servicer will have the right to purchase all remaining mortgage loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any distribution date following the Collection Period during which the aggregate principal balance of the mortgage loans and properties acquired in respect thereof remaining in the trust at the time of purchase is reduced to less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event the servicer of the Group II Mortgage Loans or an affiliate of that servicer exercises the option, the purchase price payable in connection with the option will be equal to the Termination Price. In the event the servicer of the Group II Mortgage Loans or an affiliate of that servicer exercises this option, the portion of the purchase price allocable to the Senior Certificates and the Mezzanine Certificates will be, to the extent of available funds:

o 100% of the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, plus

o one month's interest on the then outstanding Certificate Principal Balance of the Senior Certificates and the Mezzanine Certificates at the then applicable pass-through rate for the class, plus

o any previously accrued but unpaid interest thereon to which the holders of the Senior Certificates and the Mezzanine Certificates are entitled, together with the amount of any LIBOR Carryover Amounts payable to and from the reserve fund.

         In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See "The Agreements--Termination" in the prospectus.

Pledge of Servicing Rights

         On or after the closing date, the servicer will pledge and assign all of its right, title and interest in, to and under the pooling and servicing agreement to one or more lenders, or servicing rights pledgees, selected by the servicer, including Wachovia Bank, National Association, as the representative of certain lenders. Wachovia Bank, National Association is an affiliate of Wachovia Securities, Inc. Provided that no servicer event of termination exists, the trustee and the depositor have agreed that upon delivery to the trustee by the servicing rights pledgee of a letter signed by the servicer whereunder the servicer shall resign as servicer under the pooling and servicing agreement, the trustee shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the pooling and servicing agreement (including being acceptable to the rating agencies) and that the servicing rights pledgee agrees to be subject to the terms of the pooling and servicing agreement. The successor servicer must be approved by Freddie Mac for the servicing of alternative market collateral. Under no circumstances will Wachovia Bank, National Association be required to act as a backup servicer.

Optional Purchase of Defaulted Loans

         As to any mortgage loan which is delinquent in payment by 120 days or more or for which the servicer has accepted a deed in lieu of foreclosure, the servicer or an affiliate of the servicer may, at its option and in accordance with the terms of the pooling and servicing agreement, purchase such mortgage loan from the trust at the purchase price for such mortgage loan. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans. In addition, the servicer may write-off any second lien mortgage loans delinquent in payment by 180 days or more.

                                 USE OF PROCEEDS

         The depositor will apply the net proceeds of the sale of the Offered Certificates and the Non-Offered Certificates to the purchase price of the Mortgage Loans transferred to the trust.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following section in conjunction with the section in the prospectus captioned "Material Federal Income Tax Consequences" discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. This section must be considered only in connection with "Material Federal Income Tax Consequences" in the prospectus. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates. No portion of the "Certain Federal Income Tax Consequences" or "Material Federal Income Tax Consequences" sections of the prospectus supplement or prospectus constitutes an opinion of counsel, other than the opinions set forth in the second paragraph of "--General" below.

General

         The pooling and servicing agreement provides that the Trust, exclusive of the assets held in the LIBOR Carryover Reserve Account and the Class AF-1 Interest Rate Cap Account, will comprise a tiered REMIC structure. The pooling and servicing agreement will designate a single class of interest in each of the REMICs as the residual interest in that REMIC. The Class R Certificates will represent ownership of the residual interest in each of the REMICs.

         Upon the issuance of the offered certificates, McKee Nelson LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, each of the REMICs created by and designated in the pooling and servicing agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, Tax Counsel will deliver its opinion to the effect that each of the LIBOR Carryover Reserve Account and the Class AF-1 Interest Rate Cap Account is an "outside reserve fund" for purposes of the Treasury regulations promulgated under the REMIC provisions of the Code.

         The following discussion assumes that the rights and obligations of the holders of certificates to receive payments from or make payments to the LIBOR Carryover Reserve Account or the Class AF-1 Interest Rate Cap Account, as applicable, will be treated as rights and obligations under notional principal contracts rather than as a partnership for federal income tax purposes. Treatment of such rights as a partnership interest could result in differing timing and character consequences to all certificateholders and withholding tax consequences to certificateholders who are not U.S. Persons. Prospective investors in the certificates should consult their tax advisors regarding the appropriate tax treatment of the rights and obligations with respect to the LIBOR Carryover Reserve Account or the Class AF-1 Interest Rate Cap Account, as applicable.

Tax Treatment of the Carryover Certificates

         For federal income tax information reporting purposes, the Trustee will treat a beneficial owner of an Offered Certificate, other than a Class A-IO Certificate (each such certificate, a "Carryover Certificate"), (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse notional principal contract (the "Notional Principal Contract"). The REMIC regular interest corresponding to a Carryover Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Carryover Certificate to which it corresponds, except that the Rate Cap of such REMIC regular interest will equal the weighted average Net Mortgage Rate of all mortgage loans (adjusted to account for payments to the Class A-IO Certificates). Any amount paid on a Carryover Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been paid on such certificate from the LIBOR Carryover Reserve Account or Class AF-1 Reserve Account, as applicable, pursuant to the Notional Principal Contract. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Carryover Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the LIBOR Carryover Reserve Account pursuant to the Notional Principal Contract.

         Consequently, each beneficial owner of a Carryover Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income Tax Consequences--REMIC Securities" in the prospectus. In addition, each beneficial owner of a Carryover Certificate will be required to report net income with respect to the Notional Principal Contract component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract component, subject to the discussion under "--The Notional Principal Contract Components" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Carryover Certificate.

Allocations with Respect to Carryover Certificates

         A beneficial owner of a Carryover Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Notional Principal Contract component. For information reporting purposes the Trustee will treat the Notional Principal Contract components as having nominal value. Each Notional Principal Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Notional Principal Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Notional Principal Contract components.

         Upon the sale, exchange, or other disposition of a Carryover Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Notional Principal Contract component. Assuming that the Carryover Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Notional Principal Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Material Federal Income Tax Consequences--REMIC Securities" in the prospectus.

         It is possible that a beneficial owner of a Carryover Certificate could be treated as having received a premium to enter into the related Notional Principal Contract. In such a case, the beneficial owner would be treated as having paid the premium as additional consideration for the REMIC regular interest corresponding to such certificate. The beneficial owner would be required to include the premium in income as discussed under "-Tax Treatment of the Class A-IO Certificates" below. As stated above, however, the Trustee will treat the Notional Principal Contracts as having nominal value for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert that a premium was received by a beneficial owner of a Carryover Certificate. The remainder of this discussion assumes than no such premium will be received by a beneficial owner of a Carryover Certificate in connection with its acquisition (or will be paid by a beneficial owner of a Carryover Certificate in connection with its disposition).

Tax Treatment of the Class A-IO Certificates

         For federal income tax information reporting purposes, the Trustee will treat a beneficial owner of a Class A-IO Certificate (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having written a limited recourse interest rate cap contract (the "Cap Contract"). The REMIC regular interest corresponding to the Class A-IO Certificates will be entitled to receive interest payments at the times and in the amounts equal to those made on the Class A-IO Certificates, except that the Rate Cap used to determine interest payments on such REMIC regular interest will be applied without regard to any interest payments made with respect to the Class AV-1 Certificates. Any interest payable on such REMIC regular interest in excess of payments made on the Class A-IO Certificates will be treated as having been received and then paid by the beneficial owners of the Class A-IO Certificates pursuant to the Cap Contract. Consequently, each beneficial owner of a Class A-IO Certificate will be required to report income accruing with respect to the REMIC regular interest as discussed under "Material Federal Income Tax Consequences--REMIC Securities" in the prospectus. In addition, each beneficial owner of a Class A-IO Certificate will be required to report net income with respect to the Cap Contract and will be permitted to recognize a net deduction with respect to the Cap Contract, except as provided below.

         A beneficial owner of a Class A-IO Certificate will be treated as having received a premium to enter into the Cap Contract and as having paid such premium as additional compensation for the REMIC regular interest corresponding to such certificate. For information reporting purposes the Trustee will treat the Cap Contract as having nominal value. The Cap Contract is difficult to value, and the IRS could assert that the value of the Cap Contract as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract.

         The premium attributable to the Cap Contract must be amortized over the life of a Class A-IO Certificate, taking into account the declining balance of the related REMIC regular interest. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the premium of a Cap Contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the premium deemed to have been received by each beneficial owner of a Class A-IO Certificate.

         Any payments deemed to have been made on the Cap Contract will be treated as periodic payments. To the extent the sum of such periodic payments for any year exceeds that year's amortized premium for the Cap Contract, such excess will represent a net deduction for that year. Conversely, to the extent that the amount of that year's amortized premium exceeds the sum of the periodic payments, such excess will represent net income for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

         A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract may be limited in the case of (i) estates and trusts and
(ii) individuals owning an interest in such contract directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract in computing the beneficial owner's alternative minimum tax liability.

         Because a beneficial owner of a Class A-IO Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Class A-IO Certificate may have income that exceeds cash distributions on the Class A-IO Certificates, in any period and over the life of the Class A-IO Certificates. As a result, the Class A-IO Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

         Upon the sale, exchange, or other disposition of a Class A-IO Certificate, the beneficial owner of the certificate will be treated as having received, with respect to the corresponding REMIC regular interest, an additional amount equal to the value, if any, of the Cap Contract as of the date of the sale, exchange or other disposition and as having paid such amount for the termination of the owner's obligations under the Cap Contract. Although not clear, assuming that the Class A-IO Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract (generally equal to the unamortized portion of the premium less the amount of the termination payment) likely would be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "Material Federal Income Tax Consequences--REMIC Securities" in the prospectus.

Original Issue Discount

         Although the tax treatment is not entirely certain, the Trustee will account for the REMIC regular interest corresponding to the Class A-IO Certificates as issued with original issue discount equal to the excess of all expected payments on such interest over the issue price of such interest. Although unclear, a holder of a Class A-IO Certificate may be entitled to deduct a loss to the extent that its remaining basis allocable to such interest exceeds the maximum amount of future payments to which the holder of such interest would be entitled if there were no further prepayments of the mortgage loans. The other classes of Offered Certificates, depending on their issue price (or in the case of a Carryover Certificate, the portion of the issue price allocated to the regular interest component), may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount, and bond premium, if any, will be at a rate equal to 23% CPR for the fixed-rate mortgage loans and 30% CPR for the adjustable-rate mortgage loans. No representation is made that the mortgage loans will actually prepay at these rates or at any other rates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a beneficial owner, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

         In certain circumstances, the original issue discount Regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the beneficial owner of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to the beneficial owner and the IRS.

         The REMIC regular interest corresponding to certain Classes of Carryover Certificates may be treated for federal income tax purposes as having been acquired at a premium. Whether any beneficial owner of such a class of Carryover Certificates will be treated as holding a certificate with amortizable bond premium will depend on the portion of the purchase price allocated to the regular interest component and the distributions remaining to be made on such regular interest component at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMIC Securities" in the prospectus.

The Notional Principal Contract Components

         The portion of the overall purchase price of a Carryover Certificate attributable to the Notional Principal Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Notional Principal Contract component of a Carryover Certificate.

         Any payments made to a beneficial owner of a Carryover Certificate from the LIBOR Carryover Reserve Account or Class AF-1 Interest Rate Cap Account will be treated as periodic payments on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Notional Principal Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

         A beneficial owner's ability to recognize a net deduction with respect to the Notional Principal Contract component may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Notional Principal Contract component in computing the beneficial owner's alternative minimum tax liability.

         Because a beneficial owner of a Carryover Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Notional Principal Contract but may not be able to deduct that amount from income, a beneficial owner of a Carryover Certificate may have income that exceeds cash distributions on the Carryover Certificate, in any period and over the life of a Carryover Certificate. As a result, the Carryover Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Notional Principal Contract would be subject to the limitations described above.

Status of the Offered Certificates

         The REMIC regular interest components of the Carryover Certificates and the Class A-IO Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Carryover Certificate or Class A-IO Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract components of the Carryover Certificates and the Cap Contract of the Class A-IO Certificates will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under
Section 856(c)(5)(B) of the Code, or as qualified mortgages within the meaning of section 860G(a)(3) of the Code if held by another REMIC. As a result, the Offered Certificates may not be a suitable investment for a REMIC.

                         CERTAIN STATE TAX CONSEQUENCES

         Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated August 16, 2002, between the depositor and Wachovia Securities, Inc. as representative of the underwriters, the depositor has agreed to sell, and each of the underwriters has agreed to purchase a portion of the offered certificates set forth opposite their respective names.



                        Original      Original      Original      Original      Original      Original      Original      Original
                      Certificate   Certificate   Certificate   Certificate   Certificate   Certificate   Certificate   Certificate
                       Principal     Principal     Principal     Principal     Principal     Principal     Principal     Principal
                       Balance of    Balance of    Balance of    Balance of    Balance of    Balance of    Balance of    Balance of
                       the Class     the Class     the Class     the Class     the Class     the Class     the Class     the Class
                          AF-1          AF-2          AF-3          AF-4          M-1           M-2           B-1           B-2
    Underwriters      Certificates  Certificates  Certificates  Certificates  Certificates  Certificates  Certificates  Certificates
------------------    ------------  ------------  ------------  ------------  ------------  ------------  ------------  ------------
Wachovia              $37,640,741    $16,850,000  $6,050,000     $6,355,000    $8,465,000    $13,990,000   $12,520,000   $2,940,000
Securities, Inc.
Greenwich Capital     $37,640,741    $16,850,000   $6,050,000    $6,355,000    $8,465,000    $0            $0            $0
Markets, Inc.
Blaylock &            $18,518,518    $0            $0            $0            $0            $0            $0            $0
Partners, L.P.


         Distribution of the Class A-IO Certificates will be made by Wachovia Securities, Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the Class A-IO Certificates are expected to be approximately $4,975,712.00 plus accrued interest, before deducting a portion of the total expenses. Total expenses payable by the depositor is estimated to be approximately $597,492.

         Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 102.5% of the aggregate initial Certificate Principal Balance of the offered certificates, other than the Class A-IO Certificates plus accrued interest in the case of the Class A-IO, Class AF-2, Class AF-3 and Class AF-4 Certificates. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts. Wachovia Securities, Inc. is an affiliate of the depositor.

         A portion of the proceeds received from the sale of the offered certificate will be used by the seller to satisfy obligations under a financing facility in place with one or more affiliates of the underwriters with respect to some of the mortgage loans.

         The offered certificates are offered subject to receipt and acceptance by the underwriters, to prior sale and to the underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the closing date. The offered certificates will be offered in Europe and the United States of America.

         The underwriting agreement provides that the depositor will indemnify the underwriters against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriters may be required to make in respect of these liabilities.

                                SECONDARY MARKET

         There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriters intend to establish a market in the offered certificates but they are not obligated to do so. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "The Agreements--Reports to Holders," which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement.

                                  LEGAL MATTERS

         Legal matters relating to the offered certificates will be passed upon for the depositor and for the underwriters by McKee Nelson LLP, New York, New York and by Thacher Proffitt & Wood, New York, New York as counsel for the seller and the servicer.

                                     RATINGS

         It is a condition to the issuance of the certificates that the Class A Certificates and the Class A-IO be rated "Aaa" by Moody's and "AAA" by S&P and Fitch; the Class M-1 Certificates be rated at least "Aa2" by Moody's and "AA" by S&P and Fitch; the Class M-2 Certificates be rated at least "A2" by Moody's and "A" by S&P and Fitch; the Class B-1 Certificates be rated at least "Baa2" by Moody's and "BBB" by S&P and Fitch and the Class B-2 Certificates be rated at least "Baa3" by Moody's and "BBB-" by S&P and Fitch.

         The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the LIBOR Rate Carryover Amount to the Class A Certificates or the Mezzanine Certificates or the possibility that a holder of an offered certificate might realize a lower than anticipated yield. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

         The depositor has not requested that any rating agency rate the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as stated in this section.

                                LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, IRA, Keogh plan or government plan, collectively referred to here as "benefit plans," or any insurance company, whether through its general or separate accounts, or any other person investing benefit plan assets of any benefit plan, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Class A Certificates or the Class A-IO Certificates by or on behalf of, or with benefit plan assets of, a benefit plan may qualify for exemptive relief under the Underwriters' Exemption, as described under "ERISA Considerations" in the prospectus. The Underwriters' Exemption relevant to such certificates was granted by the Department of Labor and amended on November 13, 2000 by PTE 2000-58 at 65 F.R. 67765. However, the Underwriters' Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that the investing benefit plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and that the pass-through certificates representing a senior interest in a pool of mortgage loans with loan-to-value ratios in excess of 100% but not in excess of 125%, such as the Class A Certificates and the Class A-IO Certificates, be rated at least "AA-" (or its equivalent) by Fitch, S&P or Moody's, at the time of the benefit plan's purchase. Before purchasing a Class A Certificate or a Class A-IO Certificate, a fiduciary of a benefit plan should itself confirm that such certificates constitute "securities" for purposes of the Underwriters' Exemption and that the specific and general conditions of the Underwriters' Exemption and the other requirements set forth in the Underwriters' Exemption would be satisfied.

         Because the Mezzanine Certificates are subordinate to the Class A Certificates and the Class A-IO Certificates and/or are rated below "AA-," the Mezzanine Certificates will not qualify for exemptive relief under the Underwriters' Exemption. Accordingly, each beneficial owner of a Mezzanine Certificates or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a benefit plan investor or (ii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Mezzanine Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Mezzanine Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         Before purchasing an offered certificate, a fiduciary of a benefit plan should itself confirm that the offered certificate constitute "securities" for purposes of the Underwriters' Exemption and that the specific and general conditions of the Underwriters' Exemption and the other requirements set forth in the Underwriters' Exemption would be satisfied. Any benefit plan fiduciary that proposes to cause a benefit plan to purchase a certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the certificates, see "ERISA Considerations" in the prospectus.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB4, will be available only in book-entry form. The offered certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC, Seller and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period or a 30-day accrual period, as applicable, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period or a 30-day accrual period, as applicable, and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner that is not a United States person within the meaning of
Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC maybe subject to U.S. withholding tax at a rate of 30% unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

         (1)      the trustee or the U.S. withholding agent receives a statement

         (a) from the beneficial owner on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that

                  (i) is signed by the beneficial owner under penalties of perjury,

                  (ii) certifies that such beneficial owner is not a United States person, and

                  (iii) provides the name and address of the beneficial owner, or

         (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that

                  (i) is signed under penalties of perjury by an authorized representative of the financial institution,

                  (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

                  (iii) provides the name and address of the beneficial owner, and

                  (iv) attaches the IRS Form W-8BEN (or any successor form) provides by the beneficial owner;

         (2) the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

         (3) the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent; or

         (4) the beneficial owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such beneficial owner consult with their tax advisors when purchasing the certificates.

         A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

         (I) provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-81MY (or any successor forms) if that person is not a United States person;

         (II) provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

         (III) is a corporation, within the meaning of Section 7701 (a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                    ANNEX II

              NOTIONAL AMOUNT FOR FIRST INTEREST RATE CAP AGREEMENT

                     Distribution Date         Notional Amount

                      September 2002             $294,496,836
                       October 2002               287,107,382
                       November 2002              279,904,956
                       December 2002              272,884,749
                       January 2003               266,042,114
                       February 2003              259,372,190
                        March 2003                252,870,875
                        April 2003                246,533,842
                         May 2003                 240,356,711
                         June 2003                234,335,547
                         July 2003                228,466,377
                        August 2003               222,745,311

                                    ANNEX III

           NOTIONAL AMOUNT FOR CLASS AF-1 INTEREST RATE CAP AGREEMENT

                     Distribution Date         Notional Amount

                      September 2002             $93,800,000
                       October 2002               90,123,820
                       November 2002              86,499,044
                       December 2002              82,943,303
                       January 2003               79,446,426
                       February 2003              76,016,968
                        March 2003                72,648,763
                        April 2003                69,404,976
                         May 2003                 66,335,936
                         June 2003                63,317,716
                         July 2003                60,349,509
                        August 2003               57,430,491

PROSPECTUS
-------------------------------------------------------------------------------

                      Residential Asset Funding Corporation
                                     Sponsor
                             Asset-Backed Securities
                               Issuable in Series
-------------------------------------------------------------------------------



         You should read the section                      The Securities
entitled "Risk Factors" starting on page 4
of this prospectus and consider these                     o    will be issued from time to time in series,
factors before making a decision to invest
in the securities.                                        o     will consist of either asset-backed
                                                                certificates or asset-backed notes,

                                                          o     will be issued by a trust or other special
         Retain this prospectus for future                      purpose entity established by the sponsor,
reference.  This prospectus may not be
used to consummate sales of securities                    o     will be backed by one or more pools of mortgage
unless accompanied by the prospectus                            loans or manufactured housing contracts held
supplement relating to the offering of the                      by the issuer, and
securities.
                                                          o     may have one or more forms of credit
                                                                enhancement, such as insurance policies or
                                                                reserve funds.


         Neither the Securities and Exchange Commission nor any state securities commission has approved of or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.





                            WACHOVIA SECURITIES, INC.

                 The date of this prospectus is August 16, 2002

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS................................................................1

RISK FACTORS.........................................................................4

THE SPONSOR..........................................................................7

USE OF PROCEEDS......................................................................7

DESCRIPTION OF THE SECURITIES........................................................7

   PAYMENTS OF INTEREST..............................................................8
   PAYMENTS OF PRINCIPAL.............................................................8
   FINAL SCHEDULED DISTRIBUTION DATE.................................................8
   OPTIONAL REDEMPTION, PURCHASE OR TERMINATION......................................8
   MANDATORY TERMINATION; AUCTION SALE...............................................9
   DEFEASANCE........................................................................9
   WEIGHTED AVERAGE LIFE OF THE SECURITIES...........................................9
   FORM OF SECURITIES...............................................................10

THE TRUST FUNDS.....................................................................13

   THE MORTGAGE LOANS...............................................................14
   THE CONTRACTS....................................................................17
   PRIVATE SECURITIES...............................................................19
   ACCOUNTS.........................................................................20
   COLLECTION AND DISTRIBUTION ACCOUNTS.............................................21
   PRE-FUNDING ACCOUNT..............................................................21

CREDIT ENHANCEMENT..................................................................21

   SUBORDINATE SECURITIES...........................................................22
   INSURANCE........................................................................22
   RESERVE FUNDS....................................................................23
   MINIMUM PRINCIPAL PAYMENT AGREEMENT..............................................23
   DEPOSIT AGREEMENT................................................................23
   DERIVATIVE CONTRACTS.............................................................23

SERVICING...........................................................................23

   COLLECTION PROCEDURES; ESCROW ACCOUNTS...........................................24
   DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT..........................24
   ADVANCES AND LIMITATIONS THEREON.................................................26
   MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES.................26
   REALIZATION UPON DEFAULTED MORTGAGE LOANS........................................27
   ENFORCEMENT OF DUE-ON-SALE CLAUSES...............................................28
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES...................................28
   EVIDENCE AS TO COMPLIANCE........................................................29
   MATTERS REGARDING THE SERVICER...................................................29

THE AGREEMENTS......................................................................30

   ASSIGNMENT OF PRIMARY ASSETS.....................................................30
   REPORTS TO HOLDERS...............................................................32
   EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT..................................33



   THE TRUSTEE......................................................................34
   DUTIES OF THE TRUSTEE............................................................35
   RESIGNATION OF TRUSTEE...........................................................35
   AMENDMENT OF AGREEMENT...........................................................35
   VOTING RIGHTS....................................................................35
   LIST OF HOLDERS..................................................................36
   REMIC ADMINISTRATOR..............................................................36
   TERMINATION......................................................................36

LEGAL ASPECTS OF LOANS..............................................................36

   MORTGAGE LOANS...................................................................36
   CONTRACTS........................................................................42
   SECURITY INTERESTS IN THE MANUFACTURED HOMES.....................................43
   ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES..........................45
   CONSUMER PROTECTION LAWS.........................................................45
   TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES.........45
   APPLICABILITY OF USURY LAWS......................................................46
   FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS................................46
   SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940..................................46

MATERIAL FEDERAL INCOME TAX CONSEQUENCES............................................47

   GRANTOR TRUST SECURITIES.........................................................48
   REMIC SECURITIES.................................................................49
   DEBT SECURITIES..................................................................56
   PARTNERSHIP INTERESTS............................................................57
   FASIT SECURITIES.................................................................59
   DISCOUNT AND PREMIUM.............................................................61
   BACKUP WITHHOLDING...............................................................64
   FOREIGN INVESTORS................................................................65

STATE TAX CONSIDERATIONS............................................................66

ERISA CONSIDERATIONS................................................................66

   CERTIFICATES.....................................................................67
   NOTES............................................................................69
   CONSULTATION WITH COUNSEL........................................................69

LEGAL INVESTMENT....................................................................70


AVAILABLE INFORMATION...............................................................70


INCORPORATION OF DOCUMENTS BY REFERENCE.............................................70


PLAN OF DISTRIBUTION................................................................71


LEGAL MATTERS.......................................................................71


FINANCIAL INFORMATION...............................................................71

                              Summary of Prospectus

              This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.

The Sponsor

         Residential Asset Funding Corporation will act as the sponsor of the issuers, meaning that it will establish the issuers and cause them to issue the securities. The principal executive address of the sponsor are located at 301 South College Street, Charlotte, North Carolina 28202-6001, telephone no. (714) 373-6611.

Securities Offered

         Each class of securities will consist of one or more classes of ownership securities or debt securities. Ownership securities represent beneficial ownership interests in the assets held by the issuer. Ownership securities will be issued in the form of certificates. Debt securities represent indebtedness secured by the assets of the issuer. Debt securities will be issued in the form of notes.

         Each series of securities will be issued in one or more classes, one or more of which may be classes of:

o        fixed-rate securities,

o        adjustable-rate securities,

o        compound-interest or accrual securities,

o        planned-amortization-class securities,

o        principal-only securities,

o        interest-only securities,

o        participating securities,

o        senior securities, or

o        subordinated securities.

         The interest rate, principal balance, notional balance, minimum denomination and form of each class of securities will be described in the accompanying prospectus supplement. The securities will be available in either fully registered or book-entry form, as described in the accompanying prospectus supplement.

The Loans

         Each issuer will hold one or more pools of loans, which may include:

o mortgage loans or manufactured housing contracts secured by one-to-four family residential properties and/or manufactured homes,

o mortgage loans secured by security interests in shares issued by private, non-profit cooperative housing corporations,

o        mortgage loans secured by junior liens on the mortgaged properties,

o mortgage loans with loan-to-value ratios in excess of the appraised value of the mortgaged property,

o        home improvement retail installment contracts,

o        revolving home equity lines of credit, and

o        private securities backed by mortgage loans or contracts.

         The sponsor will direct the issuer to acquire the loans from affiliated originators, unaffiliated originators or warehouse trusts created by the sponsor or an affiliate to finance the origination of loans.

Distributions on the Securities

         Owners of securities will be entitled to receive payments in the manner described in the accompanying prospectus supplement, which will specify:

o whether distributions will be made monthly, quarterly, semi-annually or at other intervals and dates,

o the amount allocable to payments of principal and interest on any distribution date, and

o whether distributions will be made on a pro rata, random lot, or other basis.

Credit Enhancement

         A series of securities, or classes within a series, may have the benefit of one or more types of credit enhancement, including:

o the use of excess interest to cover losses and to create over-collateralization,

o the subordination of distributions on the lower classes to the distributions on more senior classes,

o the allocation of losses on the underlying loans to the lower classes, and

o the use of cross support, reserve funds, financial guarantee insurance policies, guarantees and letters of credit.

         The protection against losses afforded by any credit enhancement will be limited in the manner described in the accompanying prospectus supplement.

Redemption or Repurchase of Securities

         One or more classes of securities may be redeemed or repurchased in whole or in part at the times described in the prospectus supplement and at a price at least equal to the amount necessary to pay all principal and interest on the redeemed classes.

Legal Investment

         The accompanying prospectus supplement will state whether or not the securities will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Limitations

         Employee benefit plans should carefully review with their own legal advisors whether the purchase or holding of the securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

Federal Income Tax Consequences

         Each class of securities offered by this prospectus and the accompanying prospectus supplement will constitute one of the following for federal income tax purposes:

o        interests in a trust treated as a grantor trust,

o "regular interests" or "residual interests" in a trust treated as one or more "real estate mortgage investment conduits",

o        debt issued by the issuer,

o        interests in an issuer which is treated as a partnership, or

o "regular interests", "high-yield interests" or "ownership interests" in a trust treated as one or more "financial asset securitization investment trusts".

Ratings

         The securities offered by this prospectus and the accompanying prospectus supplement will be rated at the time of issuance in one of the four highest rating categories by at least one statistical rating organization.

                                  Risk Factors

         You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

Your investment in any security may be an illiquid investment; you should be prepared to hold your security to maturity.

         A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. We neither expect to list the securities on any securities exchange nor to have the securities quoted in the automated quotation system of a registered securities association.

         Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

The assets of the trust fund will be limited and, if the assets become insufficient to service the securities, losses may result.

         The securities will be payable solely from the assets of the trust fund. Neither the sponsor nor any other person will be obligated to make payments to the security holders, except to the extent of any credit enhancement as specifically provided in the prospectus supplement. Consequently, security holders must rely solely upon payments from the trust fund for the payment of principal and interest on the securities.

As a result of prepayment on the loans or early redemption of the securities, you could be fully paid significantly earlier than would otherwise be the case, which may adversely affect the yield to maturity on your securities.

         The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The yield to maturity on interest-only securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the loans.

         The underlying loans may be prepaid in full or in part at any time, although prepayment may require the borrower to pay of a prepayment penalty or premium. These penalties will generally not be property of the issuer, and will not be available to fund distributions owing to you. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust fund will experience.

         Prepayments may result from mandatory prepayments relating to unused monies held in pre-funding accounts, voluntary early payments by borrowers, including payments in connection with refinancings, sales of mortgaged properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from the issuer of loans or the payment of substitution adjustments will have the same effect on the securities as a prepayment of the loans.

         One or more classes of securities of any series may be subject to optional or mandatory redemption or auction sale in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the underlying loans or the securities is less than a specified amount. You will bear the risk of reinvesting unscheduled distributions resulting from redemption.

         Any of the foregoing principal prepayments may adversely affect the yield to maturity of the prepaid securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these prepayments at a yield equaling or exceeding the yield on your securities.

Credit enhancement, even if provided, will in any event be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.

         Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the underlying loans and, in most cases, will reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Generally, credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

Property values may decline, leading to higher losses on the loans.

         An investment in the securities, which are backed by residential real estate loans, may be affected by a decline in real estate values. A decline could be caused by a general decline in the real estate market, the borrower's failure to maintain the property or a natural disaster, among other things. If property values were to decline, the rates of delinquencies and foreclosures may rise, thereby increasing the likelihood of loss. If these losses are not covered by any credit enhancement, you will bear all risk of these losses and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted loans.

Foreclosure of mortgaged properties involves delays and expense and could cause losses on the loans.

         Even if the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The servicer will be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, which will reduce the amount of the net recovery by the trust.

Environmental conditions on the mortgaged property may give rise to liability for the issuer.

         Real property pledged as security to a lender may be subject to environmental risks which could cause losses on your securities. Under the laws of some states, contamination of a mortgaged property may give rise to a lien on the mortgaged property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against the property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also will increase its risk of environmental liability upon the foreclosure of the mortgaged property, since the lender may then become the legal owner of the property.

State and federal credit protection laws may limit collection of principal and interest on the loans.

         Residential mortgage lending is highly regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuer, as the owner of the loan, to damages and administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

The Soldiers' and Sailors' Civil Relief Act may limit the ability to collect on the loans.

         The terms of the Soldiers' and Sailors' Civil Relief Act of 1940, or similar state legislation, benefit mortgagors who enter military service after the origination of his or her loan, including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty. These mortgagors may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The implementation of the Soldiers' and Sailors' Civil Relief Act could have an adverse effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these loans.

         In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on loans during the mortgagor's period of active duty status. Thus, in the event that these loans go into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Ratings are not recommendations; the ratings assigned to your securities may be lowered or withdrawn.

         Each series of securities will be rated in one of the four highest rating categories by the rating agency. Any rating would be based on, among other things, the adequacy of the value of the assets and any credit enhancement. A rating is not a recommendation to purchase, hold or sell securities, because as it does not address market price or suitability for a particular investor.

         The ratings assigned to the securities will be based on, among other things, the adequacy of the value of the trust fund and any credit enhancement. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt.

ERISA may restrict the acquisition, ownership and disposition of securities.

         Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of benefit plans. Due to the complexity of regulations that govern benefit plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of securities.

                                   The Sponsor

         The sponsor, Residential Asset Funding Corporation, was incorporated in the State of North Carolina. in December 1997, and is a wholly-owned subsidiary of Wachovia Bank, National Association, a national banking association with its headquarters in Charlotte, North Carolina. The sponsor's principal executive offices are located at One Wachovia Center, 301 S. College Street, Charlotte, North Carolina 28288. Its telephone number is (704) 590-6161.

                                 Use of Proceeds

         The net proceeds from the sale of each series of securities will be applied to one or more of the following purposes: to acquire the primary assets, to repay indebtedness which has been incurred to obtain funds to acquire the primary assets, to establish any reserve funds described in the prospectus supplement and to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement, if any. The acquisition of the primary assets for a series may be effected by an exchange of securities with the seller of the primary assets. The seller may agree to reimburse the sponsor for fees and expenses of the sponsor incurred in connection with the offering of the securities.

                          Description of the Securities

         The sponsor may offer from time to time the securities, which may be asset-backed notes or certificates, in one or more series.

         The certificates of a series will evidence undivided interests in assets deposited into a trust fund. The notes of a series will represent indebtedness secured by the trust fund. A series may consist of both notes and certificates.

         Each series of securities will consist of one or more classes of securities, one or more of which may be compound interest securities, variable interest securities, pac securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinate securities.

         If a series includes multiple classes, the amount, percentage and timing of distributions of principal, interest or both to each class may vary and one or more classes' right to distributions of principal, interest or both may be subordinated to other classes. The primary assets and other assets comprising the trust fund may be divided into one or more groups and one or more classes may evidence beneficial ownership of or be secured by the corresponding group.

         The trustee, or a paying agent on its behalf, will make payments of principal of and interest on the securities. Interest on and principal of the securities of a series will be payable on each distribution date at the times, at the rates, in the amounts and in the order of priority described in the prospectus supplement. Payments will be made by check mailed to holders of record at their addresses appearing on the security register. Payments may be made, however, by wire transfer, at the expense of the holder requesting payment by wire transfer, in circumstances described in the prospectus supplement. Final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. The trustee will mail notice of the final payment on a security to the holder of the security before the distribution date on which the trustee expects to make the final principal payment.

Payments of Interest

         The interest-bearing securities of each class will bear interest from the date and at the rate per annum specified, or calculated in the method described in, the prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans and/or as prepayments occur on the loans. Principal-only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

Payments of Principal

         On each distribution date for a series, principal payments will be made to the holders of the securities of the series on which principal is then payable, as described in the prospectus supplement. Principal payments will be allocated among the classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

         The rate of principal payments of each class may depend principally upon the rate of payment, including prepayments, on the primary assets. A rate of prepayment lower or higher than anticipated will affect the yield on the securities of a series in the manner described under "--Weighted Average Life of the Securities." Under limited circumstances, a series of securities may be subject to termination or redemption. See "--Optional Redemption, Purchase or Termination" below.

Final Scheduled Distribution Date

         The final scheduled distribution date on each class of securities is the date no later than which the principal balance is expected to be reduced to zero, calculated on the basis of the assumptions described in the prospectus supplement. The final scheduled distribution date will be specified in the prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

         Furthermore, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience of a series. See "--Weighted Average Life of the Securities" below.

Optional Redemption, Purchase or Termination

         One or more classes of securities of any series may be subject to optional redemption or repurchase, in whole or in part, on any distribution date by the seller, servicer or credit enhancer or an affiliate thereof. Redemption or repurchase may occur on or after a specified date, or on or after the time as the aggregate outstanding principal amount of the securities or primary assets, is less than a percentage not to exceed 20% of the initial aggregate principal balance of the securities or primary assets. The redemption, purchase or repurchase price may not be less than an amount necessary to pay all principal and interest on the securities outstanding. If we have made a REMIC election, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under section 860F of the Internal Revenue Code. The risk of reinvesting unscheduled distributions resulting form prepayments of the securities will be borne by the holders. Neither the trust nor the holders will have any continuing liability under an optional redemption or repurchase.

Mandatory Termination; Auction Sale

         The trustee, the servicer or the seller may be required to effect early retirement of a series of securities by auction sale. Within a period following the failure of the holder of the optional termination right to exercise its right, the required party shall solicit bids for the purchase of all primary assets remaining in the trust. In the event that satisfactory bids are received, the net sale proceeds will be distributed to holders in the same order of priority as collections on the loans. A satisfactory bid will not be less than an amount necessary to pay all principal and interest on the notes. If satisfactory bids are not received, the required party shall decline to sell the loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the loans. The sale and consequent termination of the trust must constitute a "qualified liquidation" of each REMIC.

Defeasance

         The indenture may provide that a trust fund may be discharged through defeasance. In a defeasance, a party will deposit with the trustee money and/or direct obligations of or obligations guaranteed by the United States of America which will provide money in an amount sufficient to pay each installment of interest and, on the final scheduled distribution date, principal on the notes. In the event of any defeasance and discharge of notes, note holders would be able to look only to the deposited money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Weighted Average Life of the Securities

         "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under primary assets included in the trust fund for a series is paid. Repayment may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans or underlying loans relating to the private securities, as applicable, included in the trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the mortgage loans or underlying loans either from time to time or over the lives of the loans.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans. If any loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments.

Form of Securities

         The securities in each series will either be issued as physical certificates or in book-entry form. Physical certificates in fully registered form will be transferable and exchangeable at the corporate trust office of the registrar of the securities named in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other government charge.

         Securities issued in book-entry form may be held either through the Depository Trust Company (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if the investors are participants of such systems, or indirectly through participants in such systems. Securities issued in book-entry form will be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Under a book-entry format, holders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of the securities registered in the name of Cede & Co., as nominee of DTC, may do so only through participants and indirect participants. In addition, the holders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Under a book-entry format, holders will receive payments after each distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each distribution date, DTC will forward payments to its participants, which thereafter will be required to forward payments to indirect participants or holders. Unless and until physical securities are issued, it is anticipated that the only holder will be Cede & Co., as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as holders under the agreements. The beneficial holders will only be permitted to exercise the rights of holders under the agreements indirectly through DTC and its participants who in turn will exercise their rights through DTC.

         DTC is required to make book-entry transfers of securities among participants and is required to receive and transmit payments of principal of and interest on the securities. Participants and indirect participants with which holders have securities accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective holders. Accordingly, although holders will not process securities, the rules provide a mechanism by which holders will receive distributions and will be able to transfer their interests.

         Unless and until physical certificates are issued, holders who are not participants may transfer ownership of securities only through participants by instructing participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of securities, which account is maintained with their respective participants. In accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing holders.

         Cross-market transfers between DTC, on the one hand, and, directly or indirectly through Euroclear or Clearstream, or their respective participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for immediately available funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

         Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a security from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the DTC settlement date and the credit of any transaction in interests in a security settled during the processing day will be reported to the relevant Euroclear or Clearstream, Luxembourg participant on that day. Cash received by Euroclear or Clearstream, Luxembourg as a result of sales of securities by or through a Euroclear or Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a holder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise act as the owner of the securities may be limited due to the lack of a physical certificate.

         DTC in general advises that it will take any action permitted to be taken by a holder under an agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, DTC in general advises that it will take actions on behalf of specified percentages of the holders only at the direction of participants whose holdings include current principal amounts of outstanding securities that satisfy the specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding securities to the extent that actions are taken on behalf of participants whose holdings include current principal amounts of outstanding securities.

         Clearstream, Luxembourg (formerly known as Cedelbank, societe anonyme or Cedel) is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream,m Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 28 currencies, including United States dollars. Clearstream, Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. Clearstream, Luxembourg is regulated as a bank by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the workd, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need of physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium Office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts maintained with the Euroclear operator, not the Cooperative. The Cooperative established policy for the Euroclear system on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Any securities initially registered as physical certificates in the name of Cede & Co., as nominee of DTC, will be issued in fully registered, certificated form to holders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in the agreements and the prospectus supplement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities representing the securities and instruction for re-registration, the trustee will take the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of physical certificates as holders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to holders. The final distribution of any security, whether physical certificates or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the securities on the final distribution date at the office or agency specified in the notice of final payment to holders.

                                 The Trust Funds

         Each trust fund will include assets originated or acquired by the seller or sellers specified in the prospectus supplement composed of:

         o primary assets, which may include one or more pools of (1) mortgage loans that are secured by mortgages or deeds of trust on residential properties, (2) manufactured housing conditional sale contracts and installment agreements that are secured by manufactured homes, and (3) securities backed or secured by loans,

         o all monies due on the loans net, if and as provided in the prospectus supplement, of amounts payable to the servicer of the loans,

         o funds on deposit in any pre-funding and capitalized interest accounts,

         o reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support,

         o any mortgaged property acquired by foreclosure or deed in lieu of foreclosure or repossession,

         o        any manufactured home acquired by repossession and

         o any amount on deposit in the collection account or distribution account.

         The mortgage loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a mortgaged property, which may be subordinated to one or more senior liens on the mortgaged property. The contracts will be secured by security interests taken in the manufactured homes.

         A maximum of 5%, by initial principal balance, of the aggregate primary assets that are included in a trust fund at the closing date will deviate from the characteristics that are described in the prospectus supplement.

         The securities will be non-recourse obligations secured by the trust fund. Holders of a series of notes may only proceed against the collateral securing the notes in the case of a default and may not proceed against any assets of the sponsor or the trust fund not pledged to secure the notes.

         The primary assets for a series will be acquired by the trust fund from the seller, or may be acquired in the open market or in privately negotiated transactions. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the prospectus supplement, under a servicing agreement between the trust fund and servicer.

         "Agreement" means, as to a series of certificates, the pooling and servicing agreement or trust agreement, and as to a series of notes, the indenture and the servicing agreement, as the context requires.

         A trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement.

         Prior to the initial offering of a series of securities, the trust fund will have no assets or liabilities. We do not expect any trust fund to engage in any activities other than acquiring, managing and holding the trust assets and the proceeds thereof, issuing securities and making distributions thereon. No trust fund will have any significant source of capital other than its assets and any credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of mortgage loans, contracts and private securities. Some of the loans may be delinquent, although the loans that are delinquent as of the cut-off date will not exceed 20% of the initial aggregate principal balance of the primary assets for that series. The following is a brief description of the loans we expect to be include as trust property.

The Mortgage Loans

         Mortgage Loans. The primary assets for a series may consist, in whole or in part, of mortgage loans secured by mortgages on one- to four-family residential housing, including condominium units and cooperative dwellings which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the prospectus supplement.

         The mortgage loans may be either "closed-end" loans, which do not permit the borrower to obtain the proceeds of future advances, or "open-end" loans structured as lines of credit, which permit the borrower, subject to a maximum dollar amount, to obtain more than one advance of proceeds. The mortgage loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the mortgage loans included in the trust for a series of securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or "Rule of 78s" method. When a full principal prepayment is paid on a mortgage loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of prepayment, at a daily interest rate that is applied to the principal amount of the mortgage loan so prepaid.

         Payment Terms. The payment terms of the mortgage loans to be included in a trust for a series will be described in the prospectus supplement and may include any of the following features of combinations thereof or other features described in the prospectus supplement:

         o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under specified circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from and adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for periods and under circumstances specified in the prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time of for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

         o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

         o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for specified periods. Some mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or transfer of the mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

         Amortization of the Mortgage Loans. The mortgage loans will provide for payments that are allocated to principal and interest according to either the actuarial method, the simple interest method or the "Rule of 78s" method. The prospectus supplement will state whether any of the mortgage loans will provide for deferred interest or negative amortization.

         An actuarial mortgage loan provides for payments in level monthly installments except, in the case of a balloon loan, the final payment, consisting of interest equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with the remainder of the payment applied to principal.

         A simple interest mortgage loan provides for the amortization of the amount financed under the mortgage loan over a series of equal monthly payments except, in the case of a balloon loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan being multiplied by the stated loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if the payment is made on its scheduled due date.

         Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

         Some mortgage loans may be insured under the Federal Housing Authority Title I credit insurance program created under sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I program, the Federal Housing Authority is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I program operates as a coinsurance program in which the Federal Housing Authority insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's Federal Housing Authority insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The mortgaged properties will include single family property, which is one-to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         The prospectus supplement will specify whether or not mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of mortgage loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either (1) the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records. To the extent specified in the prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes.

         The initial combined loan-to-value ratio of a mortgage loan is computed in the manner described in the prospectus supplement, taking into account the amounts of any senior loans.

         Additional Information. The selection criteria for the mortgage loans, including loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

         The trust fund may include mortgage loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The trust fund may include mortgage loans that do not have a specified stated maturity.

         The prospectus supplement for a series for which the primary assets include mortgage loans will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

         o        the aggregate unpaid principal balance;

         o the range and weighted average loan rate, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

         o        the range and average outstanding principal balance;

         o the weighted average original and remaining term-to-stated maturity and the range of original and remaining terms-to-stated maturity, if applicable;

         o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios;

         o the percentage of mortgage loans that accrue interest at adjustable or fixed interest rates;

         o        the geographic distribution of the mortgaged properties;

         o the percentage of mortgage loans that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

         o        the lien priority;

         o        year of origination; and

         o the delinquency status, including the duration and history of delinquencies and the percentage of delinquent mortgage loans.

         The prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans for a series.

The Contracts

         Contracts. Each pool of contracts in a trust fund will consist of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the seller. Each contract will be secured by manufactured homes, each of which will be located in any of the fifty states or the District of Columbia. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate. The seller of the contracts may retain a portion of the interest payments, called a "fixed retained yield." If the seller retains a fixed retained yield, the trust will be entitled to payments on the contracts after payment of the fixed retained yield.

         Manufactured homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the contract.

         Additional Information. The prospectus supplement for a series for which the primary assets include contracts will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

         o        the initial aggregate principal balance;

         o        the range of original terms to maturity;

         o        the weighted average remaining term to stated maturity;

         o        the earliest and latest origination dates;

         o        the range of contract rates and net contract rates;

         o        the weighted average net contract rate;

         o        the geographic distribution of manufactured homes;

         o the percentage of any contracts which are secured by manufactured homes which have become permanently affixed to real estate;

         o the percentage of the contracts representing the refinancing of existing indebtedness;

         o        the range of loan-to-value ratios and

         o the highest outstanding principal balance at origination of any contract.

         The contracts in a trust fund will generally have monthly payments due on the first of each month and will be fully-amortizing contracts. Contracts may have due dates which occur on a date other than the first of each month. The contract pools may include adjustable rate contracts that provide for payment adjustments to be made less frequently than adjustments in the contract rates. Each adjustment in the contract rate which is not made at the time of a corresponding adjustment in payments, and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor, will result in a change in the rate of amortization of the contract. Moreover, payment adjustments on the contracts may be subject to limitations, as specified in the prospectus supplement, which may also affect the rate of amortization on the contract. As a result, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the contract. In any such month, no principal would be payable on the contract, and if the accrued interest exceeded the scheduled monthly payment, the excess interest due would become "deferred interest that is added to the principal balance of the contract. Deferred interest will bear interest at the contract rate until paid. If the limitations prevent the payments from being sufficient to amortize fully the contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on the stated maturity date.

Private Securities

         Primary assets for a series may consist, in whole or in part, of "private securities" which include pass-through certificates representing beneficial interests in underlying loans of the type that would otherwise be eligible to be loans or collateralized obligations secured by underlying loans. Private securities may have previously been offered to the public and not purchased as part of the original distribution or may be acquired in a private transaction. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and private securities themselves will not be so insured or guaranteed.

         Private securities will have been issued under a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into the underlying agreement with the underlying trustee. The underlying trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer directly or by one or more sub-servicers who may be subject to the supervision of the underlying servicer.

         The sponsor of the private securities will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to trusts, and selling beneficial interests in trusts. The underlying sponsor may be an affiliate of the sponsor. The obligations of the underlying sponsor will generally be limited to representations and warranties as to the assets conveyed by it to the trust. Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private securities on the dates specified in the prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the underlying trustee or the underlying servicer. The underlying sponsor or the underlying servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the prospectus supplement.

         The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Underlying loans will be secured by mortgages on mortgaged properties.

         Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the underlying agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the rating agency that rated the private securities.

         Additional Information. The prospectus supplement for a series for which the primary assets include private securities will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

         o        the aggregate approximate principal amount and type;

         o        the maximum original term-to-stated maturity;

         o        the weighted average term-to-stated maturity;

         o        the pass-through or certificate rate or ranges thereof;

         o the underlying sponsor, the underlying servicer and the underlying trustee;

         o characteristics of credit support relating to the underlying loans or to the private securities;

         o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities;

         o the terms on which underlying loans may be substituted for those originally underlying the private securities;

         and, as to the underlying loans, the following:

         o the payment features, including whether the underlying loans are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

         o the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity;

         o        the servicing fee or range of servicing fees;

         o        the minimum and maximum stated maturities at origination;

         o        the lien priority; and

         o        the delinquency status and year of origination.

Accounts

         Each trust fund will include one or more accounts. Each account will either be an account maintained at a depository institution, the long-term unsecured debt obligations of which are satisfactory to each rating agency or an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each rating agency.

         The trustee may invest the funds in the accounts in eligible investments maturing, with exceptions, not later than the day preceding the date funds are due to be distributed. Eligible investments include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agencies rating the securities.

Collection and Distribution Accounts

         A separate collection account will be established in the name of the trustee for receipt of all amounts received from the primary assets. Amounts on deposit in the collection account and amounts available from any credit enhancement will be deposited in a distribution account, which will also be established in the name of the trustee, for distribution to the holders.

Pre-Funding Account

         A trust fund may include a "pre-funding account." On the closing date, the "pre-funded amount," which is a portion of the proceeds of the sale of the securities of a series, will be deposited in the pre-funding account and may be used to acquire additional primary assets during a specified "pre-funding period." If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, it will be applied in the manner specified in the prospectus supplement to prepay the notes and/or the certificates of the applicable series.

         If a pre-funding account is established:

         o the pre-funding period will not exceed 1 year from the closing date,

         o the additional primary assets to be acquired during the pre-funding period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the primary assets included in the trust fund on the closing date, subject to the exceptions stated in the prospectus supplement,

         o the pre-funding amount will not exceed 50% of the principal amount of the securities issued and

         o prior to the investment of the pre-funded amount in additional primary assets, the pre-funded amount will be invested in one or more eligible investments.

         If a pre-funding account is established, a "capitalized interest account" may be established and maintained with the trustee. On the closing date, funds will be deposited in the capitalized interest account and used to fund any shortfall in the interest accrued on the securities and fees or expenses during the pre-funding period. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary to fund any shortfall will be distributed to the person specified in the prospectus supplement.

         If a trust fund includes a pre-funding account and the principal balance of additional primary assets delivered to the trust fund during the pre-funding period is less than the original pre-funded amount, the securityholders will receive a prepayment of principal to the extent described in the prospectus supplement. Any principal prepayment may adversely affect the yield to maturity of the applicable securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest a prepayment at yields equaling or exceeding the yields on the securities. It is possible that the yield on any reinvestment will be lower, and may be significantly lower, than the yield on the securities.

                               Credit Enhancement

         The sponsor may obtain credit enhancement, which may include an irrevocable letter of credit, surety bond or insurance policy, issue subordinate securities or obtain any other form of credit enhancement or combination thereof in favor of the trustee on behalf of the holders of a series or designated classes of a series from an institution or by other means. The credit enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions described in the prospectus supplement. Credit enhancement for a series may include one or more of the following forms, or another form specified in the prospectus supplement. Credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinate Securities

         Credit enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series.

Insurance

         Credit enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets.

         Pool Insurance Policy. The pool insurance policy will cover, subject to the limitations described in a prospectus supplement, losses resulting from defaults, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy.

         Special Hazard Insurance Policy. A special hazard insurance policy typically provides that, where there has been damage to mortgaged property securing a defaulted or foreclosed mortgage loan or the manufactured home underlying a contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the mortgaged property or manufactured home or (2) upon transfer of the mortgaged property or manufactured home to the special hazard insurer, the unpaid principal balance of the loan at the time of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be correspondingly reduced, less any net proceeds from the sale of the mortgaged property or manufactured home. Any amount paid as the cost of repair of a mortgaged property or manufactured home will reduce coverage by the amount paid. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, except under specified circumstances, nuclear reaction, if the mortgaged property is in a federally designated flood area, flood, chemical contamination and related other risks.

         Restoration of the mortgaged property or replacement of the manufactured home with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the mortgaged property be restored or manufactured home replaced before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan. The payment described under (2) above will render unnecessary presentation of a claim for the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the loan plus accrued interest and expenses will not affect the total insurance proceeds paid to security holders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property or manufactured home at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to the assigned value, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the assigned value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of the Loans." The sponsor may obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the federal bankruptcy code. The bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by a bankruptcy court of the principal amount of a loan and will cover unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

         The sponsor may deposit into one or more funds to be established with the trustee as part of the trust fund or for the benefit of any credit enhancer, cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series. In the alternative or in addition to an initial deposit, a reserve fund may be funded over time through application of all or a portion of the excess cash flow from the primary assets, to the extent described in the prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any credit enhancer or for any other purpose.

         The trustee will invest amounts deposited in a reserve fund in eligible investments.

Minimum Principal Payment Agreement

         The sponsor may enter into a minimum principal payment agreement with an entity specified in the prospectus supplement. The entity would provide payments on the securities of a series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets are not sufficient to make payments on the securities.

Deposit Agreement

         The sponsor and the trustee for a series may enter into a deposit agreement with the entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that it, together with income thereon, can be applied to future distributions on one or more classes of securities.

Derivative Contracts

         A trust may hold an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. These derivative contracts may provide the trust with additional amounts which will be available to pay interest on the securities, to build up overcollateralization, or both.

                                    Servicing

         The following summaries describe material provisions in the servicing agreements common to each series of securities. The summaries do not purport to be complete and are subject to and qualified by reference to the provisions of the servicing agreements and the prospectus supplements. Where particular provisions or terms used in the servicing agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

Collection Procedures; Escrow Accounts

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the servicing agreement and any credit enhancement, follow the collection procedures that it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge on a loan and to the extent provided in the servicing agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the scheduled payments are due on the loan.

         The servicer, to the extent permitted by law and required by the underlying loan documents, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the mortgaged property or manufactured home and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

         The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. The servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         The servicer will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the cut-off date but received by the servicer on or before the closing date. Thereafter, the servicer will, within two business days after receipt, the deposit into the collection account the following:

         o All payments on account of principal, including prepayments, on the primary assets;

         o All payments on account of interest on the primary assets after deducting, if permitted by the servicing agreement, the servicing fee;

         o All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than liquidation proceeds, which are amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise under law, exclusive of, if permitted by the servicing agreement, the servicing fee;

         o All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the obligor;

         o        All amounts from any reserve fund;

         o        All advances made by the servicer; and

         o All repurchase prices of any primary assets repurchased by the sponsor, the servicer or the seller.

         The servicer may be permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

         o to reimburse itself for advances made by it; the servicer's right to reimburse itself is limited to amounts received from particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the mortgaged property or manufactured home, which represent late recoveries of scheduled payments respecting which any advance was made;

         o to the extent provided in the servicing agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from late recoveries or proceeds from the particular loan;

         o to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged mortgaged property or manufactured home and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after reimbursement exceed the outstanding principal balance of the loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the loan;

         o in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the servicing agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the servicing agreement;

         o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it;

         o to pay to the applicable person with respect to each "REO property," a primary asset or mortgaged property acquired through or in lieu of foreclosure acquired in respect thereof that has been repurchased or removed from the trust fund by the sponsor, the servicer or the seller, all amounts received thereon and not distributed as of the date on which the repurchase price was determined;

         o to make payments to the trustee for deposit into the distribution account, if any, or for remittance to the holders in the amounts and in the manner provided for in the servicing agreement; and

         o        to clear and terminate the collection account.

         In addition, the servicer may withdraw at any time from the collection account any amount inadvertently deposited in the collection account.

Advances and Limitations Thereon

         The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer will be obligated to make advances, and the obligation may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the prospectus supplement.

Maintenance of Insurance Policies and other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance. The prospectus supplement will specify the extent to which the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the mortgaged property or manufactured home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the mortgaged property or manufactured home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover mortgaged properties and manufactured homes located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of common kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a mortgaged property securing a mortgage loan is located in a flood area identified by the Department of Housing and Urban Development under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the mortgaged property, to the extent available.

         The standard hazard insurance policies covering mortgaged properties securing mortgage loans or manufactured home securing a contract typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the mortgaged property or manufactured home, including the improvements on any mortgaged property or manufactured home, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(1) the actual cash value, which is the replacement cost less physical depreciation, of the mortgaged property or manufactured home, including the improvements, if any, damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the mortgaged property or manufactured home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans and manufactured homes declines as the principal balances owing thereon decrease, and since the value of the mortgaged properties or manufactured home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected mortgaged property or manufactured home.

         Generally, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the loan. The servicer may also maintain on REO property that secured a defaulted mortgage loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property, other than under any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

         In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit in the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Mortgage Loans

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties or the manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure, repossession or other conversion, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the mortgaged property or manufactured home unless it determines that (1) the restoration, repossession or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (2) its expenses will be recoverable either through liquidation proceeds or the proceeds of insurance. In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within two years after the acquisition of the mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the sponsor will be required to do so.

         The servicer may arrange with the obligor on a defaulted loan a modification of the loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions in the servicing agreement.

Enforcement of Due-On-Sale Clauses

         When any mortgaged property is about to be conveyed by the obligor, the servicer may, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the mortgage loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the mortgaged property has been or is about to be conveyed, under which the assuming person becomes liable under the mortgage loan and under which the original obligor is released from liability and the assuming person is substituted as the obligor and becomes liable under the mortgage loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a mortgage loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         The servicer will be entitled to a periodic servicing fee as servicing compensation in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable, as specified in the prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of mortgaged property in connection with defaulted mortgage loans or manufactured homes in connection with a defaulted contract, as will be further specified in the prospectus supplement,.

         The servicer may pay expenses incurred in connection with the servicing of the mortgage loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to holders.

         When an obligor makes a principal prepayment in full between due dates on the loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee for a month, a shortfall to holders may occur.

         The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The holders will suffer no loss by reason of reimbursement of expenses if expenses are covered under insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other credit enhancement. The servicer is generally also entitled to reimbursement from the collection account for advances.

         The prospectus supplement will describe the priority of the servicer's right, which is typically senior in priority, to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, with respect to the rights of the holders.

Evidence as to Compliance

         Each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that it has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of its examination, it is of the opinion that the servicing has been conducted in compliance with the servicing agreement, except for any exceptions that it believes to be immaterial and any other exceptions identified in the statement.

         The servicer for each series will also provide to the trustee an annual statement to the effect that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding calendar year.

Matters Regarding the Servicer

         The servicer for each series will be identified in the prospectus supplement. The servicer may be an affiliate of the sponsor and may have other business relationships with the sponsor and its affiliates.

         If an event of default occurs under a servicing agreement, the servicer may be replaced by the trustee or a successor servicer. These events of default and the rights of the trustee upon a default under the servicing agreement will be substantially similar to those described under "The Agreements-- Events of Default; Rights Upon Events of Default-- Servicing Agreement."

         The servicing agreement will specify the circumstances under which the servicer may assign its rights and delegate its duties and obligations thereunder for each series, which generally will require that the successor servicer accepting the assignment or delegation:

         o        services similar loans in the ordinary course of its business;

         o        is reasonably satisfactory to the trustee;

         o        has a net worth of not less than a minimum amount;

         o would not cause the securities to be qualified, downgraded or withdrawn and

         o executes and delivers to the trustee an agreement under which it assumes the obligations to act as servicer.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the above criteria. However, the assigning servicer will remain liable for the servicing obligations under the servicing agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the servicing agreement provided that the successor or surviving entity meets the above requirements for a successor servicer.

         The servicer, and its directors, officers, employees and agents, will not be responsible for any action taken or for failing to take any action in good faith under the servicing agreement, or for errors in judgment. However, neither the servicer nor its directors, officers, employees and agents will be protected against any breach of warranty or representations or the failure to perform its obligations in compliance with the specified standard of care, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties. Each servicing agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the servicer may be entitled to be reimbursed for the legal expenses and costs of the action out of the collection account.

                                 The Agreements

         The following summaries describe the material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

         At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the trust fund all right, title and interest of the seller in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the prospectus supplement, except for any interests in the trust fund retained by the seller, the sponsor or its affiliate. The trustee will, concurrently with the assignment, execute and deliver the securities.

         Assignment of Mortgage Loans. The seller will, as to each mortgage loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original mortgage was delivered to the recording office, and an assignment of the mortgage in recordable form. The trustee or the custodian will hold these documents in trust for the benefit of these holders.

         The seller will cause assignments to the trustee of the mortgages to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required. If the seller does not cause assignments to be recorded, the agreement may require the seller to repurchase from the trustee the affected mortgage loans, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation constitutes the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         Assignment of Contracts. The seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the sponsor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of assignment, the trustee's interest in contracts could be defeated.

         Assignment of Private Securities. The sponsor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. See "The Trust Funds--Private Securities."

         Each loan will be identified in a schedule appearing as an exhibit to the agreements. The schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any; if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         Repurchase and Substitution of Non-Conforming Primary Assets. If any document required to be in the file relating to the primary assets is found by the trustee within a specified period to be defective in any material respect and the seller does not cure the defect within a specified period, the seller will repurchase the affected primary asset.

         The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. However, (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Any substitute primary asset will have, on the date of substitution,
(1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, (2) an interest rate not less than the interest rate of the deleted primary asset, (3) a remaining term-to-stated maturity not greater than that of the deleted primary asset, and will comply with all of the representations and warranties in the applicable agreement as of the date of substitution.

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

         The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of the representations and warranties in all material respects within the specified time period after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         No security holder, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the majority holders have made written request upon the trustee to institute a proceeding and have offered to the trustee reasonable indemnity, and the trustee has failed to do so within a specified period.

Reports to Holders

         The trustee or other entity specified in the prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o the amount of principal distributed to the security holders and the outstanding principal balance of the securities following the distribution;

         o the amount of interest distributed to the security holders and the current interest on the securities;

         o the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to security holders;

         o the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o the amount received from credit enhancement, and the remaining amount available under any credit enhancement;

         o        the amount of any payment delinquencies on the primary assets;
                  and

         o the book value of any primary assets or mortgaged properties acquired through or in lieu of foreclosure acquired by the trust fund.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish to each holder of record at any time during the calendar year the information specified in the agreements to enable holders to prepare their tax returns. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicing of the mortgage loans. See "Servicing --Evidence as to Compliance."

         A series of securities or one or more classes of the series may be issued in book-entry form. In that event, owners of beneficial interests in the securities will not be considered holders and will not receive the reports directly from the trustee. The trustee will forward reports only to the entity or its nominee which is the registered holder of the global certificate which evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with their practices and procedures.

Events of Default; Rights upon Event of Default

         Servicing Agreement. Events of default under each servicing agreement generally include:

         o any failure by the servicer to deposit any required amounts in the collection account, which failure continues unremedied for a specified period after the giving of written notice of the failure to the servicer,

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable servicing agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than a specified percentage of the aggregate voting rights of the securities for that series, and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         The servicing agreement will specify the circumstances under which the trustee of the holders of securities may remove the servicer upon the occurrence and continuance of an event of default thereunder relating to the servicing of loans, other than its right to recovery of other expenses and amounts advanced under the terms of the servicing agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the servicing agreement.

         In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable servicing agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee and the other servicing compensation.

         During the continuance of any event of default of a servicer, the trustee will have the right to protect and enforce the rights of the holders, and the majority holders may direct the time, method and place of conducting any proceeding for exercising any trust power. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

         Indenture. Events of default under the indenture for each series of notes may include:

         o a default in the payment of any principal or interest on any note, which continues for a specified period of time;

         o failure to perform any other covenant of the issuer in the indenture which continues for a specified period of time after notice is given;

         o any representation or warranty made by the issuer in the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within a specified period of time after notice is given; or

         o events of bankruptcy, insolvency, receivership or liquidation of the issuer.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the outstanding notes may declare the notes to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the majority holders.

         If, following an event of default with respect to any series of notes, the notes have been declared due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral and to continue to apply distributions as if there had been no acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have otherwise become due. In addition, the trustee may not sell or otherwise liquidate the collateral following an event of default other than a default in the payment of any principal or interest on any note of the series for a specified period, unless the all of the holders consent to the sale, the proceeds of the sale are sufficient to pay in full the principal and interest due on the notes or the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due, and the trustee obtains the consent of the holders of a specified amount of the notes.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a payment default, the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the holders may be less than would otherwise be the case.

         If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

         If an event of default shall occur and be continuing, the trustee will not be obligated to exercise any rights or powers under the indenture at the request of the holders, unless the holders provide security satisfactory to the trustee against the expenses and liabilities which might be incurred by it. The majority holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy or exercising any power conferred on the trustee with respect to the notes. The majority holders may waive the default, except a default in the payment of principal or interest or a default caused by a breach of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected note holders.

The Trustee

         The prospectus supplement will identify the trustee for the series. The trustee may have normal banking relationships with the sponsor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment; although the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of the Trustee

         The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any primary asset or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or the servicer under the agreement.

         The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured to it.

Resignation of Trustee

         The trustee may, upon written notice to the sponsor, resign at any time, in which event the sponsor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time (1) if the trustee ceases to be eligible to continue as a trustee under the agreement, (2) if the trustee becomes insolvent or (3) by the majority holders. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of Agreement

         Each agreement may be amended by the parties to the agreement, without notice to or consent of the holders, to correct any ambiguity or any defective provisions, to supplement any provision, or to comply with any requirements imposed by the Internal Revenue Code. Any amendment will not adversely affect in any material respect the interests of any holders.

         Each agreement may also be amended by the parties with the consent of a specified percentage of the holders, for the purpose of adding, changing or eliminating any provision of the agreement. No amendment may reduce or delay the payments on any security without the consent of the holder of the security.

Voting Rights

         The prospectus supplement will state the method of determining allocation of voting rights with respect to a series.

List of Holders

         No agreement will provide for the holding of any annual or other meeting of holders.

REMIC Administrator

         For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the sponsor.

Termination

         Pooling and Servicing Agreement; Trust Agreement. The pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts payable to them after the final payment or liquidation of the primary assets and the disposition of all foreclosure property or the sale by the trustee of the primary assets. For a description of the ways in which securities may be retired early, see "Description of the Securities--Optional Redemption, Purchase or Termination" and "--Mandatory Termination; Auction Sale."

         For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination.

         Indenture. The indenture will be discharged with respect to a series of notes upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series. See "Description of the Securities--Defeasance."

                             Legal Aspects of Loans

         The following discussion contains summaries of legal aspects of loans, which are general in nature. Because these legal aspects are to a degree governed by state law, the summaries do not purport to be complete, reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the mortgage loans are situated.

Mortgage Loans

         The mortgage loans will be represented by a note and an accompanying mortgage. The borrower is personally liable to repay the indebtedness evidenced by the mortgage loan under the note. The mortgage creates a lien on the related mortgaged property to secure the indebtedness.

         Enforcement of the Note. Under the note, the borrower is personally liable to repay the indebtedness evidenced by the mortgage loan. In some states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the note.

         Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which a deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default on a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

         Court with federal bankruptcy jurisdiction also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Some states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lender have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Tax liens arising under the Internal Revenue Code may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such as the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

         Security Interests -- Real Estate Mortgages. The mortgage loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the mortgaged property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the mortgaged property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the mortgaged property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         Foreclosure on Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property and sent to all parties having an interest of record in the mortgaged property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct warranting a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty third party purchasers have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at a foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender's investment in the mortgaged property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Rights of Redemption. In some states, after sale under a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the mortgaged property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem mortgaged property after a trustee's sale under a deed of trust.

         Junior Mortgages; Rights of Senior Mortgages. The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the mortgaged property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the mortgaged property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in any order as the mortgagee may determine. Thus, in the event improvements on the mortgaged property are damaged or destroyed by fire or other casualty, or in the event the mortgaged property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the mortgaged property and, when due, all encumbrances, charges and liens on the mortgaged property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the mortgaged property, to maintain and repair the mortgaged property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the mortgaged property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is sometimes given the right to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         Due-On-Sale Clauses in Mortgage Loans. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real mortgaged property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, with exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses in window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable if resulting from the bankruptcy proceeding.

         Enforceability of Prepayment and Late Payment Fees. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

         Equitable Limitations on Remedies. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the mortgaged property or the borrower's execution of secondary financing affecting the mortgaged property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the loans.

         Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to specified types of residential first loans originated by specified lenders after March 31, 1980. Similar federal statutes were in effect with respect to loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of a state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

         Security Interests in Personal Property and Fixtures. A portion of each mortgaged property may consist of property which is "personal property" or a "fixture" under local state law. This will most commonly occur when the proceeds of the related mortgage loan were applied to property improvements, although any mortgaged property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Those purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the personal property must generally be perfected by a timely fixture filing. In general, a security interest does not exist in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

         Enforcement of Security Interest in Personal Property. So long as the personal property has not become subject to the real estate law, a creditor can repossess the property securing a contract by voluntary surrender, by "self-help" repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. Most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. Most states also require that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Contracts

         As a result of the assignment of the contracts to the trustee, the trust fund will succeed collectively to all of the rights and will assume the obligations of the obligee under the contracts. Each contract evidences both the obligor's obligation to repay the loan, and the grant of a security interest in the manufactured home. Aspects of both features of the contracts are described more fully below.

         The contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. The Uniform Commercial Code treats the sale of chattel paper in a manner similar to perfection of a security interest in chattel paper. The seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the sponsor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

Security Interests in the Manufactured Homes

         The manufactured homes securing the contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection is governed by the Uniform Commercial Code. The servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the servicer fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, the trustee may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the Uniform Commercial Code or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the Uniform Commercial Code, and the notation of the security interest on the certificate of title or the filing of a financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the issuer. With respect to a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The servicer will represent that at the date of the initial issuance of the related securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the manufactured homes securing the contracts.

         The sponsor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the holders. Neither the sponsor nor the trustee will amend the certificates of title to identify the trustee or the trust fund as the new secured party, and neither the sponsor nor the servicer will deliver the securities of title to the trustee or note thereon the interest of the trustee. Accordingly, the servicer, or the seller, continues to be named as the secured party on the certificate of title relating to the manufactured homes. In many states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the sponsor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest in the manufactured home might not be effective or perfected or that, in the absence of notation or delivery to the trustee, the assignment of the security interest in the manufactured home might not be effective against creditors of the servicer (or the seller) or a trustee in bankruptcy of the servicer, or the seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the servicer, or the seller, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the holders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the holders could be released.

         In the event that the owner of a manufactured home moves it to a state other than the state in which that manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the servicer takes steps to effect the re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the trustee, or its custodian, must surrender possession of the certificate of title or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the servicing agreement, the servicer is obligated to take steps as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest. The seller will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, those liens could arise at any time during the term of a contract. No notice will be given to the trustee or holders in the event that a lien arises.

Enforcement of Security Interests in Manufactured Homes

         The servicer on behalf of the trustee, to the extent required by the related servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The Uniform Commercial Code and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of the repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before those proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.
         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing that debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

         The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.

         In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 generally preempts state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes, with some exemptions and conditions. Consequently, in some states the servicer may be prohibited from enforcing a "due-on-sale" clause in the contracts.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on specified kinds of manufactured housing. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The seller will represent that all of the contracts comply with applicable usury law.

Formaldehyde Litigation with Respect to Contracts

         A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. sponsor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         The holder of any contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related contract and may be unable to collect amounts still due under the contract. The successful assertion of that claim constitutes a breach of a representation or warranty of the person specified in the prospectus supplement, and the holders would suffer a loss only to the extent that (1) the person breached its obligation to repurchase the contract in the event an obligor is successful in asserting the claim, and (2) the person, the servicer or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the holders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from those manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Soldiers' and Sailors' Civil Relief Act of 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and (3) may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in a trust fund for a series is relieved under the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the sponsor nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series.

                    Material Federal Income Tax Consequences

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the securities. References in this section to "sections" and the "code" refer to the Internal Revenue Code of 1986, as amended.

         The following discussion addresses securities of five general types:

         o securities representing interests in a grantor trust which the sponsor will covenant not to elect to have treated as a REMIC or a FASIT;

         o securities representing interests in a trust, or a portion thereof, which the sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G;

         o securities that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

         o securities representing interests in a trust that is intended to be treated as a partnership under the code; and

         o securities representing interests in a trust, or portion thereof, which the Company will covenant to elect to have treated as a FASIT under sections 860H through 860L.

         The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or the "ownership interest" in the FASIT.

         The Taxpayer Relief Act of 1997 adds provisions to the code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

Grantor Trust Securities

         With respect to each series of grantor trust securities, Dewey Ballantine LLP or McKee Nelson LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the related grantor trust will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

         For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest security." A grantor trust security representing ownership of all or a portion of the difference between interest paid on the loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to the grantor trust will be referred to as a "grantor trust strip security."

Taxation of Beneficial Owners of Grantor Trust Securities

         Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities) and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286. Accordingly, that beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security. See "--Discount and Premium," below.

         Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of that security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (ii) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

Sales of Grantor Trust Securities

         Any gain or loss recognized on the sale of a grantor trust security (equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c). The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

         The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master servicer, the trustee will furnish to each beneficial owner during the year any customary factual information that the Master servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

         If provided in a prospectus supplement, an election will be made to treat a trust as a REMIC. With respect to each series of securities for which that election is made, Dewey Ballantine LLP or McKee Nelson LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the pooling and servicing agreement, the trust will be treated as a REMIC for federal income tax purposes. A trust for which a REMIC election is made will be referred to in this prospectus as a "REMIC trust." The securities of each class will be designated as "regular interests" in the REMIC trust except that a separate class will be designated as the "residual interest" in the REMIC trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute a REMIC regular security or a REMIC residual security. The opinion shall be attached on Form 8-K to be filed with the securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the securities and Exchange Commission as a post-effective amendment to the prospectus.

         A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the mortgage loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While material provisions of the REMIC regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

Special Tax Attributes

         REMIC regular securities and REMIC residual securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) and "real estate assets" within the meaning of section 856(c)(5)(A). If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3)) then the portion of the REMIC regular securities and REMIC residual securities that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular securities and REMIC residual securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) , subject to the same limitation as described in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust fund will include, in addition to the mortgage loans, payments on the mortgage loans held pending distribution on the REMIC regular securities and REMIC residual securities and any reinvestment income thereon. REMIC regular securities and REMIC residual securities held by a financial institution to which section 585, 586 or 593 applies will be treated as evidences of indebtedness for purposes of section 582(c)(1). REMIC regular securities will also be qualified mortgages with respect to other REMICs.

Taxation of Beneficial Owners of REMIC Regular Securities

         Except as indicated below in this federal income tax discussion, the REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the settlement date and not as ownership interests in the REMIC trust or its assets. Beneficial owners of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to those securities under an accrual method. For additional tax consequences relating to REMIC regular securities purchased at a discount or with premium, see "--Discount and Premium," below.

Taxation of Beneficial Owners of REMIC Residual Securities

         Daily Portions. Except as indicated below, a beneficial owner of a REMIC residual security for a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the beneficial owners of residual securities (on that day) in accordance with their percentage interests on that day. Any amount included in the gross income or allowed as a loss of any beneficial owner of a residual security by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each beneficial owner of a REMIC residual security report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual security may have received full payment of the stated interest and principal on its REMIC residual security.

         The trustee will provide to beneficial owners of REMIC residual securities of each series of securities (i) any information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the securities of the series that may be required under the code.

         Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) ) on the REMIC regular securities (but not the REMIC residual securities), even though REMIC regular securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC trust as it accrues under a constant yield method, taking into account the "prepayment assumption" (as defined in the prospectus supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular securities and REMIC residual securities in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular securities or REMIC residual securities has not been sold to the public, then the fair market value of all the REMIC regular securities or REMIC residual securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2). Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 will not be applied at the REMIC trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular securities and REMIC residual securities are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5)) will be treated as ordinary gain or loss.

         A beneficial owner of a REMIC residual security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular securities are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the REMIC regular securities exceeds the REMIC trust's deduction for unaccrued original issue discount relating to the REMIC regular securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, may increase over time as the earlier classes of REMIC regular securities are paid, whereas interest income with respect to any given mortgage loan expressed as a percentage of the outstanding principal amount of that mortgage loan, will remain constant over time.

         Basis Rules and Distributions. A beneficial owner of a REMIC residual security has an initial basis in its security equal to the amount paid for that REMIC residual security. That basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to the REMIC residual security. A distribution on a REMIC residual security to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner's basis in the REMIC residual security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC residual security, shall be treated as gain from the sale of the REMIC residual security.


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

         A beneficial owner of a REMIC residual security is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the beneficial owner's adjusted basis in its REMIC residual security as of the close of the calendar quarter (determined without regard to the net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual security are subject to special tax rules. With respect to a beneficial owner of a REMIC residual security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during a quarter that the REMIC residual security was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC residual securities was sold. The federal long-term rate is a blend of current yields on treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, beneficial owners of REMIC residual securities with excess inclusion income cannot offset that income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511), an excess inclusion of a beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC regulations indicate that if a beneficial owner of a REMIC residual security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain this rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no similar rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC residual securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to REMIC residual securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2), excluding any net capital gain) will be allocated among the shareholders of that trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and cooperatives that hold a REMIC residual security.


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

         Pass-Through of Servicing and Guaranty Fees to Individuals. A beneficial owner of a REMIC residual security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that those fees, along with some of the beneficial owner's other miscellaneous itemized deductions exceed 2% of the beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC residual security may not be able to deduct any portion of the fees in computing a beneficial owner's alternative minimum tax liability. A beneficial owner's share of the fees will generally be determined by (i) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and
(ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on that day.

Taxes on a REMIC Trust

         Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the settlement date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury Regulations.

         Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

         Except as provided below, if a REMIC regular residual security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the security. The adjusted basis of a REMIC regular security generally will equal the cost of that security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to the security and reduced by distributions on that security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to the security. See "--Discount and Premium." The adjusted basis of a REMIC residual security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c), any gain or loss will be capital gain or loss, provided the security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221.

         Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC regular security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on treasury securities) as of the date of purchase over (ii) the amount actually includible in the beneficial owner's income. In addition, gain recognized on a sale by a beneficial owner of a REMIC regular security who purchased the security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period a security was held by the beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a beneficial owner of a REMIC residual security sells its REMIC residual security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual security, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) ) comparable to a residual interest in a REMIC. That disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury Regulations, no such regulations have yet been published.

         Transfers of REMIC Residual Securities. Section 860E(e) imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC residual security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, cooperatives, and nominees) that owns a REMIC residual security if the pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether by purchase, by default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in the entity are not held by disqualified organizations and (ii) information necessary for the application of the REMIC tax will be made available. Restrictions on the transfer of a REMIC residual security and other provisions that are intended to meet this requirement are described in the pooling and servicing agreement, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual security. In addition, a pass-through entity (including a nominee) that holds a REMIC residual security may be subject to additional taxes if a disqualified organization is a record-holder of an interest in that entity. A transferor of a REMIC residual security (or an agent of a transferee of a REMIC residual security, as the case may be) will be relieved of that tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no tax will be imposed on a pass-through entity for a period with respect to an interest in that entity is owned by a disqualified organization if (i) the record-holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and
(ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false.


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

         The Taxpayer Relief Act of 1997 adds provisions to the code that will apply to an "electing large partnership." If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e). An exception to this tax, otherwise available to a pass-through entity that is furnished with affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

         Under the REMIC regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--grantor trust securities and REMIC regular securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC residual security is no less than the product of the present value of the "anticipated excess inclusions" with respect to that security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC residual security, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

         The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC residual security should consult with their own tax advisors for further information regarding the transfers.

         Reporting and Other Administrative Matters. For purposes of the administrative provisions , each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual securities will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during that year a statement setting forth the portions of any distributions that constitute interest distributions, original issue discount, and any other information required by Treasury Regulations and, with respect to beneficial owners of REMIC residual securities in a REMIC trust, information necessary to compute the daily portions of the taxable income (or net loss) of the REMIC trust for each day during the year. The trustee will also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual security or in a fiduciary capacity. Each beneficial owner of a REMIC residual security, by the acceptance of its REMIC residual security, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each beneficial owner of a REMIC residual security is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

Termination

         In general, no special tax consequences will apply to a beneficial owner of a REMIC regular security upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last mortgage loan remaining in the trust fund. If a beneficial owner of a REMIC residual security's adjusted basis in its REMIC residual security at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual security is entitled to a loss equal to the amount of that excess.

Debt Securities

         With respect to each series of debt securities, Dewey Ballantine LLP or McKee Nelson LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the securities will be classified as debt secured by the related loans. Consequently, the debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "--Discount and Premium," below.

Special Tax Attributes

         As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, debt securities will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in debt securities.

Sale or Exchange

         If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for financial institutions subject to section 582(c) , any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset (within the meaning of section 1221 ), will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Partnership Interests

         With respect to each series of partnership interests, Dewey Ballantine LLP or McKee Nelson LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the loans.

Special Tax Attributes

         As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, partnership interests will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in partnership interests.

Taxation of Beneficial Owners of Partnership Interests

         If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the code, Treasury Regulations and the partnership agreement (here, the trust agreement and related documents).

         The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying mortgage loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

         The trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. (See "Backup Withholding" and "Foreign Investors" below).

         Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the code.

         Under section 708 , the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.


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

Sale or Exchange of Partnership Interests

         Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner of a partnership interest's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income (includible in income) and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold (rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest).

         Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754.

Partnership Reporting Matters

         The Owner trustee is required to (i) keep complete and accurate books of the trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and (iii) report each beneficial owner of a partnership interest's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interests must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all the inconsistencies.

         Under section 6031 , any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. Required information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items note related to the income and losses of the trust.

FASIT Securities

         If provided in a prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a). With respect to each series of securities for which an election is made, Dewey Ballantine LLP or McKee Nelson LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the pooling and servicing agreement, the trust will be treated as a FASIT for federal income tax purposes. A trust for which a FASIT election is made will be referred to in this prospectus as a "FASIT trust." The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT regular security) or an ownership interest (a FASIT Ownership security). The opinion shall be attached on Form 8-K to be filed with the securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the securities and Exchange Commission as a post-effective amendment to the prospectus.

Special Tax Attributes

         FASIT securities held by a real estate investment trust will constitute "real estate assets" within the meaning of sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT regular securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT trust and the income thereon would be so treated. FASIT regular securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT trust or the income thereon qualify for the foregoing treatments, the FASIT regular securities will qualify for the corresponding status in their entirety. For purposes of section 856(c)(5)(A), payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular securities should qualify for that treatment. FASIT regular securities held by a regulated investment company will not constitute "government securities" within the meaning of section 851(b)(4)(A)(i). FASIT regular securities held by financial institutions will constitute an "evidence of indebtedness" within the meaning of section 582(c)(1).

Taxation of Beneficial Owners of FASIT Regular Securities

         A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by those beneficial owners. See discussion of "Discount and Premium" below.

         In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements of the code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "startup day," which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests" to be held only by fully taxable domestic corporations.

         Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the sponsor had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

         The various interests in a FASIT also must meet additional requirements. All of the interests in a FASIT must be either one or more classes of regular interests or a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (2) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,
(3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in section 1274(d). In order to meet the 30 year maturity requirement, the FASIT regular securities will be retired and replaced, to the extent then-outstanding, with new regular interests on the 30th anniversary of the date of issuance of the FASIT regular securities. A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (1), (2) (4) or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

         If an entity fails to comply with one or more of the ongoing requirements for status as a FASIT during any taxable year, the code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities, such as the trust fund, may be treated as a separate association taxable as a corporation, and the FASIT regular securities may be treated as equity interests in that association. The legislative history to the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury Regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust

         Income from "prohibited transactions" by a FASIT are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage,
(b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on these transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT residual security.

         Due to the complexity of these rules, the absence of Treasury Regulations and the current uncertainty as to the manner to their application to the trust and to holders of FASIT securities, it is particularly important that potential investors consult their own tax advisors regarding the tax treatment of their acquisition ownership and disposition of the FASIT regular securities.

Discount and Premium

         A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and some grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method;
(2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security (or upon a sale of a security); and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

         In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the settlement date to the first distribution date.

         Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the settlement date until the date on which each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

         Section 1272(a)(6) contains special original issue discount rules directly applicable to REMIC securities and debt securities. The Taxpayer Relief Act of 1997 extends application of section 1272(a)(6) to the grantor trust securities for tax years beginning after August 5, 1997. Under these rules, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on (x) the prepayment assumption, and (y) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

         Section 1272(a)(6)(B)(iii) requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury Regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

         Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of no longer than one year either (1) beginning on a distribution date or, in the case of the first accrual period, the settlement date, and ending on the day before the next distribution date or
(2) beginning on the next day following a distribution date and ending on the next distribution date.

         Under section 1272(a)(6), the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of (A) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (B) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to that security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

         A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to that security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

         A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent that the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. With respect to securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either
(1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a security will be considered to be zero if that discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to that distribution will be recognized.

Securities Purchased at a Premium

         A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased that "premium security" at a premium. The purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) , to treat the premium as an "amortizable bond premium." If a beneficial owner makes that election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a distribution date will be reduced by the portion of the premium allocable to each period based on the plan's yield to maturity. The premium amortization should be made using constant yield principles. If the election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If the election is not made, (1) the beneficial owner must include the full amount of each interest payment in income as it accrues, and
(2) the premium must be allocated to the principal distributions on the plan and, when each principal distribution is received, a loss equal to the premium allocated to that distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the plan.

         Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding some securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that a security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In that event, section 1272(a)(6) would govern the accrual of the original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2). Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of these securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

Special Election

         For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

         Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 at a rate of 31% if recipients of the distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Holders that are not exempt recipients must provide Form W-9 or the equivalent to avoid having such amounts withheld. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.


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

Foreign Investors

General

         U.S. withholding regulations require, in the case of securities held by a foreign partnership, that (x) certification of exemption from U.S. tax be provided by the partners rather than by the foreign partnership and (y) the partnership provide information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of U.S. withholding regulations.

Grantor Trust Securities and REMIC Regular Securities

         Distributions made on a grantor trust security, Debt security or a REMIC regular security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name and address of that beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives a statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C).

REMIC Residual Securities and FASIT Ownership Securities

         Amounts distributed to a beneficial owner of a REMIC residual security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual security or a FASIT ownership security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on grantor trust securities, debt securities and REMIC regular securities, as described above, but only to the extent that the obligations directly underlying the REMIC or FASIT trust that issued the REMIC residual security or FASIT ownership security, e.g., mortgage loans or regular interests in another REMIC or FASIT, were issued after July 18, 1984. In no case will any portion of REMIC or FASIT income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC residual securities--Excess Inclusions."

Partnership Interests

         Depending upon the particular terms of the trust agreement and servicing agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for those purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in those cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

FASIT Regular Securities

         "High-yield" FASIT regular securities may not be sold to or beneficially owned by non-U.S. Persons. Any such purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to the high-yield FASIT regular securities for federal income tax purposes. The pooling and servicing agreement will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                            State Tax Considerations

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA Considerations

         Section 406 of ERISA and section 4975 of the Internal Revenue Code prohibit a "plan," which is a pension, profit sharing or other employee benefit plan and individual retirement arrangements from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Internal Revenue Code also prohibit generally actions involving conflicts of interest by persons who are fiduciaries of those plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for those persons. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any plan which is qualified and exempt from taxation under section 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules of section 503 of the Internal Revenue Code.

         Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a plan, including an individual retirement arrangement, that purchased securities. Therefore, in the absence of an exemption, the purchase, sale or holding of a security by a plan, including individual retirement arrangements, subject to section 406 of ERISA or section 4975 of the Internal Revenue Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

Certificates

         Wachovia Corporation has received from the Department of Labor an underwriter individual prohibited transaction exemption (which has been amended by prohibited transaction exemptions 97-34 and 2000-58), which generally exempts from the application of the prohibited transaction provisions of section 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA and the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the underwriter exemption. The underwriter exemption will only be available for securities that are certificates.

         Among the conditions that must be satisfied in order for the underwriter exemption to apply to offered certificates are the following:

         o the acquisition of the certificates by a plan is on terms, including the price for the certificates, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

         o the assets held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below);

         o unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, the rights and interests evidenced by the certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         o the certificates acquired by the plan have received a rating at the time of the acquisition that is one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard & Poor's, Moody's Investors Service or Fitch, Inc.;

         o the trustee is not an affiliate of any other member of the restricted group, as defined below)

         o the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor in exchange for the assignment of the loans to the trust estate represents not more than the fair market value of the loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses;

         o the plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

         o in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

         The trust estate must also meet the following requirements:

         o the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

         o certificates in the other investment pools must have been rated in one of the three (or, in the case of designated transactions, four) highest rating categories of Standard & Poor's, Moody's Investors Service or Fitch, Inc. for at least one year prior to the plan's acquisition of certificates; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than plans for at least one year prior to the plan's acquisition of certificates.

         In the case where the certificates are backed by trust assets which are residential, home equity, manufactured housing or multi-family loans which are described and defined in the underwriter exemption as designated transactions, certificates issued by the trust in such transactions may be rated in one of the highest four generic rating categories by the specified rating agencies and/or may be subordinated. In addition, one subset of designated transactions, residential (one-to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such designated transactions are: (a) not subordinated to the rights and interests evidenced by securities of the same trust; (b) such certificates acquired by the plan have received a rating from the specified rating agencies at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or assets of the trust is secured by collateral whose fair market value on the closing date of the designated transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust and
(ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust) which are secured by the same collateral.

         Moreover, the underwriter exemption provides relief from self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; although, among other requirements, (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group; (2) the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (3) the plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (4) immediately after the acquisition, no more than twenty-five percent of the assets of the plan with respect to which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The underwriter exemption does not apply to plans sponsored by the "restricted group," which is the sponsor, the underwriters, the trustee, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, the insurer, the counterparty of any interest rate swap or any affiliate of the parties.

         The underwriter exemption permits interest-rate swaps and/or a yield supplement agreements to be assets of a trust provided that certain requirements are satisfied. The prospectus supplement for a series of securities will provide further information if the trust holds such a contract.

         In addition to the underwriter exemption, the Department of Labor has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

Notes

         The underwriter exemption will not be available for securities that are notes. Under the "plan assets regulation" issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An "equity interest" is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the Internal Revenue Code. If the notes are treated as indebtedness without substantial equity features, the trust's assets would not be deemed assets of a plan. However, in that case, the acquisition or holding of the notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction, if the acquisition and holding of notes by or on behalf of a plan was deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding transactions entered into by bank collective investment funds; PTCE 95-60, regarding transactions entered into by insurance company general accounts; and PTCE 96-23, regarding transactions effected by "in-house asset managers". Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

Consultation with Counsel

         The prospectus supplement for each series of securities will provide further information which plans should consider before purchasing the offered securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

         In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes.

                                Legal Investment

         The related prospectus supplement will describe whether or not the securities will constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              Available Information

         The sponsor has filed a registration statement with respect to the securities with the Securities and Exchange Commission. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the agreements, but do not contain all of the information in the registration statement. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the sponsor, that file electronically with the Securities and Exchange Commission.

         Each trust fund will be required to file reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. The sponsor may cause any trust fund to suspend filing the reports if and when the reports are no longer required under said act.

         No person has been authorized to give any information or to make any representation other than those contained in this prospectus and any prospectus supplement and you must not rely upon such information or representations. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby and thereby nor an offer of the securities to any person in any state or other jurisdiction in which that offer would be unlawful. You should not assume that information in this prospectus is correct as of any time subsequent to its date.

                     Incorporation of Documents by Reference

         All documents that we subsequently file with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus shall be incorporated by reference in this prospectus and be a part of this prospectus. Any statement contained in a document incorporated by reference shall be modified or superseded if a statement contained in this prospectus, the prospectus supplement or in any other document subsequently incorporated by reference modifies or replaces that statement.

         The sponsor will provide without charge, on request of each person to whom this prospectus is delivered, a copy of any of the documents that are incorporated by reference in this prospectus. Requests should be directed to the sponsor at One Wachovia Center, 301 S. College Street, Charlotte, North Carolina 28288, telephone no. (704) 590-6161.

                              Plan of Distribution

         The sponsor may offer each series of securities through Wachovia Securities, Inc. or one or more other firms that may be designated at the time of each offering of the securities. The prospectus supplement will describe the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the sponsor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series will be stated in the prospectus supplement. Wachovia Securities, Inc. is an affiliate of the sponsor.

         This prospectus and prospectus supplement also may be used by the sponsor, Wachovia Securities, Inc., an affiliate of the sponsor, and any other affiliate of the sponsor when required under the federal securities laws in connection with offers and sales of securities in furtherance of market-making activities in securities. Wachovia Securities, Inc. or any other such affiliate may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

                                  Legal Matters

         Dewey Ballantine LLP, New York, New York, or McKee Nelson LLP, New York, New York or any other counsel identified in the prospectus supplement, will pass upon legal matters for the sponsor.

                              Financial Information

         The sponsor has determined that its financial statements are not material to the offering made hereby.

         A new trust will be formed to own the primary assets and to issue each series of securities. Each new trust will have no assets or obligations prior to the issuance of the securities and will not engage in any activities other than those described in this prospectus. Accordingly, no financial statements with respect to the trusts will be included in this prospectus or any prospectus supplement.

         A prospectus supplement and the related Form 8-K may contain financial statements of any credit enhancer.

                           $198,690,000 (Approximate)



                     Residential Asset Funding Corporation
                                   Depositor



        C-BASS Mortgage Loan Asset-Backed Certificates, Series 2002-CB4


                         ------------------------------

                             Prospectus Supplement

                         ------------------------------



                             Dated August 16, 2002



                            Litton Loan Servicing LP
                                    Servicer




                              Wachovia Securities

Greenwich Capital Markets, Inc.                       Blaylock & Partners, L.P.



    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not offering the certificates offered hereby in any state where the offer is not permitted.

    We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

    Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days following the date of this prospectus supplement.